As filed with the Securities and Exchange Commission on May 4, 2022

Registration No. 333-262167

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

(Pre-Effective Amendment No. 2)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFINITE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	52-1490422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Infinite Group, Inc.

175 Sully’s Trail, Suite 202

Pittsford, New York 14534

(585) 385-0610

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James Villa

Chief Executive Officer

Infinite Group, Inc.

175 Sully’s Trail, Suite 202

Pittsford, New York 14534

(585) 385-0610

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Alexander R. McClean, Esq. C. Christopher Murillo, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 (585) 232-6500	Anthony W. Basch, Esq. J. Britton Williston, Esq. Kaufman & Canoles, P.C. 1021 East Cary Street, Suite 1400 Richmond, Virginia 23219 (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_______________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 4, 2022

Up to 2,000,000 Units,

Each Consisting of

One Share of Common Stock and

Two Redeemable Warrants to Purchase Shares of Common Stock

Up to 2,000,000 Pre-funded Units, Each Consisting of One Pre-funded Warrant to Purchase One Share of Common Stock and Two Redeemable Warrants to Purchase Shares of Common Stock

This prospectus relates to the firm commitment public offering of 2,000,000 units (the “common units”) of Infinite Group, Inc. (“Infinite Group,” the “Company,” “we,” “our,” or “us”), a Delaware corporation, based on an assumed initial offering price of $7.50 per common unit, the mid-point of the anticipated price range of the common units. Each common unit consists of one share of common stock, $0.001 par value per share, and two redeemable warrants to purchase one share of common stock. We anticipate that the initial public offering price will be between $6.50 and $8.50 per common unit. The offering price of common units at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, may be at a discount to the current market price of our shares of common stock.

We are also offering to those purchasers, if any, whose purchase of common units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded units (the “pre-funded units” and together with the common units, the “units”) in lieu of common units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each pre-funded unit will consist of a pre-funded warrant to purchase one share of common stock at an exercise price of $0.001 per share (each a “pre-funded warrant”) and two redeemable warrants. The purchase price of each pre-funded unit is equal to the price per common unit being sold to the public in this offering, minus $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. We are offering the pre-funded units at an assumed public offering price of $7.499 per pre-funded unit based on an assumed initial offering price of $7.50 per common unit, the mid-point of the anticipated price range.

The units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of our common stock or pre-funded warrants, as the case may be, and the redeemable warrants comprising our units can only be purchased together in this offering, but the securities included in the units are immediately separable and will be issued separately in this offering.

The redeemable warrants included within the common units and pre-funded units will be exercisable immediately, have an exercise price per share of common stock of $7.50 (equal to 100% of the public offering price of one common unit based on an assumed initial offering price of $7.50 per common unit, the mid-point of the anticipated price range), and will expire five years from the date of issuance or when redeemed.

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “IMCI.” We have applied to list our common stock on the Nasdaq Capital Market under the symbol “IMCI”. No assurance can be given that our application will be approved. On April 29, 2022, the last reported sale price of our common stock was approximately $0.28 per share, without giving effect to the proposed reverse stock split. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this offering. There is no established public trading market for the redeemable warrants or pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the redeemable warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system.

The final offering price of the units will be determined between the underwriter and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our units.

On December 15, 2021, our board of directors approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1, to be effective at the ratio and date to be determined by our board of directors. Our stockholders approved the reverse stock split range at our annual meeting on January 26, 2022. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 27-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering, representing the mid-point of the anticipated reverse stock split range of 24-to-1 to 30-to-1.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discounts and Commissions (1)	$	$
Proceeds to us before expenses (2)	$	$

1.

We have also agreed to issue warrants to purchase shares of our common stock to the underwriter and to reimburse the underwriter for certain expenses. Does not include a non-accountable expense allowance equal to 1% of the public offering price. See “Underwriting” for additional information regarding total underwriter compensation.

2.

The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the managing underwriter as described below and (ii) warrants being issued to the underwriter in this offering.

We have granted the underwriters a 45-day option to purchase up to 300,000 additional shares of common stock and/or pre-funded warrants, representing 15% of the shares and pre-funded warrants sold in the offering and/or up to 600,000 additional redeemable warrants, representing 15% of the redeemable warrants sold in the offering, solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock will be equal to the public offering price of one common unit, less the purchase price for the two redeemable warrants included within the common unit and the underwriting discount. The purchase price to be paid per pre-funded warrant will be equal to the public offering price of one pre-funded unit, less the purchase price for the two redeemable warrants included within the pre-funded unit and the underwriting discount. The purchase price to be paid per additional redeemable warrant will be $      .

The underwriter expects to deliver the securities against payment to the investors in this offering on or about  , 2022.

Sole Book-Running Manager

Aegis Capital Corporation

The date of this prospectus is    , 2022.

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from the information contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “continue,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” “is likely” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding this offering, the consummation of the Pratum Acquisition (as defined below) and the benefits of the Pratum Acquisition, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, including risks related to the following:

•	the risk that the Pratum Acquisition is not consummated, and if it is consummated that it disrupts current plans and operations;
•	the ability to recognize the anticipated benefits and synergies of the Pratum Acquisition, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;
•	costs related to the Pratum Acquisition and the subsequent integration of Pratum (as defined below);
•	our ability to finance the Pratum Acquisition as planned, including our ability to consummate this offering as planned;
•	our ability to continue as a going concern and our history of losses;
•	our ability to obtain additional financing;
•	the ongoing coronavirus (“COVID-19”) pandemic;
•	our lack of significant revenues;
•	our ability to prosecute, maintain or enforce our intellectual property rights;
•	disputes or other developments relating to proprietary rights and claims of infringement;
•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;
•	the implementation of our business model and strategic plans for our business and technology;
•	the successful development of our sales and marketing capabilities;
•	the potential markets for our products and our ability to serve those markets;
•	the rate and degree of market acceptance of our products and any future products;
•	our ability to retain key management personnel;
•	regulatory developments and our compliance with applicable laws; and
•	our liquidity.

The forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus are made only as of the date hereof or as indicated and represent our views as of the date of this prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

Notwithstanding the above, Section 27A of the Securities Act and Section 21E of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks. We believe we will not be considered an issuer of penny stock after this offering. However, if we are considered to be an issuer of penny stock, the safe harbor for forward looking statements under Section 27A of the Securities Act and Section 21E of the Exchange Act will not be available to us.

Industry and Market Data

This prospectus contains estimates made, and other statistical data published, by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys and studies conducted by third parties. This data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are inherently subject to a high degree of uncertainty and actual events or circumstances may differ materially from events and circumstances reflected in this information. We caution you not to give undue weight to such projections, assumptions and estimates. While we believe that these publications, studies and surveys are reliable, we have not independently verified the data contained in them. In addition, while we believe that the results and estimates from our internal research are reliable, such results and estimates have not been verified by any independent source.

iii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings. You should also carefully read our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Headquartered in Pittsford, New York, Infinite Group is a developer of cybersecurity software and related cybersecurity consulting, advisory, and managed information security services. We principally sell our software and services through indirect channels such as Managed Service Providers (“MSPs”), Managed Security Services Providers (“MSSPs”), agents and distributors and government contractors, whom we refer to collectively as our channel partners. We also sell directly to end customers.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the cybersecurity market at a time when competition and consolidation in these markets are on the rise. Our strategy to differentiate our cybersecurity software and services from our competitors is to combine customized software and professional services, and grow our business by designing, developing, and marketing cybersecurity software-as-a-service (“SaaS”) solutions that can be deployed in myriad environments. Software and services are initially developed in our wholly-owned subsidiary, IGI CyberLabs (“CyberLabs”), to fill technology gaps we identify, and then we bring these software and services to market through our existing channel partner and customer relationships. Our software and services are designed to simplify and manage the security needs of our customers and channel partners in a variety of environments. We focus on the small and medium-sized enterprises market. We support our channel partners by providing recurring-revenue business models for both services and through our cybersecurity SaaS solutions. Products may be sold as standalone solutions or integrated into existing environments to further automate the management of cybersecurity and related IT functions.

As part of these software and service offerings we:

•	Internally developed and brought to market Nodeware®, a patented SaaS solution that automates network asset identification, and cybersecurity vulnerability management and monitoring. Nodeware simply and affordably enhances security by proactively identifying, monitoring, and addressing potential cybersecurity vulnerabilities on networks, which creates enhanced security to safeguard against hackers and ransomware. Nodeware provides an economical solution for small and medium-sized enterprises as compared to more costly solutions focused on enterprise-sized customers, and is designed to accommodate the varying network needs of our end customers’ organizations and networks. Nodeware’s flexibility allows it to span from a single network to several subnetworks, as well as accommodating larger, more complex organizations with more advanced network needs. Nodeware is sold as a SaaS solution and continuously releases enhancements, updates, and upgrades to stay current with security needs and changes in the market. Nodeware is also designed to be integrated into other technology platforms. We primarily sell Nodeware through our channel partners, with a small percentage being sold directly to end customers. We intend to continue to develop our intellectual property to serve as the core to our proprietary software and services. In addition to our proprietary software and services we also act as a master distributor for other cybersecurity software, principally Webroot, a cloud-based endpoint security platform solution, where we market to and provide support for over 225 small channel partners across North America. For the twelve months ended December 31, 2021, our software revenue was approximately $1,011,000, with approximately 17% of that being related to Nodeware;
•	Provide cybersecurity consulting and advisory services to channel partners and direct customers across different markets, including banking, manufacturing, supply chain, and technology. As part of our consulting and advisory services, we are contracted to support existing information technology and executive teams at both the customer and channel partner level, and provide security leadership and guidance. We validate overall corporate and infrastructure cybersecurity with the goal of maintaining and securing the integrity of confidential client information, preserving the continuity of services, and minimizing potential data damage from threats and incidents. For the twelve months ended December 31, 2021, our cybersecurity consulting services revenue, excluding software sales, was approximately $1,769,000; and
•

Provide managed support services related to information security, principally as a subcontractor for Peraton, a large information technology provider and U.S. government contractor, by providing in-depth troubleshooting, backend analysis, and technical and security support, commonly referred to as Level 2 support, for mission critical technical infrastructure from the server level to the end user interface application in a critical government environment. For the twelve months ended December 31, 2021, our managed support services revenue was approximately $4,325,000.

1

Sales and Marketing Strategy

Approximately 89% of our business comes from our channel sales and approximately 11% from direct sales to end customers. Managed support services accounts for approximately 60% of total sales, cybersecurity software and services accounts for approximate 38% of total sales and other consulting services accounts for approximately 2% of total sales.

Virtually all managed information security support services revenue is derived from one customer, a major independent agency of the U.S. Government for which we manage one of the nation’s largest physical and virtual Microsoft Windows environments as a subcontractor through our channel partner, Peraton. We are working to expand our managed information security support services business with our channel partner Peraton, and to potentially grow the current federal enterprise customer and to expand to other Peraton customers.

We sell our cybersecurity software and services, including Nodeware, through our channel partners, which include direct channel partners, Telarus, TD SYNNEX, and Staples, and through our direct cybersecurity services teams. Our cybersecurity services include Chief Information Security Team as a Service (CISOTaaS ™), PenLogic™ penetration testing services, security assessments, incident response and others, and are provided through our channel partners and direct to end customers as a cybersecurity solution to the technical services they provide. Our channel partners utilize our expertise in cybersecurity to bring additional services to their end customers that are beyond their normal scope of offerings, and building our network of channel partners allows us the ability to efficiently gain access to a greater number of customers. We continue to drive development of our cybersecurity business through channel and direct marketing, social media programs, and fostering our extensive cybersecurity industry relationships. We are not reliant on any one customer for our cybersecurity software and services sales given that we work with a number of channel partners and direct customers. In addition to our cybersecurity software and services, we provide from time to time other information technology consulting services to existing clients.

Recent Developments

In accordance with our roll-up strategy, on January 31, 2022, we entered into an agreement to acquire the issued and outstanding equity securities of Pratum, Inc. (“Pratum”), an Iowa corporation and an information securities firm. Pratum provides cybersecurity consulting and advisory services, risk assessments, and managed extended detection and response (“XDR”) services, which we believe is a strategic fit for us. The aggregate purchase price under the Pratum agreement is $8,500,000, subject to customary purchase price adjustments for, among other things, indebtedness of Pratum as of the closing. $8,000,000 will be paid to Pratum’s shareholder at closing and $500,000 will be deposited at closing with an escrow agent to be held in escrow for a period of six months. We anticipate that the transaction will close promptly following the closing of this offering. Pratum will keep its name and operate as a wholly-owned subsidiary of ours.

During the year ended December 31, 2021, we had sales of approximately $7.2 million, an operating loss of approximately $1.4 million and a net loss of approximately $1.6 million, due primarily to increased investment in sales and marketing for Nodeware and related services, together with increased costs associated with our preparations to list on Nasdaq and with assessing potential acquisition targets. As a result of growing demand and accelerated growth in the cybersecurity market, we continue to grow our team of cybersecurity sales and technical consultants internally and leverage contractors when needed to fill short term gaps. We added 12 new employees, primarily in the areas of sales, marketing, and technical consulting for cybersecurity services in 2021. We had full year sales of approximately $7.2 million in 2020 and $7.1 million in 2019, generating operating income of approximately $1,000 and $329,000 and net income of approximately $676,000 and $48,000, respectively.

In June 2021, we created IGI CyberLabs, LLC, a wholly owned subsidiary, to support our Nodeware solution and continued software development. CyberLabs’s overarching mission is to drive sales of our Nodeware Cloud security solution, which we believe will drive monthly and annualized recurring revenue. CyberLabs will also drive product and platform enhancements in Nodeware and new cloud and SaaS cybersecurity related products that will be brought to market through our growing channel partner relationships.

On November 3, 2021, we entered into a financing arrangement (the “Bridge Loan”) with Mast Hill Fund, L.P. ( “Mast Hill”), a Delaware limited partnership. In exchange for a promissory note, the Mast Hill agreed to lend the Company $448,000, which bears interest at a rate of eight percent (8%) per annum, less $44,800 original issue discount. Under the terms of the Loan, amortization payments are due beginning March 3, 2022, and each month thereafter with the final payment due on November 3, 2022. As additional consideration for the financing, the Company issued Mast Hill a 5-year warrant to purchase 51,852 shares of Company common stock at a fixed price of $4.32 per share, subject to price adjustments for certain actions. On February 15, 2022, we entered into a second financing arrangement (, the “Second Bridge Loan”) with Mast Hill. In exchange for a promissory note, the Lender agreed to lend the Company $370,000, which bears interest at a rate of eight percent (8%) per annum, less $37,000 original issue discount. As additional consideration for the financing, the Company issued Mast Hill a 5-year warrant to purchase 34,260 shares of Company common stock at a fixed price of $4.32 per share, subject to price adjustments for certain actions. On April 12, 2022, we entered into a third financing arrangement (together with the Bridge Loan and Second Bridge Loan, the “Loans”) with Talos Victory Fund, LLC (“Talos” and together with Mast Hill, the “Lenders”) on substantially the same terms as our financing arrangements with Mast Hill. In exchange for a promissory note, the Talos agreed to lend the Company $296,000, which bears interest at a rate of eight percent (8%) per annum, less $29,600 original issue discount. As additional consideration for the financing, the Company issued Talos a 5-year warrant to purchase 27,408 shares of Company common stock at a fixed price of $4.32 per share, subject to price adjustments for certain actions. Under the terms of the Loans, amortization payments are due beginning four months from the issue date, and each month thereafter with the final payment due on the one year anniversary of the Loans. Additionally, in the event of a default under the Loans or if the Company elects to pre-pay the Loans, the Lenders have the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $2.70 per share. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” for more information regarding the Loans.

2

On December 15, 2021, our board of directors (the “Board”) approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1 of our outstanding shares of common stock and recommended that the stockholders of the Company authorize the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our Certificate of Incorporation, as amended, in connection with the reverse stock split. On January 26, 2022, the company’s stockholders voted to authorize the reverse stock split. As of the date of this report, the Board has not set a record date or a ratio for the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 60,000,000 shares. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 27-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering, representing the mid-point of the anticipated reverse stock split range of 24-to-1 to 30-to-1.

Business Strategy

We have a threefold business strategy composed of:

•	providing differentiated cybersecurity software and services to small to mid-sized enterprises who lack the internal resources to focus on cybersecurity related matters by combining customized software and professional services;
•	designing, developing, and marketing cybersecurity SaaS solutions, including our Nodeware solution; and
•	identifying other cybersecurity companies to acquire as part of a roll-up strategy.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the market at a time when competition and consolidation in these markets is on the rise. Our software and services are designed to simplify the security needs of our customers and channel partners, with a focus on the small to mid-sized enterprises, and we believe our ability to integrate our product and service offerings differentiates them from our competitors. In addition, we support our channel partners by providing recurring-revenue business models for both services and our cybersecurity SaaS solutions.

Cybersecurity is a constantly evolving field, so we devote significant efforts in developing proprietary software and services to meet our customer and channel partners’ evolving needs. These efforts have resulted in the development of our patented and patent-pending Nodeware solution. We expect to continue to make significant investments in developing other intellectual property to serve as the core to other proprietary software and services.

Historically, a significant portion of our revenues has been derived through our managed support services, however, we believe our cybersecurity SaaS solutions, including Nodeware, present an opportunity for significant growth. We believe that Nodeware’s ability to be deployed in an underserved market segment, across a wide variety of networks and the ability to integrate it into existing and new cybersecurity software and services, will allow us to significantly grow this segment of our business. Similarly, we believe Nodeware’s SaaS recurring revenue business model and its flexibility as a standalone or integrated solution makes it an attractive part of our channel partners’ portfolio of products. Accordingly, in 2021 we made significant investments in Nodeware sales and marketing to grow our team of cybersecurity sales and technical consultants. As a result, we believe we are seeing the pipeline growth expected from focused efforts, which we anticipate will convert to revenue growth in 2022 and beyond.

We believe the market for cybersecurity services for small and medium-sized enterprises is fragmented and does not currently meet the needs of this customer base. The market is fragmented and is beginning to consolidate, which is why we are seeking to strategically acquire other cybersecurity technology and services companies.

Intellectual Property

We believe that our intellectual property is an asset that will contribute to the growth and profitability of our business. We rely on a combination of patented, patent-pending and confidentiality procedures, trademarks and contractual provisions to establish and protect our intellectual property rights in the United States and abroad. We intend to rely on both registration and common law protection for our trademarks.

Our current patent and trademark portfolio consists of a patent for the Nodeware solution and process for scanning for vulnerabilities and a pending patent covering the methodologies associated with identifying and cataloging the assets on or across any physical or cloud network, together with a registered trademark for the “Nodeware” name and other trademarks and tradenames associated with our company and products. We intend to continue to work to enhance our intellectual property position on the Nodeware solution and in other appropriate cybersecurity technology we generate.

3

Research and Development

Our research and development efforts are focused on ensuring our software and services continually adapt to ever-evolving cybersecurity threats, developing new and improved functionality to meet our customers’ needs, and to enable robust and efficient integration with other industry solutions. Our research and development team is responsible for the design, development, testing and quality of our software, including Nodeware, and works to ensure that our software is available, reliable and stable. Costs incurred prior to reaching technological feasibility are expensed as incurred, subsequently they are capitalized until product launch.

Listing on the Nasdaq Capital Market

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “IMCI.” We have applied to list our common stock on the Nasdaq Capital Market under the symbol “IMCI”. No assurance can be given that our application will be approved. On April 29, 2022, the last reported sale price of our common stock was approximately $0.28 per share, without giving effect to the proposed reverse stock split. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this offering. There is no established public trading market for the redeemable warrants or pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the redeemable warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system.

Proposed Acquisition of Pratum

On January 31, 2022, we entered into a Stock Purchase Agreement to acquire the issued and outstanding equity securities of Pratum (“Pratum Acquisition”) for an aggregate purchase price of $8,500,000 (“Pratum Acquisition Consideration”), subject to customary purchase price adjustments. $8,000,000 will be paid at closing and $500,000 will be deposited at closing with an escrow agent to be held in escrow for a period of six months. The closing of the Pratum Acquisition is subject to customary conditions and contains customary pre-closing covenants, including the obligation of Pratum and the Seller Parties to cause the Pratum to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without our written consent. Pratum will keep its name and operate as a wholly-owned subsidiary of ours.

We expect the Pratum Acquisition to close promptly following the closing of this offering, subject to the satisfaction or waiver of certain conditions described in this prospectus under the heading “The Proposed Pratum Acquisition.” However, we cannot provide any assurance as to the actual timing of completion of the Pratum Acquisition, or whether the Pratum Acquisition will be completed at all. Furthermore, we currently intend to use a portion of the net proceeds from this offering to finance a portion of the Pratum Acquisition Consideration. If we are unable to raise sufficient net proceeds from this offering to provide funds for the Pratum Acquisition Consideration, we will need to obtain alternative sources of financing, which may not be available at terms acceptable to us, or at all, resulting in us being unable to consummate the Pratum Acquisition. This offering is not conditioned on the consummation of the Pratum Acquisition or any other transaction. For additional information, please see the heading “The Proposed Pratum Acquisition” and the “Risk Factors” section for certain risks relating to the Pratum Acquisition.

As part of our roll-up strategy, we believe that by acquiring companies that have not yet reached scale, like Pratum, we can stimulate our own growth, gain a competitive advantage, and increase our market share. For those reasons, we believe the Pratum Acquisition is a strategic fit for us. Pratum’s services and solutions complement and supplement ours, which we believe will allow us to better serve our customers and the cybersecurity market at large. We believe the Pratum Acquisition will also enable Pratum and us to leverage synergies, resulting in increased performance and cost efficiencies.

For more information on Pratum, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pratum” and the financial statements of Pratum and the related notes appearing elsewhere in this prospectus. In addition, please refer to the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” for unaudited statements on the combined company on a pro forma basis giving effect to this offering, the reverse stock split and the Pratum Acquisition.

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Summary of Principal Risks

An investment in shares of our units involves a high degree of risk. If any of the factors enumerated below or in the section entitled “Risk Factors” occurs, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected. In that case, the market price of our securities could decline, and you may lose some or all of your investment. Some of the more significant risks relating to this offering and an investment in our units include:

•	the risk that the Pratum Acquisition is not consummated, or if consummated that it disrupts current plans and operations;
•	the ability to recognize the anticipated benefits and synergies of the Pratum Acquisition, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;
•	costs related to the Pratum Acquisition and the subsequent integration of Pratum (as defined below);
•	our ability to finance the Pratum Acquisition as planned, including our ability to consummate this offering as planned;
•	our ability to continue as a going concern, which could cause our stockholders to lose some or all of their investment in us;
•	the ongoing COVID-19 pandemic and its impact on our business and our operations;
•	our history of fluctuating operating results;
•	our ability to raise additional capital in this offering or through additional offerings, which may not be available on favorable terms, if at all, and without which we may not be able to continue as a going concern;
•	our highly leveraged financial status and working capital deficit;
•	our accrued liability for a previously-offered retirement plan;
•	our past and possible future use of an accounts receivable credit facility;
•	our ability to successfully protect our intellectual property rights, and claims of infringement by others;
•	our ability to successfully commercialize our patented software;
•	the risk of losing a major customer that accounts for a large portion of our revenue;
•	our reliance on our channel partners to generate a substantial amount of our revenue;
•	our reliance on certain of our vendors to competently operate certain functions of our business;
•	our reliance on third-party vendors and third-party software;
•	the impact to our business if federal, state, or local governments decreased the amount of business they do with us or our prime contractors;
•	our ability to effectively compete in a highly competitive environment;
•	the ability of our software and services to gain market acceptance, obtain market share, and maintain market share;
•	the ability of our software and services to correctly detect and identify vulnerabilities;
•	the ability of our software and services to meet and comply with applicable regulations and industry standards;
•	the market for cloud solutions for information technology, security, and compliance may not evolve as we anticipate;
•	our compliance with software licenses;
•	our compliance with federal, state, and local tax regulations governing sales and use tax or other taxes;
•	our ability to effectively manage the size of our business;
•	our ability to effectively manage and integrate businesses or business assets we acquire;
•	our ability to manage growth effectively;
•	our ability to retain key management personnel;
•	the exposure of our directors or officers because of our lack of directors and officers liability insurance;
•	our ability to create value from our investments;
•	our ability to hire and retain qualified and experienced technical, sales, and marketing teams;
•	cybersecurity, privacy, and data handling threats and incidents;
•	the volatility of our stock price, even once listed on Nasdaq;
•	our expectation that we will not declare dividends to our stockholders for the foreseeable future;
•	the immediate and substantial dilution in net tangible book value;
•	the dilution of our shares as a result of the issuance of additional shares in connection with financing arrangements;
•	the impact of the reverse stock split on the liquidity of our shares;
•	the decline in the price of our stock due to offers or sales of substantial number of our shares;
•	the limited trading volume and price fluctuations of our shares;
•	the broad discretion of our management over the proceeds from this offering;
•	the speculative nature of the redeemable warrants offered in this offering;
•	the lack of established trading market for the redeemable warrants offered in this offering;
•	the redeemable warrants offered in this offering will only confer the right to acquire our shares at a fixed price, until such time as the redeemable warrants are exercised or redeemed;
•	the redeemable warrants offered in this offering could discourage an acquisition of us by a third party;
•	our ability to meet and comply with Nasdaq’s initial listing requirements;
•	our ability to meet and comply with Nasdaq’s initial listing requirements; and
•	our ability to maintain an effective system of disclosure controls.

Corporate Information

We were incorporated under the laws of the state of Delaware on October 14, 1986. Our principal corporate headquarters are located at 175 Sully’s Trail, Suite 202, Pittsford, New York 14534 and our phone number is (585) 385-0610. Our website address is www.igicybersecurity.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

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THE OFFERING

Issuer:	Infinite Group, Inc.

Common units offered:

2,000,000 common units, each common unit consisting of one share of our common stock and two redeemable warrants to purchase one share of our common stock at a public offering price of $7.50 per common unit. Each redeemable warrant will have an exercise price of $7.50 per share (equal to 100% of the public offering price of one common unit based on an assumed initial offering price of $7.50 per common unit, the mid-point of the anticipated price range), is exercisable immediately and will expire five (5) years from the date of issuance or when redeemed. The common units will not be certificated or issued in stand-alone form. The shares of our common stock and the redeemable warrants comprising the common units are immediately separable upon issuance and will be issued separately in this Offering.

Pre-funded units offered:

We are also offering to those purchasers, if any, whose purchase of common units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded units in lieu of common units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each pre-funded unit will consist of a pre-funded warrant and two redeemable warrants. The purchase price of each pre-funded unit is equal to the price per common unit being sold to the public in this offering, minus $0.001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. We are offering the pre-funded units at an assumed public offering price of $7.499 per pre-funded unit based on an assumed initial offering price of $7.50 per common unit, the mid-point of the anticipated price range. We are offering a maximum of 2,000,000 pre-funded units. For each pre-funded unit we sell, the number of common units we are offering will be decreased on a one-for-one basis. Because we will issue two redeemable warrants as part of each common unit or pre-funded unit, the number of redeemable warrants sold in this offering will not change as a result of a change in the mix of the common units and pre-funded units sold. This prospectus also relates to the offering of the common shares issuable upon exercise of the pre-funded warrants.

Shares of common stock outstanding prior to the offering (1):	1,243,005 shares.

Shares of common stock outstanding after the offering (1)(2):	3,243,005 shares (assuming the exercise of any pre-funded warrants and none of the redeemable warrants issued in this offering are exercised).

Over-allotment option:

We have granted the underwriters a 45-day option to purchase up to 300,000 additional shares of common stock and/or pre-funded warrants, representing 15% of the shares and pre-funded warrants sold in the offering and/or up to 600,000 additional redeemable warrants, representing 15% of the redeemable warrants sold in the offering, solely to cover over-allotments, if any. The purchase price to be paid per additional share of common stock will be equal to the public offering price of one common unit, less the purchase price for the two redeemable warrants included within the common unit and the underwriting discount. The purchase price to be paid per pre-funded warrant will be equal to the public offering price of one pre-funded unit, less the purchase price for the two redeemable warrants included within the pre-funded unit and the underwriting discount. The purchase price to be paid per additional redeemable warrant will be $ .

Use of proceeds:

We estimate that the net proceeds to us from this offering will be approximately $13,370,000 after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We plan on using the proceeds from this offering for our acquisition of Pratum, marketing and sales, development costs, repayment of debt and working capital, among other things. If the Pratum Acquisition is not consummated, we intend to use the proceeds from this offering for general corporate purposes. Our management will retain broad discretion over the allocation of the net proceeds from this offering. For a more complete description of our intended use of the net proceeds from this offering, see “Use of Proceeds” and “The Proposed Pratum Acquisition.”

Description of the redeemable warrants:

The redeemable warrants included within the common units and pre-funded units will be exercisable immediately and have an exercise price per share of common stock of $7.50 (equal to 100% of the public offering price of one common unit based on an assumed initial offering price of $7.50 per common unit, the mid-point of the anticipated price range). Each redeemable warrant is exercisable for one share of common stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock as described herein. A holder may not exercise any portion of a redeemable warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each redeemable warrant will be exercisable immediately upon issuance and will expire on , 2027 (five years after the initial issuance date) or when redeemed. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the redeemable warrants. For more information regarding the redeemable warrants, you should carefully read the section titled “Description of the Securities-Redeemable Warrants” in this prospectus.

Description of pre-funded warrants:

The terms of the pre-funded warrants are substantially similar to the redeemable warrants, except that the prefunded warrants have an exercise price of $0.001, are not redeemable, and do not expire. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants. For more information regarding the pre-funded warrants, you should carefully read the section titled “Description of the Securities-Pre-funded Warrants” in this prospectus.

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Redemption of redeemable warrants:

We may redeem the outstanding redeemable warrants:

•     in whole and not in part;

•     at a price of $0.001 per warrant;

•     upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•    if, and only if, the last sale price of our common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for a 30-trading day.

Underwriter’s Warrants:

The registration statement of which this prospectus is a part also registers for sale shares underlying warrants (the “Underwriter’s Warrants”) to purchase 800,000 shares of our common stock to Aegis Capital Corp. (the “underwriter”), as the sole underwriter, as a portion of the underwriting compensation payable to the underwriter in connection with this offering. The Underwriter’s Warrants will be exercisable beginning on a date which is six months from the commencement of sales under the registration statement of which this prospectus is a part at an exercise price of $9.375 (125% of the public offering price of the common units) and will expire five years from the date of such commencement of sales. Please see “Underwriting - Underwriter’s Warrants” for a description of these warrants.

Trading symbol:

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “IMCI.” We have applied to list our common stock on the Nasdaq Capital Market under the symbol “IMCI”. No assurance can be given that our application will be approved. On April 29, 2022, the last reported sale price of our common stock was approximately $0.28 per share, without giving effect to the proposed reverse stock split. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this offering. There is no established public trading market for the redeemable warrants or pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the redeemable warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system.

Reverse stock split:

On December 15, 2021, our board of directors approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1, to be effective at the ratio and date to be determined by our board of directors. Our stockholders approved the reverse stock split range at our annual meeting on January 26, 2022. We intend to effectuate the reverse split of our common stock in a ratio to be determined by the Board prior to consummation of this offering. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 27-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering, representing the mid-point of the anticipated reverse stock split range of 24-to-1 to 30-to-1.

Lock-up Agreements:

We and our directors, officers, and certain principal stockholders (holders of 10% or more of our outstanding shares) have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. See “Underwriting-Lock-Up Agreements.”

Risk factors:

Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference into this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)	Unless we indicate otherwise, the number of shares of our common stock outstanding is based on 1,243,005 shares of common stock outstanding on April 29, 2022, but does not include, as of that date:

	•	396,852 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $2.108 per share;
	•	75,691 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.482 per share
	•	172,649 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans; and
	•	384,072 shares of our common stock issuable upon conversion of convertible notes.

Except as otherwise indicated, all information in this prospectus assumes:

	•	no exercise of the outstanding options described above;
	•	full exercise of any pre-funded warrants included in the pre-funded units;
	•	no exercise of the redeemable warrants included in the units;
	•	no exercise of the underwriter’s over-allotment option; and
•

a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 27-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below and all information contained in this prospectus, before you decide whether to purchase our securities. If any of the following risks or uncertainties actually occurs, our business, financial condition, results of operations and prospects would likely suffer, possibly materially. In addition, the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to our Business and Financial Condition

In the past, we have identified conditions and events that raise substantial doubt about our ability to continue as a going concern and it is possible that conditions and events in the future may negatively impact our ability to continue as a going concern.

As of December 31, 2021, we had a working capital deficit of approximately $3.1 million. We reported a net loss of approximately $1,569,000 for the twelve months ended December 31, 2021. We reported a stockholders’ deficiency of $4,097,889 as of December 31, 2021. We had net income of approximately $676,000 in 2020. At December 31, 2020, we had a stockholders’ deficiency of $3,105,770. These factors initially raise substantial doubt about our ability to continue as a going concern but this doubt has been alleviated.

During the fourth quarter of 2021, we engaged in multiple short term funding arrangements. We entered into three demand notes of $12,000 each with three related parties. On October 28, 2021, we entered into a promissory note of $150,000 with our Vice President of Business Development. Additionally, on November 3, 2021, we entered into a loan agreement with an unrelated third party, resulting in net proceeds to the Company of $403,200. We are exploring additional sources of financing, including debt and equity, and anticipate significant growth of business. These plans, in management’s opinion, will allow us to meet our obligations for at least the twelve-month period from the date the financial statements are available to be issued and alleviate the substantial doubt. However, we have based this estimate on assumptions that may prove to be wrong, and we could exhaust our available capital resources sooner than we expect. In the future, if we are unable to obtain sufficient funding to support our operations, we could be forced to delay, reduce or eliminate all our research and development programs, product portfolio expansion or commercialization efforts, and our financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. In the future, reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

Our results of operations may be negatively impacted by the COVID-19 pandemic.

The COVID-19 pandemic has resulted, and is likely to continue to result, in significant economic disruption. It has already disrupted global travel and supply chains and adversely impacted global commercial activity. Considerable uncertainty still surrounds COVID-19 and its potential long-term economic effects, as well as the effectiveness of any responses taken by government authorities and businesses. The travel restrictions, limits on hours of operations and/or closures of non-essential businesses, and other efforts to curb the spread of COVID-19 has continued to disrupt business activity globally. New strains and variants of the coronavirus continue to spread around the world. The ongoing rollout of vaccines around the globe is encouraging, but their long-term impact on the political environment, business environment, and the Company is still uncertain.

During 2021, our managed support services, cybersecurity projects and software license revenues were minimally impacted by the impact of the COVID-19 pandemic on our customers’ operational priorities. We are also continuing to adapt our operations to meet the challenges of this uncertain and rapidly evolving situation, including remote working arrangements for our employees, limiting non-essential business travel, and utilizing virtual sales and marketing events. Our sales and marketing expenses increased slightly during 2021, and we expect these expenses to grow slowly but we expect these expenses will be lower compared to prior year periods pre-COVID-19 pandemic on travel and in-person marketing events. We will continue to actively monitor the nature and extent of the impact to our business, operating results, and financial condition.

If we are unable to raise sufficient capital, we will be unable to fully fund our operations and to otherwise execute our business plan.

Until such time, if ever, that we can generate substantial revenues, we expect to finance our cash needs primarily through equity offerings and debt financings. Our ability to raise capital, whether through equity or through debt, is based, in part, on market events and conditions out of our control. We do not have any future committed source of external funds.

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If we are unable to raise additional capital when needed, we may be required to delay, limit, reduce, or terminate our future product and service development or commercialization efforts.

Our efforts to commercialize our Nodeware solution may not be successful.

We have one patent granted and one patent pending relating to our Nodeware solution. The efforts we have taken to protect our intellectual property may not be sufficient or effective. Additionally, there is no guarantee that our Nodeware solution will perform as expected or as needed.

In order to protect our interest in Nodeware, we sell licenses permitting customers’ access. Licenses are protected through our EULA (end user licensing agreement), reseller/partner contracts, and through the cloud platform it resides in, enabling us to manage subscriptions, use and distribution of the platform. We face a risk of reputational harm and potential intellectual property theft if a licensee mistakenly or intentionally misuses our products. Licensing may also add an expense to our overall cost structure that is not supported by the market for like products.

If we do not successfully develop enhancements or new software, or scale our platform effectively, our operating results and our business may be harmed.

The cybersecurity market is characterized by rapid technological advances, customer price sensitivity, short product and service life cycles, intense competition, changes in customer requirements, frequent new product introductions and enhancements and evolving industry standards and regulatory mandates. Any of these factors could create downward pressure on pricing and gross margins, and could adversely affect our renewal rates, as well as our ability to attract new customers. Our future success will depend on our ability to enhance existing software, introduce new software on a timely and cost-effective basis, meet changing customer needs, integrate, and extend our core technology into new applications, and anticipate and respond to emerging cybersecurity threats. We must also continually change and improve our software and services in response to changes in operating systems, application software, computer and communications hardware, networking software, data center architectures, programming tools and computer language technology. In addition, our future growth depends upon our ability to continue to meet the expanding needs of our customers and to scale our software and services to meet these expanding needs and expanding customer base. As a result, we must continue to dedicate significant financial and other resources to our research and development efforts.

We may not be able to anticipate future market needs and opportunities, develop enhancements or new software to meet such needs or opportunities, or scale our platforms to maintain the performance of our software and services, in a timely manner or at all. To the extent that we do not successfully develop enhancements or new software, or scale our platform effectively, our operating results and our business may be harmed.

If we are unable to protect our intellectual property rights, our business could be harmed, or we could be required to incur significant expenses to enforce our rights.

We believe that our intellectual property is an asset that may contribute to the growth and profitability of our business. We rely on a combination of patented, patent-pending and confidentiality procedures, trademarks, and contractual provisions to establish and protect our intellectual property rights in the United States and abroad. We intend to rely on both registration and common law protection for our trademarks. Despite our efforts, the steps we have taken to protect our intellectual property rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, and our ability to police such misappropriation or infringement is uncertain. Enforcing our intellectual property rights, if necessary, is difficult, time-consuming, resource-intensive, expensive, and uncertain. Litigation may become necessary and, if so, it may come at a substantial cost and cause diversion of management’s resources, which could harm our business.

We may need to defend against intellectual property infringement claims or misappropriation claims, which may be time-consuming, resource-intensive, and expensive.

Although we have not in the past been subject to claims that any of our products or services infringe intellectual property rights of a third-party, we could be subject to such claims in the future. It is possible that litigation could result. We do not know whether we will prevail in such proceedings given the highly complex, technical issues and inherent uncertainties in intellectual property litigation. Enforcing our intellectual property rights, if necessary, is difficult, time-consuming, resource-intensive, expensive, and uncertain.

If a challenge to our intellectual property rights results in an adverse outcome, then we could be required to stop the use of our products, services, or technology, pay damages for infringement, and expend resources developing products, services, or technology that are non-infringing.

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We experience fluctuations in quarterly and annual operating results.

Our quarterly and annual operating results have fluctuated in the past and likely will fluctuate in the future. The demand for our products is driven largely by the demand for cybersecurity solutions. Accordingly, the cybersecurity industry is affected by market conditions that are often outside our control. Our results of operations may fluctuate significantly from period to period due to a number of factors, including general economic, industry and market conditions, the introduction or adoption of new technologies that compete with our software and services, the length and expense of our sales cycle for our software and services, the loss of a key customer and publicity regarding security breaches generally and the level of perceived threats to IT security. As a result of these factors and other risks discussed in this section, or the cumulative effect of some of these factors, may result in fluctuations in our operating results.

In addition, we recognize revenues from subscriptions over the term of the relevant service period, which is typically one year. As a result, most of our reported revenues in each quarter are derived from the recognition of deferred revenues relating to subscriptions entered into during previous quarters. Consequently, a shortfall in demand for our solutions in any period may not significantly reduce our revenues for that period, but could negatively affect revenues in future periods. Accordingly, the effect of significant downturns in bookings may not be fully reflected in our results of operations until future periods.

This variability and unpredictability could result in our failure to meet expectations with respect to operating results, or those of securities analysts or investors, for a particular period. If we fail to meet or exceed expectations for our operating results for these or any other reasons, the trading price of our common stock could fall and we could face costly lawsuits, including securities class action suits.

We do not maintain directors and officers liability insurance, which may subject us to significant exposure if one of our directors or officers is sued.

As of the date of this Registration Statement, we do not maintain directors and officers liability insurance. In addition to protecting the individual director or officer against personal losses, it can also cover the legal fees and costs an organization may incur as a result of the lawsuit.

If a legal action is commenced against one of our directors or officers, including, but not limited to, an action alleging a violation of securities law, we may incur the legal fees and costs associated with defending against the action, which may harm our business. In addition, a potential action could be time-consuming, resource-intensive, expensive, and uncertain.

We currently accrue a liability for a discontinued Simple IRA plan.

Through December 31, 2012, we offered a Simple (Savings Incentive Match Plan for Employees) IRA plan as a retirement plan for eligible employees and offered a voluntary match. We did not make all required voluntary matches prior to terminating the Simple IRA plan and we have accrued liability for the voluntary match portion of the Simple IRA plan, including interest, which was $275,422 as of December 31, 2021. There can be no assurance that the accrued liability amount will be sufficient to satisfy the Company’s potential liability.

We have used and may use our existing credit facility to finance our growth.

We have an accounts receivable credit facility with a financial institution, which enables us to sell accounts receivable to the financial institution with full recourse against us. The fee charged is prime plus 3.6% (effective rate of 6.85% at December 31, 2021) against the average daily outstanding balance of funds advanced. We also granted the financial institution a first priority interest in accounts receivable and a blanket lien. The fee charged is based, in part, on market events and conditions out of our control. The terms of the credit facility are subject to change.

During the years ended December 31, 2021 and 2020, we sold approximately $3,630,000 and $1,750,000, respectively, of our accounts receivable to the financial institution.

Because of the high relative cost, use of the credit facility, in the aggregate, may harm our business.

We rely on one customer for a large portion of our revenues.

We depend on one customer for a large portion of our revenue. Through the 12 months ending December 31, 2021, sales to this customer, including sales under subcontracts, accounted for 59.5% of total sales and 15.3% of accounts receivable. During 2020, sales to this customer, including sales under subcontracts, accounted for 61.2% of total sales and 38.8% of accounts receivable. The loss of this customer could have a significant impact on our revenues and harm our business and results of operations.

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We rely on our channel partners to generate a substantial amount of our revenues, and if we fail to expand and manage our distribution channels, our revenues could decline and our growth prospects could suffer.

Our success significantly depends upon establishing and maintaining relationships with a variety of channel partners and we anticipate that we will continue to depend on these partners in order to grow our business.

For the twelve months ended December 31, 2021, approximately 93% of our business comes from our channel sales and approximately 7% from direct sales to end customers, and the percentage of revenues derived from channel partners may increase in future periods. Our agreements with our channel partners are generally non-exclusive and do not prohibit them from working with our competitors or offering competing solutions, and many of our channel partners have more established relationships with our competitors. If our channel partners choose to place greater emphasis on products of their own or those offered by our competitors, do not effectively market and sell our software and services, or fail to meet the needs of our customers, then our ability to grow our business and sell our software and services may be adversely affected. In addition, the loss of one or more of our larger channel partners, who may cease marketing our software and services with limited or no notice, and our possible inability to replace them, could adversely affect our sales. Moreover, our ability to expand our distribution channels depends in part on our ability to educate our channel partners about our software and services, which can be complex. Our failure to recruit additional channel partners, or any reduction or delay in their sales of our software and services or conflicts between channel sales and our direct sales and marketing activities may harm our results of operations. Even if we are successful, these relationships may not result in greater customer usage of our software and services or increased revenues.

In addition, the financial health of our channel partners and our continuing relationships with them are important to our success. Some of these channel partners may be unable to withstand adverse changes in economic conditions, which could result in insolvency and/or the inability of such distributors to obtain credit to finance purchases of our software and services. In addition, weakness in the end-user market could negatively affect the cash flows of our channel partners who could, in turn, delay paying their obligations to us, which would increase our credit risk exposure. Our business could be harmed if the financial condition of some of these channel partners substantially weakened and we were unable to timely secure replacement channel partners.

We are highly leveraged, which increases our operating deficit and makes it difficult for us to grow.

At December 31, 2021, we had current liabilities of approximately $4.1 million and long-term liabilities of $1.5 million and stockholders’ deficiency of $4,097,889. At December 31, 2021, we had a working capital deficit of approximately $3.1 million and a current ratio of 0.25. At December 31, 2020, we had current liabilities of approximately $3.1 million and long-term liabilities of $1.6 million and stockholders’ deficiency of $3,105,770. At December 31, 2020, we had a working capital deficit of approximately $2.1 million and a current ratio of .35.

Working capital shortages may impair our business operations and growth strategy, and accordingly, our business, operations.

Potential acquisitions and expansions into new markets may result in significant transaction expense and expose us to risks associated with entering new markets and integrating new or acquired operations.

We may encounter risks associated with entering new markets in which we have limited or no experience. New operations require significant capital expenditures and may initially have a negative impact on our short-term cash flow, net income and results of operations and may not become profitable when projected or ever. In addition, our industry is highly fragmented and we expect to consider acquisition opportunities from time to time when we believe they would enhance our business and financial performance.

Acquisitions, such as the Pratum Acquisition, may impose significant strains on our management, operating systems and financial resources, and could experience unanticipated integration issues. The pursuit and integration of acquisitions, such as the Pratum Acquisition, may require substantial attention from our senior management, which will limit the amount of time they have available to devote to our existing operations. Our ability to realize the expected benefits from any future acquisitions, such as the Pratum Acquisition, depends in large part on our ability to integrate and consolidate the new operations with our existing operations in a timely and effective manner. Future acquisitions, such as the Pratum Acquisition, also could result in the incurrence of substantial amounts of indebtedness and contingent liabilities (including environmental, employee benefits and safety and health liabilities), accumulation of goodwill that may become impaired, an increase in amortization expenses related to intangible assets, and potential penalties or other break fees if such negotiated acquisitions are not consummated. Any significant diversion of management’s attention from our existing operations, the loss of key employees or customers of any acquired business, any major difficulties encountered in the integration of acquired operations or any associated increases in indebtedness, liabilities or expenses could have a material adverse effect on our business, financial condition or results of operations.

We may not realize the anticipated synergies and cost savings from acquisitions.

We may grow our business by acquiring or investing in other companies and businesses and assets that we feel have synergy and will complement our business plan. As such, we periodically evaluate potential business combinations and investments in other companies and assets. We expect to realize significant synergies from the Pratum Acquisition. However, the integration of future acquisitions may not result in the realization of the full benefits of the revenue and cost synergies that we expected at the time or currently expect within the anticipated time frame or at all. Moreover, we may incur substantial expenses or unforeseen liabilities in connection with the integration of acquired businesses, including in connection with the Pratum Acquisition. While we anticipate that certain expenses will be incurred, such expenses are difficult to estimate accurately and may exceed our estimates. Accordingly, the expected benefits may be offset by costs or delays incurred in integrating the businesses. Failure of acquisitions to meet our expectations and be integrated successfully could have a material adverse effect on our financial condition and results of operations.

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Our investments in cybersecurity and other business initiatives may not be successful.

We have invested in and continue to invest in cybersecurity capabilities to add new software and services to address the needs of our clients, including our newly introduced product, Nodeware. Our investments may not be successful or increase our revenues. If we are not successful in creating value from our investments by increasing sales, our financial condition and prospects could be harmed.

If we fail to adequately manage the size of our business, it could have a severe negative impact on our financial results or stock price.

Our management believes that to be successful we must appropriately manage the size of our business. This may mean reducing costs and overhead in certain economic periods, and selectively growing in periods of economic expansion. In addition, we will be required to implement operational, financial and management information procedures and controls that are efficient and appropriate for the size and scope of our operations. The management skills and systems currently in place may not be adequate and we may not be able to manage any significant reductions or growth effectively.

We may have difficulties in managing our growth.

Our future growth depends, in part, on our ability to expand, train and manage our employee base and provide support to an expanded client base. We must also enhance and implement new operating and software systems to accommodate our growth and expansion of IT product and service offerings. If we cannot manage growth effectively, it could have a material adverse effect on our results of operations, business and financial condition. In addition, acquisitions, investments and expansion involve substantial infrastructure costs and working capital. We cannot provide assurance that we will be able to integrate acquisitions, if any, and expansions efficiently. Similarly, we cannot provide assurance that any investments or expansion will enhance our profitability. If we do not achieve sufficient sales growth to offset the increased expenses associated with our expansion, our results will be adversely affected.

We depend on the continued services of our key personnel.

Our future success depends, in part, on the continuing efforts of our senior executive officers. The loss of any of these key employees may materially adversely affect our business. We do not maintain key-person insurance for any member of our senior management team. From time to time, there may be changes in our senior management team resulting from the termination or departure of executives. Our senior management and key employees are generally employed on an at-will basis, which means that they could terminate their employment with us at any time. The loss of the services of our senior management or other key employees for any reason could significantly delay or prevent the achievement of our development and strategic objectives and harm our business, financial condition and results of operations.

Our future success depends on our ability to continue to retain and attract qualified employees.

We believe that our future success depends upon our ability to continue to train, retain, effectively manage and attract highly skilled technical, managerial, sales and marketing personnel. This includes skills for our new initiatives in cybersecurity. Employee turnover is generally high in the IT services industry. If our efforts in these areas are not successful, our costs may increase, our sales efforts may be hindered, and the quality of our client service may suffer. Although we invest significant resources in recruiting and retaining employees, there is often significant competition for certain personnel in the IT services industry. From time to time, we experience difficulties in locating enough highly qualified candidates in desired geographic locations, or with required specific expertise.

We believe that our growth will depend, to a significant extent, on our success in recruiting and retaining a sufficient number of qualified sales personnel and their ability to obtain new customers, manage our existing customer base and expand the sales of our software and services. We plan to continue to expand our sales force and make a significant investment in our sales and marketing activities. Our recent hires and planned hires may not become as productive as quickly as we would like, and we may be unable to hire or retain sufficient numbers of qualified individuals in the future in the competitive markets where we do business. Competition for highly skilled personnel is frequently intense and we may not be able to compete for these employees. If we are unable to recruit and retain a sufficient number of productive sales personnel, sales of our software and services and the growth of our business may be harmed. Additionally, if our efforts do not result in increased revenues, our operating results could be negatively impacted due to the upfront operating expenses associated with expanding our sales force.

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If we are required to collect higher sales and use or other taxes on the software and services we sell, we may be subject to liability for past sales and our future sales may decrease.

Taxing jurisdictions, including state and local entities, have differing rules and regulations governing sales and use or other taxes, and these rules and regulations are subject to varying interpretations that may change over time. In particular, the applicability of sales taxes to our SaaS solutions in various jurisdictions is unclear. It is possible that we could face sales tax audits and that our liability for these taxes could exceed our estimates as tax authorities could still assert that we are obligated to collect additional amounts as taxes from our customers and remit those taxes to those authorities. We could also be subject to audits with respect to state and international jurisdictions for which we may not accrued tax liabilities. A successful assertion that we should be collecting additional sales or other taxes on our services in jurisdictions where we have not historically done so and do not accrue for sales taxes could result in substantial tax liabilities for past sales, discourage customers from purchasing our software and services or otherwise harm our business and operating results.

Risks Related to our Industry

As a provider of cybersecurity software and services, we are subject to a heightened threat of cyberattacks intended to disrupt our internal operations or IT services provided to customers, and any such disruption could reduce our revenue, increase our expenses, damage our reputation.

We sell cybersecurity software and services, including third-party software as well as our internally developed software, Nodeware. As a result, we have been and will be a target of cyber-attacks designed to impede the performance of our products, penetrate our network security or the security of our cloud platform or our internal systems, or that of our customers, misappropriate proprietary information and/or cause interruptions to our services. Due to the significant military action against Ukraine launched by Russia, the risk of such cyber-attacks has increased.

For example, because Nodeware is a network vulnerability management solution, a successful cyber-attack on us may be perceived as a victory for the cyber attacker, thereby increasing the likelihood that we may be a target of more cyber-attacks, even absent financial motives. Further, if our systems are breached as a result of third-party action, employee error or misconduct, attackers could learn critical information about how our primary product operates to help protect our customers’ IT infrastructures from cyber risk, thereby making our customers more vulnerable to cyber-attacks. In addition, if actual or perceived breaches of our network security occur, they could adversely affect the market perception of our Nodeware solution, negatively affecting our reputation, and may expose us to the loss of our proprietary information or information belonging to our customers, investigations or litigation and possible liability, including injunctive relief and monetary damages. Such security breaches could also divert the efforts of our technical and management personnel. In addition, such security breaches could impair our ability to operate our business and provide products to our customers. If this happens, our reputation could be harmed, our revenue could decline, and our business could suffer.

Our information technology systems may be subject to intentional disruption or other security incidents that could result in liability and adversely impact our reputation and future sales.

We and our service providers face threats from a variety of sources, including attacks on our networks and systems from numerous sources, including traditional “hackers,” sophisticated nation-state and nation-state supported actors, other sources of malicious code (such as viruses and worms), and phishing attempts. We and our service providers could be a target of cyber-attacks or other malfeasance designed to impede the performance of our software and services, penetrate our network security or the security of our cloud platform or our internal systems, misappropriate proprietary information and/or cause interruptions to our services. Our software, platforms, and system, and those of our service providers, may also suffer security incidents as a result of non-technical issues, including intentional or inadvertent acts or omissions by our employees or service providers. With the increase in personnel working remotely during the current COVID-19 pandemic, we and our service providers are at increased risk for security breaches. Due to the significant military action against Ukraine launched by Russia, the risk of such cyber-attacks, malfeasance, security incidents, and security breaches has increased. The conditions caused by the Russian invasion of Ukraine could also result in disruption or other security incidents for our service providers.

We are taking steps to monitor and enhance the security of our software and services, cloud platform, and other relevant systems, IT infrastructure, networks, and data; however, the unprecedented scale of remote work may require additional personnel and resources, which nevertheless cannot be guaranteed to fully safeguard our software and services, our cloud platform, or any systems, IT infrastructure networks, or data upon which we rely. Further, because our operations involve providing cybersecurity software and services to our customers, we may be targeted for cyber-attacks and other security incidents. A breach in our data security or an attack against our service availability, or that of our third-party service providers, could impact our networks or networks secured by our software and services, creating system disruptions or slowdowns and exploiting security vulnerabilities of our software and services, and the information stored on our networks or those of our third-party service providers could be accessed, publicly disclosed, altered, lost, or stolen, which could subject us to liability and cause us financial harm. If an actual or perceived disruption in the availability of our software and services or the breach of our security measures or those of our service providers occurs, it could adversely affect the market perception of our software and services, result in a loss of competitive advantage, have a negative impact on our reputation, or result in the loss of customers, channel partners and sales, and it may expose us to the loss or alteration of information, litigation, regulatory actions and investigations and possible liability. Any such actual or perceived security breach or disruption could also divert the efforts of our technical and management personnel. We also may incur significant costs and operational consequences of investigating, remediating, eliminating and putting in place additional tools and devices designed to prevent actual or perceived security incidents, as well as the costs to comply with any notification obligations resulting from any security incidents. In addition, any such actual or perceived security breach could impair our ability to operate our business and provide software and services to our customers. If this happens, our reputation could be harmed, our revenues could decline and our business could suffer.

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Although we maintain insurance coverage that may be applicable to certain liabilities in the event of a security breach or other security incident, we cannot be certain that our insurance coverage will be adequate for liabilities that actually are incurred, that insurance will continue to be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material and adverse effect on our business, including our financial condition, operating results and reputation.

If our software and services fail to detect vulnerabilities or incorrectly detect vulnerabilities, our brand and reputation could be harmed, which could have an adverse effect on our business and results of operations.

If our software and services fail to detect vulnerabilities in our customers’ IT infrastructures, or if our software and services fail to identify and respond to new and increasingly complex methods of attacks, our business and reputation may suffer. There is no guarantee that our software and services will detect all vulnerabilities. Additionally, our cybersecurity software and services may falsely detect vulnerabilities or threats that do not actually exist. For example, some of our software and services rely on information on attack sources aggregated from third-party data providers who monitor global malicious activity originating from a variety of sources, including anonymous proxies, specific IP addresses, botnets and phishing sites. If the information from these data providers is inaccurate, the potential for false indications of security vulnerabilities increases. These false positives, while typical in the industry, may impair the perceived reliability or usability of our software and services and may therefore adversely impact market acceptance of our software and services and could result in negative publicity, loss of customers and sales, increased costs to remedy any incorrect information or problem, or claims by aggrieved parties. Similar issues may be generated by the misuse of our tools to identify and exploit vulnerabilities.

Further, our software and services sometimes are tested against other security products, and may fail to perform as effectively, or to be perceived as performing as effectively, as competitive products for any number of reasons, including misconfiguration. To the extent current or potential customers, channel partners, or others believe there has been an occurrence of an actual or perceived failure of our software and services to detect a vulnerability or otherwise to function as effectively as competitive products in any particular test or indicates our software and services do not provide significant value, our business, competitive position, and reputation could be harmed.

In addition, our software and services do not currently extend to cover mobile devices or personal devices that employees may bring into an organization. As such, our software and services would not identify or address vulnerabilities in mobile devices, such as mobile phones or tablets, or personal devices, and our customers’ IT infrastructures may be compromised by attacks that infiltrate their networks through such devices.

An actual or perceived security breach or theft of the sensitive data of one of our customers, regardless of whether the breach is attributable to the failure of our software and services, could adversely affect the market’s perception of our cybersecurity software and services.

If our solutions fail to help our customers achieve and maintain compliance with regulations and industry standards, our revenues and operating results could be harmed.

We generate a portion of our revenues from software and services that help organizations achieve and maintain compliance with regulations and industry standards. For example, some of our customers subscribe to our software and services to help them comply with the security standards developed and maintained by the Payment Card Industry Security Standards Council, or the PCI Council, which apply to companies that store cardholder data. Industry organizations like the PCI Council may significantly change their security standards with little or no notice, including changes that could make their standards more or less onerous for businesses. Governments may also adopt new laws or regulations, or make changes to existing laws or regulations, that could impact the demand for or value of our solutions.

If we are unable to adapt our software and services to changing regulatory standards in a timely manner, or if our solutions fail to assist with or expedite our customers’ compliance initiatives, our customers may lose confidence in our solutions and could switch to products offered by our competitors. In addition, if regulations and standards related to data security, vulnerability management and other IT, security and compliance requirements are relaxed or the penalties for non-compliance are changed in a manner that makes them less onerous, our customers may view government and industry regulatory compliance as less critical to their businesses, and our customers may be less willing to purchase our solutions. In any of these cases, our revenues and operating results could be harmed.

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Our cybersecurity software and services are delivered from a third-party vendor, and any disruption of service at their facilities would interrupt or delay our ability to deliver our software and services to our customers which could reduce our revenues and harm our operating results.

Our existing data center facilities providers have no obligations to renew their agreements with us on commercially reasonable terms, or at all. If we are unable to renew our agreements with the facilities providers on commercially reasonable terms or if in the future we add additional data center facility providers, we may experience costs or downtime in connection with the loss of an existing facility or the transfer to, or addition of, new data center facilities.

Any disruptions or other performance problems with our software and services could harm our reputation and business and may damage our customers’ businesses. Interruptions in our service delivery might reduce our revenues, cause us to issue credits to customers, subject us to potential liability and cause customers to terminate their subscriptions or not renew their subscriptions.

If the market for cloud solutions for IT, security and compliance does not evolve as we anticipate, our revenues may not grow and our operating results would be harmed.

Our success depends to a significant extent on the willingness of organizations to increase their use of cloud solutions for their IT, security, and compliance. To date, some organizations have been reluctant to use cloud solutions because they have concerns regarding the risks associated with the reliability or security of the technology delivery model associated with these solutions. If other cloud service providers experience security incidents, loss of customer data, disruptions in service delivery or other problems, the market for cloud solutions as a whole, including our solutions, may be negatively impacted. Moreover, many organizations have invested substantial personnel and financial resources to integrate on-premise software into their businesses, and as a result may be reluctant or unwilling to migrate to a cloud solution, such as Nodeware. Organizations that use on-premise security products, such as network firewalls, security information and event management products or data loss prevention solutions, may also believe that these products sufficiently protect their IT infrastructure and deliver adequate security. Therefore, they may continue spending their IT security budgets on these products and may not adopt our software and services in addition to or as a replacement for such products.

If customers do not recognize the benefits of our cloud software and our services over traditional on-premise enterprise software products, and as a result we are unable to increase sales of subscriptions to our software and services, then our revenues may not grow or may decline, and our operating results would be harmed.

We use third-party software and data that may be difficult to replace or cause errors or failures of our software and services that could lead to lost customers or harm to our reputation and our operating results.

We license third-party software as well as security and compliance data from various third parties to deliver our software and services. In the future, this software or data may not be available to us on commercially reasonable terms, or at all. Any loss of the right to use any of this software or data could result in delays in the provisioning of our software and services until equivalent technology or data is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. In addition, any errors or defects in or failures of this third-party software or data could result in errors or defects in our software and services or cause our software and services to fail, which could harm our business and be costly to correct. Many of these providers attempt to impose limitations on their liability for such errors, defects or failures, and if enforceable, we may have additional liability to our customers or third-party providers that could harm our reputation and increase our operating costs.

We will need to maintain our relationships with third-party software and data providers, and to obtain software and data from such providers that do not contain any errors or defects. Any failure to do so could adversely impact our ability to deliver effective solutions to our customers and could harm our operating results.

Our software contains third-party open source software components, and our failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell our software and services.

Our software contains software licensed to us by third-parties under so-called “open source” licenses, including the GNU General Public License, the GNU Lesser General Public License, the BSD License, the Apache License and others. From time to time, there have been claims against companies that distribute or use open source software in their products and services, asserting that such open source software infringes the claimants’ intellectual property rights. We could be subject to suits by parties claiming that what we believe to be licensed open source software infringes their intellectual property rights. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. In addition, certain open source licenses require that source code for software programs that are subject to the license be made available to the public and that any modifications or derivative works to such open source software continue to be licensed under the same terms. If we combine our proprietary software with open source software in certain ways, we could, in some circumstances, be required to release the source code of our proprietary software to the public. Disclosing the source code of our proprietary software could make it easier for cyber attackers and other third parties to discover vulnerabilities in or to defeat the protections of our solutions, which could result in our solutions failing to provide our customers with the security they expect from our services. This could harm our business and reputation. Disclosing our proprietary source code also could allow our competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales for us. Any of these events could have a material adverse effect on our business, operating results and financial condition.

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Our software and services could be used to collect and store personal information of our customers’ employees or customers, and therefore privacy and other data handling concerns could result in additional cost and liability to us or inhibit sales of our software and services.

We may collect, store, process and use our customers’ employees or customers personally identifiable information and other data in our transactions with them, and we may rely on third parties that are not directly under our control to do so as well. While we take reasonable measures intended to protect the security, integrity and confidentiality of the personal information and other sensitive information we collect, store or transmit, we cannot guarantee that inadvertent or unauthorized use or disclosure will not occur, or that third parties will not gain unauthorized access to this information. If we or our third-party service providers were to experience a breach, disruption or failure of systems compromising our customers’ data, or if one of our third-party service providers or partners were to access our customers’ personal data without our authorization, our brand and reputation could be adversely affected, use of our software and services could decrease and we could be exposed to a risk of loss, litigation and regulatory proceedings.

Despite our compliance efforts, we may fail to achieve compliance with applicable privacy or data protection laws and regulations as they evolve, or adhere to contractual obligations regarding the collection, processing, storage and transfer of data (including data from our customers, prospective customers, partners and employees), either due to internal or external factors such as resource limitations or a lack of vendor cooperation. Any actual or perceived failure to comply with these laws or obligations could result in enforcement action against us, including fines, claims for damages by customers and other affected individuals, damage to our reputation and loss of goodwill (both in relation to any existing customers and prospective customers), any of which could harm our business, results of operations, and financial condition. Further, privacy concerns may inhibit market adoption of our software and services, particularly in certain industries and foreign countries.

We depend on prime contracts or subcontracts with the federal, state, and local governments for a substantial portion of our sales, and our business would be seriously harmed if the government ceased doing business with us or our prime contractors or significantly decreased the amount of business it does with us or our prime contractors.

We derived approximately 59% of our sales in 2021 and 61% of our sales in 2020 from contracts as either a prime contractor or a subcontractor from government contracts. We expect that we will continue to derive a substantial portion of our sales for the foreseeable future from work performed under government contracts, as we have in the past, and from marketing efforts focused on commercial enterprises. If we or our prime contractors were suspended or prohibited from contracting with federal, state or local governments, or if our reputation or relationship with the federal, state or local governments and commercial enterprises were impaired, or if any of the foregoing otherwise ceased doing business with us or our prime contractors or significantly decreased the amount of business it does with us or our prime contractors, our business, prospects, financial condition and operating results would be materially adversely affected.

We operate in a highly competitive environment and, as a result, we may not be able to compete effectively or maintain or increase our sales.

We operate in a highly competitive environment with numerous competitors, some of which have greater resources or better brand recognition than we do. This competitive environment subjects us to various risks, including the ability to provide our software and services at competitive prices that allow us to maintain our profitability. Because of this competitive environment, we may have limited ability to increase prices in response to increased costs without losing competitive position which may adversely affect our margins and financial performance. In addition, price reductions by our competitors may result in the reduction of our prices and a corresponding reduction in our profitability. As a result, we may face periods of intense competition in the future, which could have a material adverse effect on our profitability and results of operations.

Our sales cycle can be long and unpredictable, and our sales efforts require considerable time and expense. As a result, revenues may vary from period to period, which may cause our operating results to fluctuate and could harm our business.

The timing of sales of our software and services can be difficult to forecast because of the length and unpredictability of our sales cycle, particularly with large transactions. We sell our cybersecurity software and services primarily to IT departments that are managing a growing set of user and compliance demands, which has increased the complexity of customer requirements to be met and confirmed during the sales cycle and prolonged our sales cycle. Further, the length of time that potential customers devote to their testing and evaluation, contract negotiation and budgeting processes varies significantly, which has also made our sales cycle long and unpredictable. The length of the sales cycle for our software and services typically ranges from six to twelve months but can be more than eighteen months. In addition, we might devote substantial time and effort to a particular unsuccessful sales effort, and as a result we could lose other sales opportunities or incur expenses that are not offset by an increase in revenues, which could harm our business.

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Our business could be adversely affected by changes in budgetary priorities of the federal, state and local governments.

Because we derive a significant portion of our sales from contracts with federal, state and local governments, we believe that the success and development of our business will continue to depend on our successful participation in their contract programs. Changes in federal, state and local government budgetary priorities could directly affect our financial performance. A significant decline in government expenditures, a shift of expenditures away from programs which call for the types of services that we provide or a change in government contracting policies, could cause U.S. Governmental agencies as well as state and local governments to reduce their expenditures under contracts, to exercise their right to terminate contracts at any time without penalty, not to exercise options to renew contracts or to delay or not originate new contracts. Any of those actions could seriously harm our business, prospects, financial condition or operating results. Moreover, although our contracts with governmental entities may contemplate that our services will be performed over a period of several years, government entities usually must approve funds for a given program each government fiscal year and may significantly reduce or eliminate funding for a program. Significant reductions in these appropriations could have a material adverse effect on our business. Additional factors that could have a serious adverse effect on our government contracting business include, but may not be limited to:

•	changes in government programs or requirements;
•	budgetary priorities limiting or delaying government spending generally, or by specific departments or agencies and changes in fiscal policies or available funding, including potential governmental shutdowns;
•	reductions in the government’s use of technology solutions firms;
•	a decrease in the number of contracts reserved for small businesses, or small business set asides, which could result in our inability to compete directly for these prime contracts; and
•	curtailment of the government uses of IT or related professional services.

We rely on software-as-a-service vendors to operate certain functions of our business and any failure of such vendors to provide services to us could adversely impact our business and operations.

We rely on third-party software-as-a-service vendors to operate certain critical functions of our business, including financial management and human resource management. If these services become unavailable due to extended outages or interruptions or because they are no longer available on commercially reasonable terms or prices, our expenses could increase, our ability to manage our finances could be interrupted and our processes for managing sales of our solutions and supporting our customers could be impaired until equivalent services, if available, are identified, obtained and integrated, all of which could harm our business.

Risks Relating to our Common Stock and to this Offering

Upon exercise of our outstanding options or warrants and conversion of our convertible notes we will be obligated to issue a substantial number of additional shares of common stock which will dilute our present stockholders.

We are obligated to issue additional shares of our common stock in connection with our outstanding options, warrants, and convertible notes. As of April 29, 2022, there were options, warrants, convertible notes outstanding, convertible into 396,852, 75,691 and 384,072 shares of common stock, respectively, at prices ranging from $0.54 to $6.75 per share. The exercise, conversion or exchange of warrants or convertible securities, including for other securities, will cause us to issue additional shares of our common stock and will dilute the percentage ownership of our stockholders. In addition, we have in the past, and may in the future, exchange outstanding securities for other securities on terms that are dilutive to the securities held by other stockholders not participating in such exchange.

There is no assurance that once listed on the Nasdaq Capital Market we will not continue to experience volatility in our share price.

The OTCQB, where our common stock is currently quoted, is an inter-dealer, over-the-counter market that provides significantly less liquidity than the Nasdaq Capital Market. Our stock is thinly traded due to the limited number of shares available for trading on the OTCQB Venture Market thus causing large swings in price. As such, investors and potential investors may find it difficult to obtain accurate stock price quotations, and holders of our common stock may be unable to resell their securities at or near their original offering price or at any price. Our public offering price per common unit may vary from the market price of our common stock after the offering. If an active market for our stock develops and continues, our stock price may nevertheless be volatile. If our stock experiences volatility, investors may not be able to sell their common stock at or above the public offering price per common unit. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock and our stock price may decline substantially in a short period of time. As a result, our stockholders could suffer losses or be unable to liquidate their holdings. No assurance can be given that the price of our common stock will become less volatile when listed on the Nasdaq Capital Market.

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Any of the following factors could affect the market price of our common stock:

•	The sale of large numbers of shares of common stock by former directors and their donees and associates;
•	The continued COVID-19 pandemic and its adverse impact upon the capital markets;
•	The loss of one or more members of our management team;
•	Our failure to generate material revenues;
•	Regulatory changes including new laws and rules which adversely affect companies in our line of business;
•	Our public disclosure of the terms of any financing which we consummate in the future;
•	Our failure to become profitable;
•	Our failure to raise working capital;
•	Our acquisition of Pratum and any other acquisitions we may consummate;
•	Announcements by us or our competitors of significant contracts, new services, acquisitions, commercial relationships, joint ventures or capital commitments;
•	Cancellation of key contracts;
•	Our failure to meet financial forecasts we publicly disclose;
•	Short selling activities; or
•	Changes in market valuations of similar companies.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management’s time and attention, which would otherwise be used to benefit our business.

Concentration of ownership among our existing executive officers, directors and holders of 10% or more of our outstanding common stock may prevent new investors from influencing significant corporate decisions.

As of April 29, 2022, our executive officers and directors beneficially owned, in the aggregate, approximately 30.1% of our outstanding common stock. In addition, there are a number of holders of 10% or more of our outstanding common who are not our officers and directors. As a result, such persons, acting together, have significant ability to control our management and affairs and substantially all matters submitted to our stockholders for approval, including the election and removal of directors and approval of any significant transaction. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Sales of large blocks of our common stock over a short time last fall could have a significant adverse effect on our common stock price. If our existing stockholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock. The existence of an overhang, which is the potential dilution in the value of our common stock due to outstanding convertible notes, warrants and stock options, whether or not sales have occurred or are occurring, also could make our ability to raise additional financing through the sale of equity or equity-linked securities more difficult in the future at a time and price that we deem reasonable or appropriate. If our existing stockholders and investors seek to sell a substantial number of shares of our common stock, such selling efforts may cause significant declines in the market price of our common stock.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

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Because we do not intend to pay cash dividends on our shares of common stock, any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

If securities analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about our business or if they publish negative evaluations of our stock, the price and trading volume of our stock could decline.

The trading market for our common stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by industry or financial analysts. If no, or few, analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of our stock or publish inaccurate or unfavorable research about our business, or provide more favorable relative recommendations about our competitors, the price of our stock could decline. If one or more of these analysts cease to cover our stock, we could lose visibility in the market for our stock, which in turn could cause our stock price and trading volume to decline.

Risks Related to this Offering and our Reverse Stock Split

Investors in this offering will experience immediate and substantial dilution in net tangible book value.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $4.74 per share based on the assumed public offering price of $7.50 per share of common stock, the mid-point of the estimated offering price range described on the cover of this prospectus. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering for our acquisition of Pratum, marketing and sales, development costs, repayment of debt, working capital, among other things. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our operating results or enhance the value of our securities.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including amount of cash used in our operations, which can be highly uncertain, subject to substantial risks and can often change. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Warrants are speculative in nature.

The redeemable warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the redeemable warrants may exercise their right to acquire the common stock and pay an exercise price of $7.50 per share (equal to 100% of the public offering price of one common unit based on an assumed initial offering price of $7.50 per common unit, the mid-point of the anticipated price range), prior to five years from the date of issuance, after which date any unexercised redeemable warrants will expire and have no further value. We may also redeem the redeemable warrants under certain circumstances. In addition, there is no established trading market for the warrants and we do not expect a market to develop.

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The redeemable warrants and the pre-funded warrants will not be listed or quoted on any exchange.

There is no established public trading market for the redeemable warrants or the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the redeemable warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the redeemable warrants and pre-funded warrants will be limited.

Except as otherwise provided in the redeemable warrants and pre-funded warrants, holders of redeemable warrants and pre-funded warrants purchased in this offering will have no rights as stockholders until such holders exercise their redeemable warrants or pre-funded warrants and acquire our common stock.

Except as otherwise provided in the redeemable warrants and pre-funded warrants, until holders of redeemable warrants or pre-funded warrants acquire our common stock upon exercise of the redeemable warrants or pre-funded warrants, holders of redeemable warrants and pre-funded warrants will have no rights with respect to our common stock underlying such redeemable warrants and pre-funded warrants. Upon exercise of the redeemable warrants and pre-funded warrants, the holders will be entitled to exercise the rights of a holder of our common stock only as to matters for which the record date occurs after the exercise date.

Provisions of the redeemable warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, certain provisions of the redeemable warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The redeemable warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the redeemable warrants. These and other provisions of the redeemable warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of Nasdaq.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of the Nasdaq, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, including negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain the Nasdaq’s minimum bid price requirement.

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Even if the reverse stock split increases the market price of our common stock and we meet the initial listing requirements of the Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Nasdaq requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from Nasdaq. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Even if we meet the initial listing requirements of Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Nasdaq has a number of continued listing standards that we will be required to comply with in order to maintain a listing of our common stock on Nasdaq. Even if we meet the initial listing requirements of Nasdaq, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to maintain a listing of our common stock on Nasdaq. If after listing we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum stockholder’s equity requirement, Nasdaq may take steps to de-list our common stock. Such a de-listing would likely have a negative effect on the price of our common stock and would impair our stockholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

Risks Relating to our Proposed Acquisition of Pratum

If we fail to raise sufficient net proceeds from this offering to fund the acquisition of Pratum, and cannot obtain alternative sources of financing, we will be unable to consummate the acquisition of Pratum.

If we are unable to raise sufficient funds from this offering, we will need to seek alternative sources of financing to fund the Pratum Acquisition. We may not be able to obtain alternative sources of financing sufficient to fund the Pratum Acquisition on terms acceptable to us, if at all. If we are unable to obtain sufficient financing, we will be unable to consummate the Pratum Acquisition. In such event, we may terminate the stock purchase agreement with Pratum and its related parties, pursuant to its terms. See “Our Business-Proposed Acquisition of Pratum.”

Cash expenditures associated with the Pratum Acquisition may create significant liquidity and cash flow risks for us.

We expect to incur significant transaction costs and some integration costs in connection with the Pratum Acquisition. While we have assumed that this level of expense will be incurred, there are many factors beyond our control that could affect the total amount or the timing of the Pratum Acquisition and integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent these Pratum Acquisition and integration expenses are higher than anticipated, we may experience liquidity or cash flow issues.

Failure to complete the acquisition of Pratum could materially and adversely affect our results of operations and the market price of our Common Stock.

Our consummation of the Pratum Acquisition is subject to many contingences and conditions, including raising the financing required to pay the acquisition consideration. We cannot assure you that we will be able to successfully consummate the Pratum Acquisition of Pratum as currently contemplated or at all. Risks related to the failure of the Pratum Acquisition to be consummated include, but are not limited to, the following:

•	we may have raised proceeds from this offering and may not be able to deploy them and realize the same benefits as if the Pratum Acquisition had been consummated;
•	we would not realize any of the potential benefits of the Pratum Acquisition, which could have a negative effect on our stock price;
•	we expect to incur, and have incurred, significant fees and expenses regardless of whether the Pratum Acquisition is consummated, including due diligence fees and expenses, accounting fees in connection with the preparation of Pratum’s financial statements, and legal fees and expenses;
•	we may experience negative reactions to the Pratum Acquisition from customers, clients, business partners, lenders, and employees;
•	the trading price of our Common Stock may decline to the extent that the current market price of our stock reflects a market assumption that the Pratum Acquisition will be completed; and
•	the attention of our management may be diverted to the Pratum Acquisition rather than to our own operations and the pursuit of other opportunities that could have been beneficial to us.

The occurrence of any of these events, individually or in combination, could materially and adversely affect our results of operations and the market price of our Common Stock.

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If the Pratum Acquisition is consummated, Pratum may not perform as we or the market expects, which could have an adverse effect on the price of our Common Stock.

Even if the Pratum Acquisition is consummated, the combined company may not perform as we or the market expects. Risks associated with the combined company following the Pratum Acquisition include:

•	integrating businesses is a difficult, expensive, and time-consuming process, and the failure to integrate successfully our businesses with the business of Pratum in the expected time frame would adversely affect our financial condition and results of operation;
•	the Pratum Acquisition will materially increase the size of our operations, and, if we are not able to manage our expanded operations effectively, our Common Stock price may be adversely affected;
•	it is possible that our key employees or key employees of Pratum might decide not to remain with us after the Pratum Acquisition is completed, and the loss of such personnel could have a material adverse effect on the financial condition, results of operations, and growth prospects of the combined company;
•	the ability to realize the expected synergies and anticipated cost savings;
•

the success of the combined company will also depend upon relationships with third parties and Pratum’s and our pre-existing customers, which relationships may be affected by customer preferences or public attitudes about the Pratum Acquisition. Any adverse changes in these relationships could adversely affect the combined company’s business, financial condition, and results of operations; and

•	if government agencies or regulatory bodies impose requirements, limitations, costs, divestitures, or restrictions on the consummation of the Pratum Acquisition, our ability to realize the anticipated benefits of the Pratum Acquisition may be impaired.

The obligations and liabilities of Pratum, some of which may be unanticipated or unknown, may be greater than we have anticipated, which may diminish the value of Pratum to us.

Pratum’s obligations and liabilities, some of which may not have been disclosed to us or may not be reflected or reserved for in Pratum’s historical financial statements, may be greater than we have anticipated. The obligations and liabilities of Pratum could have a material adverse effect on Pratum’s business or Pratum’s value to us or on our business, financial condition, or results of operations. Even in cases where we are able to obtain indemnification, we may discover liabilities greater than the contractual limits or the financial resources of the indemnifying party. In the event that we are responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification or alternative remedies that might be available to us, or any applicable insurance, we could suffer severe consequences that would substantially reduce our earnings and cash flows or otherwise materially and adversely affect our business, financial condition, or results of operations.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $13,370,000 after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently estimate that we will use the net proceeds from this offering, together with our existing cash and cash equivalents, as follows:

Proceeds:
Gross Proceeds	$15,000,000
Underwriting Discounts and Commissions (1)	(1,200,000)
Estimated Fees and Expenses	(430,000)
Net Proceeds	$13,370,000

Uses:
Pratum Acquisition Consideration	$8,500,000
Marketing and Sales	2,000,000
Development costs	500,000
Repayment of debt(2) (3) (4)	1,846,000
Working Capital and other general corporate purposes	524,000
Total Uses	$13,370,000

(1)	Includes a non-accountable expense allowance to Aegis equal to 1.0% of the gross proceeds received in this offering
(2)	Includes repayment of promissory notes in the aggregate amount of $100,000, plus interest, to Mr. Reeve, our Board Chairman. See “Certain Relationships and Related Party Transactions.”
(3)

Includes repayment of three promissory notes in the aggregate of $1,114,000, plus interest, to Mast Hill Fund, L.P. and Talos Victory Fund, LLC. The promissory notes were entered into on November 3, 2021, February 15, 2022 and April 12, 2022. The funds from the associated loans were used to substantially enhance our marketing of CyberLabs’s Nodeware solution, in order to significantly increase its growth.

(4)	Includes repayment of two promissory notes in the aggregate of $415,000, plus interest, to two third-party creditors.

On January 31, 2022, we entered into an agreement to acquire the issued and outstanding equity securities of Pratum for an aggregate purchase price of $8,500,000, subject to customary purchase price adjustments for, among other things, indebtedness of Pratum as of the closing. We anticipate that the transaction will close promptly following the closing of this offering. See “Proposed Acquisition of Pratum” for more information. This offering is not conditioned upon the consummation of the Pratum Acquisition. If the Pratum Acquisition is not consummated, we intend to use the proceeds from this offering for general corporate purposes.

Our expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot predict with any certainty our use of the net proceeds from this offering or the amounts that we will actually spend on each area of use set forth above. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. We anticipate that the proceeds from this offering will enable us to become cash flow from operations positive.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021:

•	on an actual basis adjusted for the proposed reverse stock split of the outstanding common stock of the Company at an assumed 27-to-1 ratio;

•	on a pro forma as adjusted basis, after giving effect to (1) the Pratum acquisition of $8,500,000 and the elimination of the $1,232,144 of equity; (2) the sale by us of 2,000,000 of common units in this offering at the assumed public offering price of $7.50 per common unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale; and (3) the reduction of $1,331,712 of short term debt through the use of $1,174,915 of cash proceeds, an accounts receivable reduction/offset of $383,473, and an effect to equity as a result of a write off of a debt discount of $226,676.

The as-adjusted information below is illustrative only, and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company,” our financial statements and the notes to those financial statements for the year ended December 31, 2021 included elsewhere in this prospectus, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Pratum,” Pratum’s financial statements and the related notes appearing elsewhere in this prospectus and “Unaudited Pro Forma Condensed Combined Financial Statements.”

	As of December 31, 2021
	Historical		Pro forma As Adjusted
	Company	Pratum	Combined Company
Cash and Cash Equivalents	$99,432	$893,165	$4,687,682
Total Current Liabilities	4,107,580	371,216	3,147,084
Total Long-Term Liabilities	1,543,074	1,637,508	3,180,582
Stockholders’ Equity (Deficit):
Common Stock, $0.001 par value; 60,000,000 authorized; 1,211,144 shares issued and outstanding as of December 31, 2021, and 3,211,144 issued and outstanding as adjusted	1,211	-	3,211
Additional Paid-in Capital	31,368,261	-	44,736,261
Accumulated Income (Deficit)	(35,467,361)	1,232,144	(35,694,037)
Total Stockholders’ Equity (Deficit)	$(4,097,889)	$1,232,144	$9,045,435

A 50% increase (decrease) in the assumed public offering price of $7.50 per common unit would increase (decrease) cash and cash equivalents, working capital, total assets, and total stockholders’ (deficit) equity by approximately $6.9 million, assuming that the number of common units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions.

The above discussion and table are based on 1,211,144 shares outstanding as of December 31, 2021 after giving effect to our planned reverse stock split at an assumed 27-to-1 ratio. The discussion and table do not include, as of that date:

•	398,334 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $2.133 per share;
•	57,783 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.401 per share
•	173,389 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans; and
•	376,603 shares of our common stock issuable upon conversion of convertible notes.

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DETERMINATION OF OFFERING PRICE

The offering price of the common units has been negotiated between the underwriter and us considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business.

MARKET FOR OUR COMMON STOCK

Our common stock is presently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “IMCI.” We have applied to list our common stock on the Nasdaq Capital Market under the symbol “IMCI”. No assurance can be given that our application will be approved. On April 29, 2022, the last reported sale price of our common stock was approximately $0.28 per share, without giving effect to the proposed reverse stock split. If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this offering. There is no established public trading market for the redeemable warrants or pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the redeemable warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system.

Dividend Policy

We have never declared or paid a cash dividend on our common stock and we currently anticipate that we will retain future earnings for the development, operations and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. The payment of cash dividends in the future will be dependent upon our earnings and financial requirements and other factors deemed relevant by our Board.

Holders

At April 29, 2022, we had 210 record stockholders and estimate that we had approximately 1,200 beneficial stockholders.

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DILUTION

If you invest in our common units in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share of common stock that is part of the common unit (without assigning any value to the redeemable warrants, and assuming the exercise of any pre-funded warrants sold in this offering) and the as adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. Our net tangible book value as of December 31, 2021 was $(4,515,539), or $(3.73) per share of common stock.

As adjusted net tangible book value is our net tangible book value after taking into account the issuance and sale by us of 2,000,000 common units in this offering (assuming the exercise of any pre-funded warrants sold in the offering, and without assigning any value to the redeemable warrants) at the assumed public offering price of $7.50 per common unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale. Our as adjusted net tangible book value as of December 31, 2021 would have been approximately $8,854,461, or $2.76 per share. This amount represents an immediate increase in as adjusted net tangible book value of approximately $6.49 per share to our existing stockholders, and an immediate dilution of $4.74 per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the redeemable warrants)	$7.50
Net tangible book value per share as of December 31, 2021	$(3.73)
Increase in as adjusted net tangible book value per share after this offering	$6.49
As adjusted net tangible book value per share after giving effect to this offering	$2.76
Dilution in as adjusted net tangible book value per share to new investors	$4.74

A 50% increase (decrease) in the assumed public offering price of $7.50 per common unit would increase (decrease) the as adjusted net tangible book value per share by $8.63 ($4.34), and the dilution per share to new investors in this offering by $6.34 ($3.14), assuming the number of common units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the underwriter does not exercise its over-allotment option. If the underwriter exercises its over-allotment option in full, the as adjusted net tangible book value will increase to $3.11 per share, representing an immediate increase to existing stockholders of $6.84 per share and an immediate dilution of $4.39 per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The above discussion and table are based on 1,211,144 shares outstanding as of December 31, 2021 after giving effect to our planned reverse stock split at an assumed 27-to-1 ratio. The discussion and table do not include, as of that date:

•	398,334 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $2.133 per share;
•	57,783 shares of our common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.401 per share
•	173,389 shares of our common stock that are reserved for equity awards that may be granted under our existing equity incentive plans; and
•	376,603 shares of our common stock issuable upon conversion of convertible notes.

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OUR BUSINESS

Overview of Infinite Group

Headquartered in Pittsford, New York, Infinite Group is a developer of cybersecurity software and related cybersecurity consulting, advisory, and managed information security services. We principally sell our software and services through indirect channels such as Managed Service Providers (“MSPs”), Managed Security Services Providers (“MSSPs”), agents and distributors and government contractors, whom we refer to collectively as our channel partners. We also sell directly to end customers.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the cybersecurity market at a time when competition and consolidation in these markets are on the rise. Our strategy to differentiate our cybersecurity software and services from our competitors is to combine customized software and professional services, and grow our business by designing, developing, and marketing cybersecurity software-as-a-service (“SaaS”) solutions that can be deployed in myriad environments. Software and services are initially developed in our wholly-owned subsidiary, IGI CyberLabs (“CyberLabs”), to fill technology gaps we identify, and then we bring these software and services to market through our existing channel partner and customer relationships. Our software and services are designed to simplify and manage the security needs of our customers and channel partners in a variety of environments. We focus on the small and medium-sized enterprises market. We support our channel partners by providing recurring-revenue business models for both services and through our cybersecurity SaaS solutions. Products may be sold as standalone solutions or integrated into existing environments to further automate the management of cybersecurity and related IT functions.

As part of these software and service offerings we:

•	Internally developed and brought to market Nodeware®, a patented SaaS solution that automates network asset identification, and cybersecurity vulnerability management and monitoring. Nodeware simply and affordably enhances security by proactively identifying, monitoring, and addressing potential cybersecurity vulnerabilities on networks, which creates enhanced security to safeguard against hackers and ransomware. Nodeware provides an economical solution for small and medium-sized enterprises as compared to more costly solutions focused on enterprise-sized customers, and is designed to accommodate the varying network needs of our end customers’ organizations and networks. Nodeware’s flexibility allows it to span from a single network to several subnetworks, as well as accommodating larger, more complex organizations with more advanced network needs. Nodeware is sold as a SaaS solution and continuously releases enhancements, updates, and upgrades to stay current with security needs and changes in the market. Nodeware is also designed to be integrated into other technology platforms. We primarily sell Nodeware through our channel partners, with a small percentage being sold directly to end customers. We intend to continue to develop our intellectual property to serve as the core to our proprietary software and services. In addition to our proprietary software and services we also act as a master distributor for other cybersecurity software, principally Webroot, a cloud-based endpoint security platform solution, where we market to and provide support for over 225 small channel partners across North America. For the twelve months ended December 31, 2021, our software revenue was approximately $1,011,000, with approximately 17% of that being related to Nodeware;
•	Provide cybersecurity consulting and advisory services to channel partners and direct customers across different markets, including banking, manufacturing, supply chain, and technology. As part of our consulting and advisory services, we are contracted to support existing information technology and executive teams at both the customer and channel partner level, and provide security leadership and guidance. We validate overall corporate and infrastructure cybersecurity with the goal of maintaining and securing the integrity of confidential client information, preserving the continuity of services, and minimizing potential data damage from threats and incidents. For the twelve months ended December 31, 2021, our cybersecurity consulting services revenue, excluding software sales, was approximately $1,769,000; and
•	Provide managed support services related to information security, principally as a subcontractor for Peraton, a large information technology provider and U.S. government contractor, by providing in-depth troubleshooting, backend analysis, and technical and security support, commonly referred to as Level 2 support, for mission critical technical infrastructure from the server level to the end user interface application in a critical government environment. For the twelve months ended December 31, 2021, our managed support services revenue was approximately $4,325,000.

Sales and Marketing Strategy

Approximately 89% of our business comes from our channel sales and approximately 11% from direct sales to end customers. Managed support services accounts for approximately 60% of total sales, cybersecurity software and services accounts for approximate 38% of total sales and other consulting services accounts for approximately 2% of total sales.

Virtually all managed information security support services revenue is derived from one customer, a major independent agency of the U.S. Government for which we manage one of the nation’s largest physical and virtual Microsoft Windows environments as a subcontractor through our channel partner, Peraton. We are working to expand our managed information security support services business with our channel partner Peraton, and to potentially grow the current federal enterprise customer and to expand to other Peraton customers.

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We sell our cybersecurity software and services, including Nodeware, through our channel partners, which include direct channel partners, Telarus, TD SYNNEX, and Staples, and through our direct cybersecurity services teams. Our cybersecurity services include Chief Information Security Team as a Service (CISOTaaS ™), PenLogic™ penetration testing services, security assessments, incident response and others, and are provided through our channel partners and direct to end customers as a cybersecurity solution to the technical services they provide. Our channel partners utilize our expertise in cybersecurity to bring additional services to their end customers that are beyond their normal scope of offerings, and building our network of channel partners allows us the ability to efficiently gain access to a greater number of customers. We continue to drive development of our cybersecurity business through channel and direct marketing, social media programs, and fostering our extensive cybersecurity industry relationships. We are not reliant on any one customer for our cybersecurity software and services sales given that we work with a number of channel partners and direct customers. In addition to our cybersecurity software and services, we provide from time to time other information technology consulting services to existing clients.

Recent Developments

In accordance with our roll-up strategy, on January 31, 2022, we entered into an agreement to acquire the issued and outstanding equity securities of Pratum, an Iowa corporation and an information securities firm. Pratum provides cybersecurity consulting and advisory services, risk assessments, and managed extended detection and response services, which we believe is a strategic fit for us. The aggregate purchase price under the Pratum agreement is $8,500,000, subject to customary purchase price adjustments for, among other things, indebtedness of Pratum as of the closing. $8,000,000 will be paid to Pratum’s shareholder at closing and $500,000 will be deposited at closing with an escrow agent to be held in escrow for a period of six months. We anticipate that the transaction will close promptly following the closing of this offering. Pratum will keep its name and operate as a wholly-owned subsidiary of ours.

During the year ended December 31, 2021, we had sales of approximately $7.2 million, an operating loss of approximately $1.4 million and a net loss of approximately $1.6 million, due primarily to increased investment in sales and marketing for Nodeware and related services, together with increased costs associated with our preparations to list on Nasdaq and with assessing potential acquisition targets. As a result of growing demand and accelerated growth in the cybersecurity market, we continue to grow our team of cybersecurity sales and technical consultants internally and leverage contractors when needed to fill short term gaps. We added 12 new employees, primarily in the areas of sales, marketing, and technical consulting for cybersecurity services in 2021. We had full year sales of approximately $7.2 million in 2020 and $7.1 million in 2019, generating operating income of approximately $1,000 and $329,000 and net income of approximately $676,000 and $48,000, respectively.

In June 2021, we created IGI CyberLabs, LLC, a wholly owned subsidiary, to support our Nodeware solution and continued software development. CyberLabs’s overarching mission is to drive sales of our Nodeware Cloud security solution, which we believe will drive monthly and annualized recurring revenue. CyberLabs will also drive product and platform enhancements in Nodeware and new cloud and SaaS cybersecurity related products that will be brought to market through our growing channel partner relationships.

On November 3, 2021, we entered into a financing arrangement (the “Bridge Loan”) with Mast Hill Fund, L.P. ( “Mast Hill”), a Delaware limited partnership. In exchange for a promissory note, the Mast Hill agreed to lend the Company $448,000, which bears interest at a rate of eight percent (8%) per annum, less $44,800 original issue discount. Under the terms of the Loan, amortization payments are due beginning March 3, 2022, and each month thereafter with the final payment due on November 3, 2022. As additional consideration for the financing, the Company issued Mast Hill a 5-year warrant to purchase 51,852 shares of Company common stock at a fixed price of $4.32 per share, subject to price adjustments for certain actions. On February 15, 2022, we entered into a second financing arrangement (, the “Second Bridge Loan”) with Mast Hill. In exchange for a promissory note, the Lender agreed to lend the Company $370,000, which bears interest at a rate of eight percent (8%) per annum, less $37,000 original issue discount. As additional consideration for the financing, the Company issued Mast Hill a 5-year warrant to purchase 34,260 shares of Company common stock at a fixed price of $4.32 per share, subject to price adjustments for certain actions. On April 12, 2022, we entered into a third financing arrangement (together with the Bridge Loan and Second Bridge Loan, the “Loans”) with Talos Victory Fund, LLC (“Talos” and together with Mast Hill, the “Lenders”) on substantially the same terms as our financing arrangements with Mast Hill. In exchange for a promissory note, the Talos agreed to lend the Company $296,000, which bears interest at a rate of eight percent (8%) per annum, less $29,600 original issue discount. As additional consideration for the financing, the Company issued Talos a 5-year warrant to purchase 27,408 shares of Company common stock at a fixed price of $4.32 per share, subject to price adjustments for certain actions. Under the terms of the Loans, amortization payments are due beginning four months from the issue date, and each month thereafter with the final payment due on the one year anniversary of the Loans. Additionally, in the event of a default under the Loans or if the Company elects to pre-pay the Loans, the Lenders have the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $2.70 per share. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” for more information regarding the Loans.

On December 15, 2021, our Board approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1 of our outstanding shares of common stock and recommended that the stockholders of the Company authorize the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our Certificate of Incorporation, as amended, in connection with the reverse stock split. On January 26, 2022, the company’s stockholders voted to authorize the reverse stock split. As of the date of this report, the Board has not set a record date or a ratio for the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 60,000,000 shares. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 27-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering, representing the mid-point of the anticipated reverse stock split range of 24-to-1 to 30-to-1.

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Business Strategy

We have a threefold business strategy composed of:

•	providing differentiated cybersecurity software and services to small to mid-sized enterprises who lack the internal resources to focus on cybersecurity related matters by combining customized software and professional services;
•	designing, developing, and marketing cybersecurity SaaS solutions, including our Nodeware solution; and
•	identifying other cybersecurity companies to acquire as part of a roll-up strategy.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the market at a time when competition and consolidation in these markets is on the rise. Our software and services are designed to simplify the security needs of our customers and channel partners, with a focus on the small to mid-sized enterprises, and we believe our ability to integrate our product and service offerings differentiates them from our competitors. In addition, we support our channel partners by providing recurring-revenue business models for both services and our cybersecurity SaaS solutions.

Cybersecurity is a constantly evolving field, so we devote significant efforts in developing proprietary software and services to meet our customer and channel partners’ evolving needs. These efforts have resulted in the development of our patented and patent-pending Nodeware solution. We expect to continue to make significant investments in developing other intellectual property to serve as the core to other proprietary software and services.

Historically, a significant portion of our revenues has been derived through our managed support services, however, we believe our cybersecurity SaaS solutions, including Nodeware, present an opportunity for significant growth. We believe that Nodeware’s ability to be deployed in an underserved market segment, across a wide variety of networks and the ability to integrate it into existing and new cybersecurity software and services, will allow us to significantly grow this segment of our business. Similarly, we believe Nodeware’s SaaS recurring revenue business model and its flexibility as a standalone or integrated solution makes it an attractive part of our channel partners’ portfolio of products. Accordingly, in 2021 we made significant investments in Nodeware sales and marketing to grow our team of cybersecurity sales and technical consultants. As a result, we believe we are seeing the pipeline growth expected from focused efforts, which we anticipate will convert to revenue growth in 2022 and beyond.

We believe the market for cybersecurity services for small and medium-sized enterprises is fragmented and does not currently meet the needs of this customer base. The market is fragmented and is beginning to consolidate, which is why we are seeking to strategically acquire other cybersecurity technology and services companies.

The following sections define specific components of our business strategy.

Nodeware

Nodeware is a patented SaaS solution that automates network asset identification, and cybersecurity vulnerability management and monitoring. Nodeware simply and affordably enhances security by proactively identifying, monitoring, and addressing potential cybersecurity vulnerabilities on networks, which creates enhanced security to safeguard against hackers and ransomware. Nodeware’s flexibility allows it to span from a single network to several subnetworks, as well as accommodating larger, more complex organizations with more advanced network needs. Nodeware assesses vulnerabilities in a computer network using proprietary scanning technology to capture a comprehensive view of the security exposure of a network infrastructure. Users receive alerts and view network information through a proprietary, web enabled dashboard. Continuous and automated internal scanning and external on demand scanning are components of this offering. As described below, Nodeware has one patent and one patent pending. We intend to develop other intellectual property that serve as the core to other proprietary software and services to market through a channel of domestic and international partners and distributors.

Nodeware provides an economical solution for small and medium-sized enterprises as compared to costly solutions focused on enterprise sized customers, and is designed to accommodate the varying network needs of our end customers’ organizations and networks. Nodeware is sold as a SaaS solution and continuously releases enhancements, updates, and upgrades to stay current with security needs and changes in the market. Nodeware is also designed to be integrated into other technology platforms. We primarily sell Nodeware through our channel partners, with a small percentage being sold directly to end customers. Nodeware creates an opportunity for our channel partners to sell and use a product that provides greater visibility into the network security of an end customer. Since 2018, we have continued to expand our portfolio of channel partners, which now includes Telarus, TD SYNNEX, Staples, and a growing list of MSPs, MSSPs, agents and distributors and government contractors.

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In June 2021, we created IGI CyberLabs, LLC, a wholly owned subsidiary, to support our Nodeware solution and continued software development. CyberLabs’s overarching mission is to drive sales of Nodeware, which we believe will drive monthly and annualized recurring revenue. CyberLabs will also drive product and platform enhancements across other current future subsidiaries as IGI’s roll up of cybersecurity companies comes to fruition. This also enhances our ability to bring new cloud and SaaS cybersecurity related solutions to market through our growing channel partner relationships.

Cybersecurity Services

In addition to Nodeware, we provide cybersecurity consulting services that include incident response, security awareness training, cybersecurity risk management, IT governance and compliance, security assessment services, (CISOTaaS ™) and PenLogic™ penetration testing services offerings to channel partners and direct customers across different markets, including banking, manufacturing, supply chain, and technology, in North America. Our cybersecurity consulting projects leverage different technology platforms and processes, such as Nodeware, to create documentation and processes that a customer can use to continually improve overall IT governance and corporate security. We validate overall network and infrastructure security with the goal of maintaining the integrity of confidential client information, preserving the continuity of services, and minimizing potential data damage from cybersecurity threats and incidents. We continue to enhance our cybersecurity services based on feedback from customers and changes in the market.

Managed Support Services

We also provide managed support services related to information security, principally as a subcontractor for Peraton, a large information technology provider and U.S. government contractor, where we assume the responsibility for providing a defined set of cybersecurity services. These services typically include in-depth troubleshooting, backend analysis, and technical and security support, commonly referred to as Level 2 support, for mission critical technical infrastructure from the server level to the end user interface application in a critical government environment.

Intellectual Property

We believe that our intellectual property is an asset that will contribute to the growth and profitability of our business. We rely on a combination of patented, patent-pending and confidentiality procedures, trademarks and contractual provisions to establish and protect our intellectual property rights in the United States and abroad. We intend to rely on both registration and common law protection for our trademarks.

In May 2016, we filed a provisional patent application for our proprietary product, Nodeware, and launched it commercially in November 2016. In May 2017, we filed a utility patent application for Nodeware: U.S. Patent No. 10,999,307, was issued on May 4, 2021, for NETWORK ASSESSMENT SYSTEMS AND METHODS THEREOF U.S. Patent Application Serial No. 15/600,297, filed May 19, 2017, claiming priority of U.S. Provisional Patent Application Serial No. 62/338,904, filed May 19, 2016. The patent will remain in effect for four years from the date of issue and may be extended for up to twenty years from the filing date. Therefore, the expiration date of the subject patent, assuming all milestones to extend are met, is July 19, 2037.

In December 2019, we filed a second provisional patent application and in December 2020 we filed the subsequent action on the patent on Nodeware. In 2020 and 2021, we created updates and improvements to the platform in response to COVID-19 needs and impact such as a downloadable Windows executable version along with Windows, Mac, and Linux Agents that could be downloaded to a remote PC or server. A number of enhancements related to data management, threat intelligence, and user functionality were part of these updates.

The efforts we have taken to protect our intellectual property may not be sufficient or effective. As a result of this uncertainty and overall significance to the financial statements, these costs have been expensed.

The U.S. patent system permits the filing of provisional and non-provisional patent applications. A non-provisional patent application is examined by the United States Patent and Trademark Office and can mature into a patent once that office determines that the claimed invention meets the standards for patentability.

Our current patent and trademark portfolio consists of a patent for the Nodeware solution and process for scanning for vulnerabilities and a pending patent covering the methodologies associated with identifying and cataloging the assets on or across any physical or cloud network, together with a registered trademark for the “Nodeware” name and other trademarks and tradenames associated with our company and products. We intend to continue to work to enhance our intellectual property position on the Nodeware solution and in other appropriate cybersecurity technology we generate.

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Research and Development

Our research and development efforts are focused on ensuring our software and services continually adapt to ever-evolving cybersecurity threats, developing new and improved functionality to meet our customers’ needs, and to enable robust and efficient integration with other industry solutions. Our research and development team is responsible for the design, development, testing and quality of our software, including Nodeware, and works to ensure that our software is available, reliable and stable.

We believe the timely development of new features and the enhancement of our existing solution(s) that address continuously evolving cybersecurity risks is essential to maintaining our competitive position. Our research and development team works closely with our channel partners, customers, and internal teams to collect user feedback to enhance our development process to continually incorporate suggestions and feedback. We also believe our research and development teams’ focus on developing new products will help us expand our business and improve our market position. We invest substantial resources in research and development to ensure that the functionalities of Nodeware can be robustly and efficiently integrated with other industry solutions because we believe this is key to our ability to expand the presence of Nodeware and our other software and services in the cybersecurity market. We utilize an agile development process to deliver numerous releases, fixes and feature updates on a regular basis and capitalize qualifying costs of developing larger scale projects. Our research and development team is primarily based in Pittsford, New York, and we maintain additional research and development capabilities in certain other locations who supplement our core team.

In June 2021, we created IGI CyberLabs, LLC, a wholly owned subsidiary, to support our Nodeware solution and continued software development. CyberLabs’s overarching mission is to drive sales of our Nodeware solution, which we believe will drive monthly and annualized recurring revenue. CyberLabs will also drive product and platform enhancements in Nodeware and new cloud and SaaS cybersecurity related products that will be brought to market through our growing direct customer and channel partner relationships. We believe a continued focus on intellectual property development creates differentiation in the market for cybersecurity.

Costs incurred prior to reaching technological feasibility are expensed as incurred, and subsequently they are capitalized until product launch.

Certifications

We possess certifications with our business and technology partners and our technical support personnel maintain a number of relevant certifications and qualifications in certain software applications and in the cybersecurity space. We believe having these certifications and qualifications demonstrates to our channel partners and customers that we have the appropriate level of expertise to support their needs. These certifications are examples of our concerted effort to grow and expand our cybersecurity specialization, and include the following:

CISSP® - Certified Information Systems Security Professionals. The CISSP® certification is a credential for those with technical and managerial competence, skills, experience, and credibility to design, engineer, implement, and manage overall information security programs to protect organizations from increasingly sophisticated attacks. It is a globally recognized standard of achievement. Certain of our employees in our cybersecurity group have this certification.

GCIH - GIAC Certified Incident Handler. The GCIH certification is a credential for incident handlers who manage security incidents by understanding common attack techniques, vectors and tools as well as defending against and/or responding to such attacks when they occur. The GCIH certification focuses on detecting, responding, and resolving computer security incidents including:

•	the incident reporting process;
•	malicious applications and network activity;
•	common attack techniques that compromise hosts;
•	system and network vulnerabilities; and
•	continuous process improvement and the root causes of incidents.

Certain of our employees in our cybersecurity group have this certification.

CEH - Certified Ethical Hacker. CEH and CEH Master programs are a comprehensive ethical hacking certification to help information security professionals grasp the fundamentals of ethical hacking. The certification serves to assist our consultants to systematically attempt to inspect network infrastructures with the consent of its owner to find security vulnerabilities which a malicious hacker could potentially exploit. The course helps assess the security posture of an organization by identifying vulnerabilities in the network and system infrastructure to determine if unauthorized access is possible. Certain of our employees in our cybersecurity group have this certification.

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CISA - Cybersecurity and Infrastructure Agency leads the national effort to understand, manage, and reduce risk to our cyber and physical infrastructure.

CRISC - Certified in Information Systems and Risk Controls and is a certification in enterprise risk management.

CMMC-AB RP - Cybersecurity Maturity Model Certification is a unified standard for implementing cybersecurity across the defense industrial base, which includes over 300,000 companies in the supply chain.

OSCP - Offensive Security Certified Professional is a certification program that focuses on hands-on offensive information security skills.

GIAC - Global Information Assurance Certification is an information security certification entity that specializes in technical and practical certification for cybersecurity professionals.

Penetration Tester (GPEN)

Certified Intrusion Analyst (GCIA)

Certified Incident Handler (GCIH)

Certified Enterprise Defender (GCED)

Security Essentials (GSEC)

Python Coder (GPYC)

CompTIA Security+ (SEC+) is a global certification that validates the baseline skills in order to perform core security functions.

Microsoft Gold Certified Partner. We are part of Microsoft’s Accredited Online Cloud Services program. We have been certified in sales, pricing and technical delivery of Office 365 which combines the familiar Office desktop suite with cloud-based versions of the next-generation communications and collaboration services: Exchange Online, SharePoint Online and Lync Online. These services are providing real world benefits to our clients while allowing us to offer clear guidelines for transitioning new users to hybrid-cloud-based solutions. We received certification for Windows Intune which provides complete remote desktop support capabilities enhancing our overall goal of providing complete solutions for virtualization and cloud-based SaaS. What once required expensive hardware and time-consuming deployments can now be delivered seamlessly, including web conferencing, collaboration, document management, messaging, customer relationship management and productive office web applications all with lower total cost of ownership and quicker return on investment. We believe our Microsoft competencies assist our business development personnel when presenting solutions that, if accepted, will increase our sales.

Regulations

We follow standard regulations and standards as part of our ongoing processes: NYS Shield Act, Sarbanes Oxley , National Institute of Standards and Technology Cybersecurity Framework, and Payment Card Industry (“PCI”) level 4 self-assessment.

Competition

We face competition from many companies in the evolving cybersecurity market. We compete with other MSPs and IT professional services firms who have cybersecurity offerings, MSSPs, and cybersecurity product and software developers operating in the North American market. We have competitors who are both publicly listed and private companies, and that are regional and national in coverage. Many of our larger competitors have substantially greater capital resources, research and development staff, sales, and marketing resources, facilities, and experience than we do. We obtain a portion of our business based on proposals submitted in response to requests from potential and current clients, who will typically also receive proposals from our competitors. Specifically, Nodeware faces direct competition from companies such as Rapid 7, Qualys, and Tenable in the vulnerability management market.

Facilities

Our principal offices are located at 175 Sully’s Trail, Suite 202, Pittsford, New York 14534, where we lease approximately 7,112 square feet of office space under a lease that expires in July 2022. We are negotiating with our landlord to remain in the same location with a smaller footprint. We believe a smaller footprint will be suitable and adequate for our current and future needs given the ability of our employees to work remotely. Approximately 85% of the workforce is remote and while we will be renewing our lease, we feel it is prudent to reduce the size of our current facility. We do not own or operate, and have no plans to establish, any manufacturing facilities.

Employees

As of April 29, 2022, we have 63 full-time employees, including 41 in information technology services, 3 in executive management, 5 in accounting, finance and administration, 2 in software development and 12 in marketing and sales. We are not subject to any collective bargaining agreements, and we believe that relations with our employees and independent contractors are good. We believe that we are currently staffed at an appropriate level to administratively implement and carry out our business plan for the next 12 months. However, we expect to add employees in sales, technical support, marketing and cybersecurity consulting to meet growing demands.

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Our ability to develop and market our services, and to establish and maintain a competitive position in our businesses will depend, in large part, upon our ability to attract and retain qualified technical, marketing and managerial personnel, of which there can be no assurance.

Company Information Available on the Internet

We maintain a website at https://igicybersecurity.com. Through a link to the Investor Relations section of our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are available, free of charge, as soon as reasonably practicable after we electronically file such material with or furnish it to the Securities and Exchange Commission (SEC). We also maintain a web site for our cybersecurity product, Nodeware, and related services at https://www.nodeware.com. The content of our websites shall not be deemed part of this prospectus and is not incorporated by reference into this prospectus.

General Information

We were incorporated under the laws of the state of Delaware on October 14, 1986. Our principal corporate headquarters are located at 175 Sully’s Trail, Suite 202, Pittsford, New York 14534 and our phone number is (585) 385-0610. Our business is in the field of delivering cybersecurity services, licensing and selling our cybersecurity solutions, including Nodeware, and distributing third party software licenses.

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PROPOSED ACQUISITION OF PRATUM

Stock Purchase Agreement

On January 31, 2022, we entered into a Stock Purchase Agreement (the “Pratum Agreement”) to acquire the issued and outstanding equity securities of Pratum for an aggregate purchase price of $8,500,000, subject to customary purchase price adjustments for, among other things, indebtedness of Pratum as of the closing. $8,000,000 will be paid to the Nelson Trust and David A. Nelson (together, the “Seller Parties”) at closing and $500,000 will be deposited at closing with an escrow agent to be held in escrow for a period of six months. The escrow amount may be used to account for indemnification claims and any post-closing adjustment of the Pratum Acquisition Consideration.

The Pratum Agreement contains customary representations, warranties and covenants by each of the parties, and contains indemnification provisions under which the parties have agreed, subject to certain limitations, to indemnify each other against losses resulting from certain liabilities.

The closing of the transaction is subject to customary conditions, including, among others, (i) receipt of any necessary regulatory approvals and licenses, (ii) the absence of any litigation or governmental order that restrains, prevents or materially alters the transactions contemplated by the Pratum Agreement, (iii) the accuracy of the parties’ representations and warranties contained in the Pratum Agreement remaining true as of closing (subject to certain qualifications), (iv) Pratum’s and the Seller Parties’ material compliance with the covenants and agreements in the Pratum Agreement, and (v) the our obtaining sufficient debt or equity financing to fund the Pratum Acquisition Consideration.

The Pratum Agreement also contains customary pre-closing covenants, including the obligation of Pratum and the Seller Parties to cause Pratum to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without our written consent.

On March 28, 2022 the parties to the Pratum Agreement amended the agreement to extend the outside date for closing from March 31, 2022 to May 15, 2022. Accordingly, the Pratum Agreement may be terminated under certain circumstances, including, among others if the transaction does not close by May 15, 2022. Additionally, either party may terminate the Pratum Agreement upon a breach by the other party of any representation, warranty, covenant or agreement made by such breaching party in the Pratum Agreement, such that the conditions related to the representations, warranties, covenants and agreements made by such breaching party would not be satisfied and such breach or condition is not curable or, if curable, is not cured 30 days after written notice of such breach.

The foregoing description of the Pratum Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Pratum Agreement, which is filed as an exhibit to this registration statement. The representations, warranties and covenants of each party set forth in the Pratum Agreement have been made only for the purposes of, and were and are solely for the benefit of the parties to the Pratum Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Pratum Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Pratum Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Accordingly, the Pratum Agreement is included with this filing only to provide investors with information regarding the terms of the Pratum Agreement, and not to provide investors with any factual information regarding Pratum or the Seller Parties, their respective affiliates or their respective businesses.

Under the terms of the Pratum Agreement, upon the closing of the transaction, Pratum will enter into certain other agreements. Forms of these agreements are attached as exhibits to the Pratum Agreement, and the following descriptions of certain of these agreements are qualified by reference to the corresponding exhibits to the Pratum Agreement. At closing, each of Jordan Engbers, Steve Healey and Megan Soat will enter into a new employment agreement with Pratum pursuant to which they will continue to serve as executives of Pratum following the closing of the transaction. At closing, David A. Nelson will enter into a consulting agreement with Pratum pursuant to which he will provide certain consulting services, including services related to transitioning Pratum’s business to us.

As part of our roll-up strategy, we believe that by acquiring companies that have not yet reached scale, like Pratum, we can stimulate our own growth, gain a competitive advantage, and increase our market share. For those reasons, we believe the Pratum Acquisition is a strategic fit for us. Pratum’s services and solutions complement and supplement ours, which we believe will allow us to better serve our customers and the cybersecurity market at large. We believe the Pratum Acquisition will also enable Pratum and us to leverage synergies, resulting in increased performance and cost efficiencies.

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We anticipate that the transaction will close promptly following the closing of this offering. Pratum will keep its name and operate as a wholly-owned subsidiary of ours.

Overview of Pratum

Headquartered in Ankeny, Iowa, Pratum is a cybersecurity and information securities firm that helps clients address information security challenges through a balance of risk management, information security, and compliance.

Like us, Pratum’s ability to succeed depends on how successful it is in differentiating itself in the cybersecurity market at a time when competition and consolidation in these markets are on the rise. Pratum differentiates its services from its competitors by basing its solutions on quantitative data, capitalizing on industry-leading insights, and focusing on relationships by learning business objectives and needs. Pratum’s services are designed to arm its clients with knowledge and understanding, empowering them to protect critical data without disruption to business operations. In order to best serve its clients, Pratum’s services are delivered by customized and dedicated service teams who continually work with clients to address their specific and unique challenges.

As part of its services offerings, Pratum:

•	provides consulting and advisory services, including virtual Chief Information Security Officer (“vCISO”) services, to help businesses develop and implement information security programs, digital forensics to enable clients to make informed decisions about security incidents, incident response infrastructure development to prepare organizations for security incidents of all types, and security consulting to facilitate policy development and business continuity planning;
•	conducts assessments and testing to identify and evaluate a risk tolerance that aligns with an organization’s business objectives;
•	conducts penetration testing and IT audits to proactively discover exploitable network vulnerabilities;
•	provides managed Extended Detection and Response (“XDR”) services, a threat detection and incident response tool that integrates various services into a unified, comprehensive operations system; and
•	ensures compliance with Health Insurance Portability and Accountability Act, American Recovery and Reinvestment Act of 2009, Patient Protection and Affordable Care Act, Federal Information Systems Management Act, Payment Card Industry Data Security Standard, Service Organization Control 2, Cybersecurity Maturity Model Certification, and other data privacy laws, regulations, and industry standards.

Pratum sells directly to clients nationwide, as well as providing services through a small list of select referral partners. Clients range from small businesses to multinational corporations, and span various industries including technology, manufacturing, healthcare, financial services, banking, utilities, government, retail, and education.

We believe Pratum is well positioned as an industry leader and trusted resource and partner in cybersecurity, particularly in Iowa and the Midwest. Pratum operates the Secure Iowa Conference TM, which will celebrate its 10th year at the September 2022 event. In addition, Pratum regularly participates in webinars and conference presentations and maintains a weekly blog on its website that discusses topics of interest to cybersecurity professionals.

Recent Developments

In 2021, Pratum leveraged more than a decade of experience in security information and event management and launched its managed XDR service built on Microsoft’s industry-leading technologies. We believe the managed XDR service is a key strategic priority for Pratum and will be a key driver of growth in the coming years.

In 2021, Pratum acquired the rights to the Secure Iowa Conference TM giving it control over the event, which Pratum previously operated on behalf of a third party. We believe this will solidify Pratum’s thought leadership in cybersecurity, particularly in Iowa and the Midwest.

In 2021, Pratum expanded its market reach by signing its first international client based on France.

Consulting and Advisory Services

Pratum provides consulting and advisory services, including vCISO, to help businesses develop and implement information security programs. Pratum’s vCISO delivers expert security leadership and a dedicated team of analysts and consultants equipped to solve unique and complex cybersecurity challenges. Its digital forensic services include digital investigations, acquisition of storage media, and acquisition of mobile devices, which enables clients to make informed decisions about security incidents. Pratum works with businesses to develop an incident response plan equipped to prepare organizations for all levels of security incidents. Finally, its security consulting practice works to facilitate organizational policy development and business continuity planning to ensure business objectives are met.

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Assessments and Testing

Pratum conducts assessments and testing to identify and evaluate a risk tolerance that aligns with an organization’s business objectives. It also conducts penetration testing and IT audits to proactively discover exploitable network vulnerabilities. The results help an organization identify, assess, and respond to risks. During the process, Pratum identifies threat sources, identifies threat events, identifies vulnerabilities and predisposing conditions, determines the likelihood of adverse impact, determines the ultimate impact of a breach, and determines the associated risk. This enables a business to take a risk-driven approach to its cybersecurity decision-making.

Compliance

Pratum ensures compliance with Health Insurance Portability and Accountability Act, American Recovery and Reinvestment Act of 2009, Patient Protection and Affordable Care Act, Federal Information Systems Management Act, Payment Card Industry Data Security Standard, Service Organization Control 2, Cybersecurity Maturity Model Certification, and other data privacy laws, regulations, and industry standards. Pratum helps organizations navigate this complex and evolving landscape by creating tailored and compliant plans that outline how data should be safely stored, shared, and secured.

Managed XDR Services

Pratum provides managed XDR services, a threat detection and incident response tool that integrates various services into a unified, comprehensive operations system. Managed XDR service represents a key strategic priority for Pratum in 2022 and beyond. The service provides Pratum with visibility into its clients’ technology environments and enables it to intercept threats at the earliest stage and perform incident response service within minutes. The service is managed by its U.S.-based Security Operations Center (“SOC”) and leverages Microsoft’s industry-leading SIEM and EDR technologies. This enables Pratum to deliver a fully integrated defense and stop malicious network activity before it spreads. Its managed XDR service covers an organization’s entire ecosystem including endpoints, cloud workloads, firewalls, network devices, services, internet of things, and e-mail.

Certifications

Pratum possess certifications with its business and technology partners and its technical support personnel maintain a number of relevant certifications and qualifications in certain software applications and in the cybersecurity space. We believe having these certifications and qualifications demonstrates that Pratum has the appropriate level of expertise to support its customers needs. These certifications include the following:

•	Certified Digital Forensics Examiner (CDFE)
•	Certified Ethical Hacker (CEH)
•	Certified Information Security Manager (CISM)
•	Certified Information Systems Auditor (CISA)
•	Certified Information Systems Security Professional (CISSP)
•	Certified Penetration Testing Engineer (CPTE)
•	EnCase Certified Examiner (EnCE)
•	GIAC Continuous Monitoring Certification (GMON)
•	Offensive Security Certified Professional (OSCP)

Facilities

Pratum’s principal offices are located at 1551 SW Prairie Trail Pkwy, Ankeny, Iowa 50023, where it leases approximately 7,540 square feet of office space under a lease that expires in December 2034. We believe Pratum’s facility is adequate for its current and future needs. Pratum does not own or operate, and has no plans to establish, any manufacturing facilities.

Employees

As of March 25, 2022, Pratum has 26 full-time employees, including 2 in executive management, 16 in consulting and analyst roles, 1 in administration and 7 in marketing and sales. Pratum is not subject to any collective bargaining agreements, and we believe that relations with its employees and independent contractors are good. We believe that Pratum is currently staffed at an appropriate level to administratively implement and carry out its business plan for the next 12 months.

Pratum’s ability to develop and market its services, and to establish and maintain a competitive position in its businesses will depend, in large part, upon its ability to attract and retain qualified technical, marketing and managerial personnel, of which there can be no assurance.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the financial data than are included in the following discussion. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Examples of forward-looking statements include, but are not limited to (i) projections of sales, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of stockholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. See the “Cautionary Statement Regarding Forward-Looking Statements” above. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus. The following discussion and analysis of our financial condition and results of operations is presented without giving effect to the proposed reverse stock split.

Business Overview

Headquartered in Pittsford, New York, Infinite Group is a developer of cybersecurity software and related cybersecurity consulting, advisory and managed information security services. We principally sell our software and services through indirect channels such as MSPs, MSSPs, agents and distributors and government contractors, whom we refer to collectively as our channel partners. We also sell directly to end customers.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the cybersecurity market at a time when competition and consolidation in these markets are on the rise. Our strategy to differentiate our cybersecurity software and services from our competitors is to combine customized software and professional services, and grow our business by designing, developing, and marketing cybersecurity SaaS solutions that can be deployed in myriad environments. Software and services are initially developed in our wholly-owned subsidiary, IGI CyberLabs, to fill technology gaps we identify, and then we bring these software and services to market through our existing channel partner and customer relationships. Our software and services are designed to simplify and manage the security needs of our customers and channel partners in a variety of environments. We focus on the small and medium-sized enterprises market. We support our channel partners by providing recurring-revenue business models for both services and through our cybersecurity SaaS solutions. Products may be sold as standalone solutions or integrated into existing environments to further automate the management of cybersecurity and related IT functions.

Business Strategy

We have a threefold business strategy composed of:

•	providing differentiated cybersecurity software and services to small to mid-sized enterprises who lack the internal resources to focus on cybersecurity related matters by combining customized software and professional services;
•	designing, developing, and marketing cybersecurity SaaS solutions, including our Nodeware solution; and
•	identifying other cybersecurity companies to acquire as part of a roll-up strategy.

We believe our ability to succeed depends on how successful we are in differentiating ourselves in the market at a time when competition and consolidation in these markets is on the rise.

Our software and services are designed to simplify the security needs of our customers and channel partners, with a focus on the small to mid-sized enterprises, and be believe our ability to integrate our product and service offerings differentiates them from our competitors. In addition, we support our channel partners by providing recurring -revenue business models for both services and our cybersecurity SaaS solutions.

Cybersecurity is a constantly evolving field, so we devote significant efforts in developing proprietary software and services to meet our customer and channel partners’ evolving needs. These efforts have resulted in the development of our patented and patent-pending Nodeware solution. We expect to continue to make significant investments in developing other intellectual property to serve as the core to other proprietary software and services.

Historically, a significant portion of our revenues has been derived through our managed support services, however, we believe our cybersecurity SaaS solutions, including Nodeware, present an opportunity for significant growth. We believe that Nodeware’s ability to be deployed across a wide variety of networks and the ability to integrate it into existing and new cybersecurity solutions, will allow us to significantly grow this segment of our business. Similarly, we believe Nodeware’s SaaS recurring revenue business model and its flexibility as a standalone or integrated solution makes it an attractive part of our channel partners’ portfolio of products. Accordingly, in 2021 we made significant investments in IGI and CyberLabs sales and marketing to grow our team of cybersecurity sales and technical consultants. As a result, we believe we are seeing the pipeline growth expected from focused efforts, which we anticipate will convert to revenue growth in 2022.

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We believe the market for cybersecurity services for small and medium-sized enterprises is fragmented and does not currently meet the needs of this customer base. The market is fragmented and is beginning to consolidate, which is why we are seeking to strategically acquire other cybersecurity technology and services companies.

Recent Developments

On December 15, 2021, our Board approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1 of our outstanding shares of common stock and recommended that the stockholders of the Company authorize the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our Certificate of Incorporation, as amended, in connection with the reverse stock split. On January 26, 2022, the company’s stockholders voted to authorize the reverse stock split. As of the date of this report, the Board has not set a record date or a ratio for the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 60,000,000 shares. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 27-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering, representing the mid-point of the anticipated reverse stock split range of 24-to-1 to 30-to-1.

In accordance with our roll-up strategy, on January 31, 2022, we entered into an agreement to acquire the issued and outstanding equity securities of Pratum, an Iowa corporation and an information securities firm. Pratum provides cybersecurity consulting and advisory services, risk assessments, and managed XDR services. The aggregate purchase price under the Pratum agreements is $8,500,000, subject to customary purchase price adjustments for, among other things, indebtedness of Pratum as of the closing. $8,000,000 will be paid to Pratum’s shareholder at closing and $500,000 will be deposited at closing with an escrow agent to be held in escrow for a period of six months. We anticipate that the transaction will close promptly following the closing of this offering. Pratum will keep its name and operate as a wholly-owned subsidiary of ours.

Results of Operations

Comparison of the years ended December 31, 2021 and 2020

The following discussion analyzes our results of operations for the years ended December 31, 2021 and 2020. The following information should be considered together with our financial statements for such periods and the accompanying notes thereto.

The following table compares our statements of operations data for the years ended December 31, 2021 and 2020. Certain trends suggested by this table are not indicative of future operating results.

	Years Ended December 31,
					2021 vs. 2020
		As a % of		As a % of	Amount of	% Increase
	2021	Sales	2020	Sales	Change	(Decrease)

Sales	$7,224,242	100.0%	$7,219,446	100.0%	$4,796	0.1%
Cost of sales	4,489,306	62.1	4,177,268	57.9	312,038	7.5
Gross profit	2,734,936	37.9	3,042,178	42.1	(307,242)	(10.1)
General and administrative	2,159,378	29.9	1,696,415	23.5	462,963	27.3
Selling	1,983,127	27.5	1,344,472	18.6	638,655	47.5
Total operating expenses	4,142,505	57.3	3,040,887	42.1	1,101,618	36.2
Operating income (loss)	(1,407,569)	(19.5)	1,291	0.0	(1,408,860)	(109,129.4)
Other income	120,505	1.7	967,007	13.4	(846,502)	(87.5)
Interest expense, net	(281,749)	(3.9)	(292,302)	(4.0)	10,553	(3.6)
Net income (loss)	$(1,568,813)	(21.7)%	$675,996	9.4%	$(2,244,809)	(332.1)%
Net income (loss) per share - basic	$(0.05)		$0.02		$(0.07)
Net income (loss) per share diluted	$(0.05)		$0.02		$(0.07)

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Our managed support service sales decreased by 7.4% from $4,669,570 during the twelve months ended December 31, 2020 to $4,325,067 during the corresponding period of 2021. VMWare represented a decrease of approximately $232,000 and Managed Information Security Services decreased by approximately $113,000. Managed support service sales accounted for approximately 60% of our sales in 2021 and approximately 65% for the same period in 2020. The decline in our managed support service sales during 2021 was due to the continued declines of virtualization subcontract projects assigned to us by VMWare and existing projects coming to a conclusion. The decline in virtualization subcontracting projects has been a trend occurring since 2015 and we discontinued the business in 2021. We expect our Managed Information Security Services sales to remain steady in 2022.

Our cybersecurity software and services sales, primarily to SMEs, increased by 22.2% to $2,793,057 during the twelve months ended December 31, 2021 from $2,285,876 during the corresponding period of 2020. The increase in cybersecurity software and services sales during 2021 was attributable to increased sales efforts of our sales team in finding new customers. We expect our cybersecurity software and services business to continue to grow due to our expanding salesforce, channel and marketing programs.

Other IT consulting services sales decreased by $145,000 or 54.9% during the twelve months ended December 31, 2021 as compared to 2020. The decline in other IT consulting services sales was due to the termination of a consulting contract, which occurred during the first half of 2021.

Cost of Sales and Gross Profit

Cost of sales principally represents the compensation expense for our employees (primarily the cost of our IT services group). In smaller amounts, we also incurred cost of sales for third party software licenses for our commercial SME partners. Cost of sales increased by 7.5% to $4,489,306 during the twelve months ended December 31, 2021 from $4,177,268 during the corresponding period of 2020. The increase in cost of sales during the twelve months ended December 31, 2021 from 2020 was due to an increase in salaried employees amounting to an increase of approximately $368,000 to support our cybersecurity software and services team, partially offset by a reduction in headcount of hourly employees in supporting our managed support services (approximately $73,000).

Gross profit decreased by 10.1% to approximately $2,734,936 for 2021. The primary driver of the reduction in gross profit was the increase in cost of sales in 2021 from 2020 due to the cost of the three new salaried employees to support our cybersecurity software and services team.

General and Administrative Expenses

General and administrative expenses include corporate overhead such as compensation and benefits for executive, administrative and finance personnel, rent, insurance, professional fees, travel, and office expenses. General and administrative expenses increased by $462,963 in 2021 due primarily to increases in salaries and benefits of approximately $165,000, consulting expenses of approximately $137,000, and legal fees of approximately $161,000. Corporate marketing expenses decreased by approximately $54,000.

Selling Expenses

The increase of $638,655 in selling expenses to $1,983,127 in 2021 is principally due to the increase of employee salaries, commissions and benefits totaling approximately $403,000 due primarily to the growth to the cyber security and CyberLabs leadership and sales teams. The remaining increase is attributable to several smaller items including amortization of development labor, marketing and consulting fees.

Operating Income (Loss)

The decrease of approximately $1,408,860 in our operating income for 2021 is attributable to a decrease in gross profit of $307,242, an increase in our general and administrative expenses of $462,963 and our selling expenses of $638,655. The decrease in our operating income from the previous year is principally attributable to the growth of our sales team and the associated costs as well as consulting and legal fees incurred for the twelve months ended December 31, 2021 as compared to 2020.

Other Income

In 2021, we settled the long-term debt agreement with the Pension Benefit Guaranty Corporation (“PBGC”) for $200,000 on the outstanding principal of $246,000 and accrued interest of approximately $74,500. We recorded a gain of approximately $120,500 at that time of forgiveness. In 2020, we received a Paycheck Protection Plan (“PPP”) loan which was subsequently forgiven in the 4th quarter of 2020. We recorded $963,516 of other income at that time of forgiveness. These events are non-recurring.

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Interest Expense, net

Interest expense decreased by approximately $10,553 and includes interest on indebtedness, amortization of loan fees, cost of stock options as part of debt agreements and fees for financing accounts receivable invoices. The decrease in interest expense is principally attributable to stock option costs from 2020 which did not occur in 2021. The decrease in interest expense is primarily attributable to the non-cash options expense issued for loan financing consideration of approximately $69,300 during 2020 offset by the associated interest of approximately $54,000 from the Mast Hill Bridge Loan in 2021.

Net Income (loss)

The decrease in net income (loss) is attributable primarily to the selling, general and administrative items discussed above for 2021 as compared to 2020 due to our focus on growing and developing the Cybersecurity Services and CyberLabs segments.

Liquidity and Capital Resources

At December 31, 2021, we had cash of $99,432 available for working capital needs and planned capital asset expenditures and a working capital deficit of approximately $3,062,000 with a current ratio of 0.25.

During 2021, our primary source of liquidity is cash provided by collections of accounts receivable and our factoring line of credit. We maintain an accounts receivable financing line of credit with an independent financial institution that allows us to sell selected accounts receivable invoices to the financial institution with full recourse against us in the amount of $2,000,000, including a sublimit for one major client of $1,500,000. This provides us with the cash needed to finance certain of our on-going costs and expenses. At December 31, 2021, based on eligible accounts receivable, we had $66,000 available under this arrangement. We expect sales during 2022 to generate additional accounts receivable eligible for factoring, that will support our operations. We pay fees based on the length of time that the invoice remains unpaid.

At December 31, 2021, we had current notes payable of $229,000 to related parties. $100,000 of this debt is due on June 1, 2022. The remaining $129,000 are in the form of demand notes with an interest rate of 6%.

At December 31, 2021, we have current notes payable of approximately $384,000 to third parties, which includes convertible notes payable of approximately $150,000. Also included is $12,500 in principal amount of a note payable due on June 30, 2016 but not paid by then. This note was issued in payment of software we purchased in February 2016 and secured by a security interest in the software. To date, the holder has not taken any action to collect the amount past due on this note or to enforce the security interest in the software.

Also included in the current notes payable is the Bridge Loan with Mast Hill Fund, L.P., which bears interest at a rate of 8%. We plan to use the proceeds from the Bridge Loan to substantially enhance our marketing of CyberLabs’s Nodeware solution, in order to significantly increase its growth. A total of approximately $272,000 was recorded as deferred note costs associated with this transaction. At December 31, 2021, the unamortized balance of the deferred note costs was approximately $227,000. See Note 6 of the 2021 Audited Financial Statements for more information.

At December 31, 2021, we also have an accrued liability for the voluntary match portion of a former simple IRA plan, including interest, of approximately $275,000. We do not anticipate distributing this liability in the next year or two. Interest will continue to accrue.

We have $765,000 of current maturities of long-term obligations to third parties. This is composed of two notes including long-term notes to third parties of $265,000 due on January 1, 2018, which has not been renewed or amended, and $500,000 due on December 31, 2021. The accrued interest on these notes and current maturities is approximately $281,000 at December 31, 2021. These notes have not been paid. We plan to renegotiate the terms of the notes payable, offset with amounts owed to us, seek funds to repay the notes or use a combination of the alternatives.

We have $190,000 of current maturities of long-term obligations to related parties. This is composed of the scheduled payment of $100,000 to an officer of the company on June 1, 2022 and a scheduled payment of $90,000 on July 1, 2022. The accrued interest of these notes is approximately $33,700 at December 31, 2021.

We cannot provide assurance that we will be able to repay current notes payable or obtain extensions of maturity dates for long term notes payable when they mature or that we will be able to repay or otherwise refinance the notes at their scheduled maturities.

Our ability to raise the additional capital is dependent on a number of factors, including, but not limited to, the market demand for our common stock, which itself is subject to a number of development and business risks and uncertainties, our creditworthiness and the uncertainty that we would be able to raise such additional capital at a price that is favorable to us. In addition, our ability to raise additional funds may be adversely impacted by deteriorating global economic conditions and the recent or future disruptions to and volatility in the financial markets in the United States and worldwide resulting from the ongoing COVID-19 pandemic or otherwise. With regards to our existing debt, if the equity raise is not successful, we plan to restructure the debt, convert debt to equity or pay down appropriate debt. We may also increase ownership via exercising of stock options and the potential sale of restricted stock. If adequate funds are not available when needed, we may need to significantly reduce our operations while we seek strategic alternatives, which could have an adverse impact on our ability to achieve our intended business objectives including new software initiatives.

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

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Cash Flows

The following table summarizes our cash flow information for the years presented, described below, and should be read in conjunction with our financial statements appearing at Item 15, Page F-1, et seq., of this report.

	Years Ended December 31,
	2021	2020
Net cash used in operating activities	$(544,817)	$(413,755)
Net cash used in investing activities	(243,034)	(303,540)
Net cash provided by financing activities	854,970	743,210
Net increase in cash	$67,119	$25,915

Cash Flows Used in Operating Activities

Our operating cash flow is primarily affected by the overall profitability of our contracts, our ability to invoice and collect from our clients in a timely manner, and our ability to manage our vendor payments. We bill our clients weekly or monthly after services are performed, depending on the contract terms. Our net loss of $1,568,813 for 2021 was increased by non-cash expenses for depreciation, amortization, bad debt expense, amortization of debt discount and stock-based compensation of $364,857 and decreased for non-cash adjustments for forgiveness of debt of $120,505. In addition, an increase in accounts payable and accrued expenses of $626,328 was offset by increases in accounts receivable and other assets of $153,316 resulted in net cash used in operating activities of $544,817.

We are increasing our marketing of Nodeware to our IT channel partners who resell to their customers. We are making investments in our cyber security team for penetration testing, CISOTaaS and other services. Due to the lengthy lead times typically needed to generate these new sales, we do not expect to realize a return from our sales and marketing personnel for one or more quarters. As a result, we may continue to experience small operating income or operating losses from these investments in personnel until sufficient sales are generated. We expect to fund the cost for the new sales personnel from our operating cash flows, the equity raise and incremental borrowings, as needed.

Cash Flows Used in Investing Activities

In 2020 and 2021, we incurred capital expenditures for computer hardware as well as software development labor for the enhancements to Nodeware. The slight decrease from 2020 was primarily due to less development activities in 2021 that were capitalized. We expect to continue to invest in computer hardware and software to update our technology to support the growth of our business. We do not anticipate our continued investment to be significant.

Cash Flows Provided by Financing Activities

During 2021, we received $378,040 from a bridge loan from the Mast Hill Fund L.P. We borrowed $249,000 from a related party under the terms of a note payable. The note allows for up to $500,000 credit and is due in August 2026. During 2019 and 2020, we borrowed $250,000 from the $500,000 credit note. We also borrowed $329,000 from other related parties during 2021, of which $100,000 was extinguished with common stock. During 2021, we paid $200,000 to the PBGC to settle all outstanding indebtedness and terminate all commitments and obligations under its original promissory note dated October 17, 2011, and the First Amended Agreement dated March 15, 2015. The Company recorded a gain of $120,505 as part of the transaction. We also received $98,930 from the exercising of stock options during 2021.

We plan to evaluate alternatives which may include renegotiating the terms of the notes, seeking conversion of the notes to shares of common stock and seeking funds to repay the notes. We continue to evaluate repayment of our notes payable based on our cash flow. If the equity raise is successful, we plan to pay down a portion of the debt.

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Credit Resources

We maintain an accounts receivable financing line of credit from an independent financial institution that allows us to sell selected accounts receivable invoices to the financial institution with full recourse against us in the amount of $2,000,000, including a sublimit for one major client of $1,500,000. This provides us with the cash needed to finance certain costs and expenses. At December 31, 2021, we had financing availability, based on eligible accounts receivable, of approximately $66,000 under this line. We pay fees based on the length of time that the invoice remains unpaid. We also have approximately $16,000 of available credit under various lines of credit as of December 31, 2021.

During May 2019, we originated a line of credit note payable for a $500,000 with a related party and borrowed $499,000 and have $1,000 available to borrow for working capital. This agreement matures in August 2026.

During 2017, we originated two lines of credit with related parties totaling $175,000. At December 31, 2021, we had $15,000 available under these financing agreements which mature in July 2022 and January 2023, respectively.

We believe the capital resources available under our factoring line of credit, cash from additional related party loans and cash generated by improving the results of our operations will be sufficient to fund our ongoing operations for at least the next 12 months. The funds from the equity raise will allow us to support and accelerate the internal growth of our operations and offer additional opportunities if they arise.

We anticipate financing growth from acquisitions of other businesses, if any, and our longer-term internal growth through one or more of the following sources: issuance of equity: cash from collections of accounts receivable; additional borrowing from related and third parties; use of our existing accounts receivable credit facility; or a refinancing of our accounts receivable credit facility.

Critical Accounting Policies and Estimates

See Note 3 to the Financial Statements for a discussion of the Company’s accounting policies and estimates including Capitalization of Software for Resale and management’s assessment of going concern.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF PRATUM

You should read the following discussion and analysis of Pratum’s financial condition and results of operations together with its financial statements and the related notes appearing elsewhere in this prospectus. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the financial data than are included in the following discussion. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Examples of forward-looking statements include, but are not limited to (i) projections of sales, income or loss, earnings per share, capital expenditures, dividends, capital structure, and other financial items, (ii) statements of our plans and objectives with respect to business transactions and enhancement of stockholder value, (iii) statements of future economic performance, and (iv) statements of assumptions underlying other statements and statements about our business prospects. See the “Cautionary Statement Regarding Forward-Looking Statements” above. Pratum’s actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this prospectus.

Headquartered in Ankeny, Iowa, Pratum is a cybersecurity and information securities firm that helps clients address information security challenges through a balance of risk management, information security, and compliance.

Like us, Pratum’s ability to succeed depends on how successful it is in differentiating itself in the cybersecurity market at a time when competition and consolidation in these markets are on the rise. Pratum differentiates its services from its competitors by basing its solutions on quantitative data, capitalizing on industry-leading insights, and focusing on relationships by learning business objectives and needs. Pratum’s services are designed to arm its clients with knowledge and understanding, empowering them to protect critical data without disruption to business operations. In order to best serve its clients, Pratum’s services are delivered by customized and dedicated service teams who continually work with clients to address their specific and unique challenges.

As part of its services offerings, Pratum:

•	provides consulting and advisory services, including virtual Chief Information Security Officer (“vCISO”) services, to help businesses develop and implement information security programs, digital forensics to enable clients to make informed decisions about security incidents, incident response infrastructure development to prepare organizations for security incidents of all types, and security consulting to facilitate policy development and business continuity planning;
•	conducts assessments and testing to identify and evaluate a risk tolerance that aligns with an organization’s business objectives;
•	conducts penetration testing and IT audits to proactively discover exploitable network vulnerabilities;
•	provides managed Extended Detection and Response (“XDR”) services, a threat detection and incident response tool that integrates various services into a unified, comprehensive operations system; and
•	ensures compliance with Health Insurance Portability and Accountability Act, American Recovery and Reinvestment Act of 2009, Patient Protection and Affordable Care Act, Federal Information Systems Management Act, Payment Card Industry Data Security Standard, Service Organization Control 2, Cybersecurity Maturity Model Certification, and other data privacy laws, regulations, and industry standards.

Pratum sells directly to clients nationwide, as well as providing services through a small list of select referral partners. Clients range from small businesses to multinational corporations, and span various industries including technology, manufacturing, healthcare, financial services, banking, utilities, government, retail, and education.

As part of our roll-up strategy, we believe that by acquiring companies that have not yet reached scale, like Pratum, we can stimulate our own growth, gain a competitive advantage, and increase our market share. For those reasons, we believe the Pratum Acquisition is a strategic fit for us. Pratum’s services and solutions complement and supplement ours, which we believe will allow us to better serve our customers and the cybersecurity market at large. We believe the Pratum Acquisition will also enable Pratum and us to leverage synergies, resulting in increased performance and cost efficiencies.

We believe Pratum is well positioned as an industry leader and trusted resource and partner in cybersecurity, particularly in Iowa and the Midwest. Pratum operates the Secure Iowa Conference TM, which will celebrate its 10th year at the September 2022 event. In addition, Pratum regularly participates in webinars and conference presentations and maintains a weekly blog on its website that discusses topics of interest to cybersecurity professionals.

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Results of Operations

Comparison of the years ended December 31, 2021 and 2020

Pratum had sales of approximately $4.4 million in 2021 and approximately $4.1 million in 2020. It generated operating income of approximately $155,000 in 2021 as compared to approximately $268,000 in 2020. Pratum had net income of approximately $155,000 in 2021, and $662,000 in 2020. Pratum recorded other income of approximately $396,000 in 2020 primarily from the forgiveness of its Payroll Protection Plan (PPP) loan.

The following table compares Pratum’s statements of operations data for years ended December 31, 2021, and 2020. The trends suggested by this table are not indicative of future operating results.

	Years Ended December 31,
					2021 vs. 2020
		As a % of		As a % of	Amount of	% Increase
	2021	Sales	2020	Sales	Change	(Decrease)

Sales	$4,430,235	100.0%	$4,053,165	100.0%	$377,070	9.3%
Cost of sales	3,100,843	70.0	2,728,714	67.3	372,129	13.6
Gross profit	1,329,392	30.0	1,324,451	32.7	4,941	0.4
General and administrative	856,240	19.3	769,237	19.0	87,003	11.3
Selling	317,880	7.2	287,567	7.1	30,313	10.5
Total operating expenses	4,274,963	96.5	3,785,518	93.4	489,445	12.9
Operating income (loss)	155,272	3.5	267,647	6.6	(112,375)	(42.0)
Other income	(729)	-	396,209	9.8	(396,938)	(100.2)
Interest income (expense), net	490	-	(1,749)	-	2,239	128.0
Net income	$155,033	3.5%	$662,107	16.3%	$(507,074)	(76.6)%

Sales

Pratum’s cybersecurity managed XDR service sales decreased by 3% from $2,901,199 during year ended December 31, 2020 to $2,808,178 during the same period of 2021. Cybersecurity managed XDR service sales comprised approximately 63% of Pratum’s sales in 2021, and approximately 72% for the same period in 2020. The decline in Pratum’s cybersecurity XDR managed service from 2020 to 2021 was due to the expiration of several long-term customer contracts which did not renew. This decline can also be attributed to the transition period to Pratum’s new Microsoft XDR based platform as it executed its conversion. With completion of this conversion taking place by the end of 2021, we believe that Pratum will be now able to increase its sales activity associated with this service. Pratum expects this service revenue to grow in 2022.

Pratum’s cybersecurity projects sales, increased by 31% to $1,503,557 during the year ended December 31, 2021, from $1,151,966 during the corresponding period of 2020. The increase in cybersecurity projects sales was attributable to increased efforts of its sales team in finding new customers, as well as increased demand for these types of services. Pratum expects its cybersecurity projects business to continue to grow due to the expected increasing demand in the market and it expects to increase its marketing activity.

Pratum acquired a new source of revenue in 2021 with the purchase of all rights to the Secure Iowa Conference TM. Pratum generated approximately $118,500 from the sale of booth space and sponsorships. Pratum expect this increased exposure to generate additional revenues outside of the conference revenue itself.

Pratum expects sales in its cybersecurity offerings will benefit from synergies resulting from the proposed Pratum Acquisition by IGI. This includes enhanced marketing and sales teams, cross selling opportunities and the addition of new services and products to its portfolio.

Cost of Sales and Gross Profit

Cost of sales is composed mostly of compensation expense for employees. Cost of sales increased by $372,129, or 14%, to $3,100,843 during the year ended December 31, 2021, from $2,728,714 during the corresponding period of 2020. The increase in cost of sales during the period was primarily due to an increase in payroll driven by the competitive cybersecurity labor market and the increased costs related to Pratum’s additional expense in its new XDR service platform versus traditional Security Information and Event Management (SIEM).

Pratum’s gross profit increased by $4,941 from the twelve months ended December 31, 2020 to 2021. Pratum expects its gross profit to grow as it adds more customers to create greater efficiencies in its XDR platform in 2022.

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General and Administrative Expenses

General and administrative expenses include corporate overhead such as compensation and benefits for executive, administrative and finance personnel, rent, insurance, professional fees, travel, and office expenses. General and administrative expenses of $830,155 for the year ended December 31, 2021, increased 13% from $732,255, for the year ended December 31, 2020. The increase was primarily due to increases in payroll, increases in employee benefit costs, and additional professional fees associated with the proposed Pratum Acquisition by IGI.

Selling Expenses

Selling expenses of $317,880 for the twelve months ended December 1, 2021, increased by 11% or $30,313, from $287,567 for the twelve months ended December 31, 2020. The increase in selling expenses is due to the increased expenses associated with the ownership of the Secure Iowa Conference TM.

Operating Income

For the years ended December 31, 2021, and 2020, operating income was $155,272 and $267,647, respectively, for a decrease in the income of $112,375. The decrease in Pratum’s operating income from the previous year is principally attributable to increases in labor expense.

Interest Expense

Net interest income of $490 for the twelve months ended December 31, 2021, represents an improvement of $2,239 over the net interest expense of $1,749 for the twelve months ended December 31, 2020. The 2020 expense included $2,309 of interest related to the PPP loan, which was forgiven in 2020.

Net Income

For the years ended December 31, 2021, and December 31, 2020, net income was $155,033 and $662,107, respectively. This is a decrease in net income of $507,074 for the period. The decrease is primarily attributable to the inclusion of PPP loan forgiveness of $396,209 in 2020, and reduced operating income in 2021, as detailed above.

Liquidity and Capital Resources

On December 31, 2021, Pratum had cash of $893,165 available for working capital needs and planned capital asset expenditures. On December 31, 2020, Pratum had $915,866 available for working capital. This results in a current ratio for 2021 of 3.9 and 5.3 for 2020.

Cash Flows

The following table sets forth Pratum’s cash flow information for the periods presented:

	Years Ended December 31,
	2021	2020
Net cash provided by operating activities	$372,399	$300,918
Net cash used in investing activities	(38,680)	-
Net cash provided (used) by financing activities	(356,420)	385,900
Net increase (decrease) in cash	$(22,701)	686,818

Cash Flows Provided by Operating Activities

Cash provided by operating activities in 2021 and 2020 was $372,399 and $300,918, respectively. Pratum’s operating cash flow is primarily affected by the overall profitability of its contracts, and its ability to invoice and collect from its clients in a timely manner. For recurring services, Pratum generally bills its clients monthly after services are performed. For non-recurring projects, Pratum generally collects down payments before work begins, and then collect again after work is complete. For more complex projects, Pratum may have billing and or completion milestones built into the contract.

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Cash Flows Used by Investing Activities

Cash used by investing activities in 2021 was $38,680. This was related to the purchase and sale of equipment, including the purchase of all rights to the Secure Iowa Conference TM, as mentioned previously. There was no change in Pratum’s cash position in 2020 related to Investing activities.

Cash Flows Provided by Financing Activities

Cash used by financing activities in 2021 was $356,420. This consisted of cash distributions to ownership. In 2020, cash provided by financing activities primarily consisted of proceeds from the PPP loan and subsequent forgiveness.

Critical Accounting Policies

See Note 2 to the Pratum Financial Statements for a discussion of Pratum’s accounting policies and estimates.

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PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following pro forma condensed combined financial statements give effect to the Pratum Acquisition. The Pratum Acquisition has not yet been consummated and as such is still subject to termination by either party. The Company plans to pay consideration of $8.5 million, in cash, as consideration for the Pratum Acquisition. The aforementioned consideration is anticipated to be financed through proceeds raised from the issuance of and sale of equity securities in this offering. This offering is subject to market conditions and other factors which could cause the terms, structure or nature of the offering to change materially.

The pro forma condensed combined financial statements give effect to the Pratum Acquisition under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). The Pratum Acquisition will be accounted for as an acquisition of Pratum (the accounting acquiree) by the Company (the accounting acquirer) since the Company will upon the consummation of the Pratum Acquisition assume control of Pratum.

The historical consolidated financial information has been adjusted in these pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Pratum Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the post-combination company.

The pro forma condensed combined balance sheet is based on the historical audited balance sheet of the Company as of December 31, 2021 and the historical audited balance sheet of Pratum as of December 31, 2021 and has been prepared to reflect the Pratum Acquisition, the proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 27-to-1 ratio, and this offering as if it occurred on December 31, 2021. Financial statements for Pratum are contained elsewhere within this prospectus.

The pro forma condensed combined statement of operations for the twelve months ended December 31, 2021 combines the historical results of operations of the Company and the historical results of operations for Pratum for the periods described below, giving effect to the Pratum Acquisition, the proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 27-to-1 ratio, and this offering as if they occurred on January 1, 2021.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Pratum Acquisition, the proposed reverse stock split and this offering been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying pro forma condensed combined financial information.

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Unaudited Pro Forma Condensed Combined Balance Sheet

Year Ended December 31, 2021

	Infinite Group Inc. Historical	Pratum Inc. Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Current assets:
Cash	$99,432	$893,165			$992,597
Accounts receivable, IGI net of allowances of $9,710 as of December 31, 2021. Pratum has no allowance.	727,297	211,868			939,165
Accounts Receivable Unbilled	0	304,821			304,821
Prepaid expenses and other current assets	218,821	52,705			271,526
Total current assets	1,045,550	1,462,559			2,508,109

Right of Use Asset Operating Lease, net	41,490	1,671,536			1,713,026
Property and equipment, net	41,138	56,773			97,911
Goodwill	0	0	6,786,856	a	6,786,856
Software, net	417,650	0			417,650
Deposits	6,937	0			6,937
Other asset	0	50,000	481,000	b	531,000
Total assets	$1,552,765	$3,240,868	$7,267,856		$12,061,489

LIABILITIES AND STOCKHOLDERS DEFICIENCY
Current liabilities:
Accounts payable	$536,863	$57,530			$594,393
Accrued payroll	425,839	102,109			527,948
Accrued interest payable	594,241	0			594,241
Accrued retirement	275,422	0			275,422
Deferred revenue	497,734	140,351			638,085
Accrued expenses other and other current liabilities	167,310	0			167,310
Current maturities of long-term obligations	765,000	0			765,000
Operating lease liability - Short-term	42,347	71,226			113,573
Current maturities of long-term obligations - related parties	190,000	0			190,000
Notes payable, net	383,824	0			383,824
Notes payable - related parties	229,000	0			229,000
Total current liabilities	4,107,580	371,216			4,478,796

Long-term obligations:
Notes payable:
Other	458,309	0			458,309
Related parties	1,084,765	0			1,084,765
Operating Lease liability - Long-term	0	1,637,508			1,637,508
Total liabilities	5,650,654	2,008,724			7,659,378

Commitments and contingencies

Stockholders’ equity (deficiency):
Common stock, $.001 par value, 60,000,000 shares authorized; issued and outstanding: 1,211,144 shares as of December 31, 2021.	1,211	0			1,211
Additional paid-in capital	31,368,261	0	8,500,000	c	39,868,261
Accumulated equity (deficit)	(35,467,361)	1,232,144	(1,232,144)	d	(35,467,361)
Total stockholders’ equity (deficiency)	(4,097,889)	1,232,144	7,267,856		4,402,111
Total liabilities and stockholders’ equity (deficiency)	$1,552,765	$3,240,868	$7,267,856		$12,061,489

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

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Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2021

	Infinite Group Inc Historical	Pratum Inc Historical	Pro Forma Adjustments	Notes	Pro Forma Combined

Sales	$7,224,242	$4,430,235			$11,654,477
Cost of sales	4,489,306	3,100,843			7,590,149
Gross profit	2,734,936	1,329,392	-		4,064,328
Costs and expenses:
General and administrative	2,159,378	856,240	23,000	e,f	3,038,618
Selling	1,983,127	317,880			2,301,007
Total costs and expenses	4,142,505	1,174,120	23,000		5,339,625
Operating income (loss)	(1,407,569)	155,272	(23,000)		(1,275,297)
Other income (expense)	120,505	(729)			119,776
Interest income	37	589			626
Interest expense:
Related parties	(72,455)	0			(72,455)
Other	(209,331)	(99)			(209,430)
Total interest expense	(281,786)	(99)	-		(281,885)
Net income (loss)	$(1,568,813)	$155,033	$(23,000)		$(1,436,780)
Net income (loss) per share basic and diluted	$(1.41)	0.14	(0.02)		$(1.29)
Weighted average shares outstanding basic	1,115,657				1,115,657
Weighted average shares outstanding diluted	1,115,657				1,115,657

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to the pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As an acquirer for accounting purposes, the Company has estimated the fair value of Pratum’s assets acquired and liabilities assumed and ensured that the accounting policies of Pratum were consistent with that of the Company.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The condensed combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Pratum as a result of restructuring activities, other cost savings initiatives or sales synergies following the completion of the business combination.

Note 2 - Funding Transaction

The Company anticipates completing the acquisition of Pratum for approximately $8.5 million in cash, in the first half of 2022. The Company will utilize monies from this offering for the acquisition

Note 3 - Preliminary Purchase Price Allocation

The Company has performed a preliminary valuation analysis of the fair market value of Pratum’s assets and liabilities, to identify value and assign estimated useful lives to intangible assets and to determine goodwill. The resulting valuation analysis is considered preliminary as it has not been audited by the Company’s independent registered public accountant at the time of this filing. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Cash	$893,165
Accounts Receivable	211,868
Accounts Receivable Unbilled	304,821
Prepaids and Other Current Assets	52,705
Property, Plant & Equipment	56,773
Right of Use Lease	1,671,536
Intangible Assets - Trademark	50,000
Intangible Assets - Customer List	481,000
Goodwill	6,786,856
Accounts Payable	(57,530)
Accrued Expenses	(102,109)
Deferred Revenue	(140,351)
Right of Use Lease Short Term	(71,226)
Right of Use Lease Short Term	(1,637,508)
Total Consideration	$8,500,000

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statement. The final purchase price allocation will be determined when the Company’s allocation is audited. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final audited allocation may include: (1) changes in allocations to intangible assets such as customer contracts and relationships, trade name and intellectual property as well as goodwill, and (2) other changes to assets and liabilities.

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Note 4 - Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a)

Reflects the adjustment to record goodwill associated with the acquisition of $6.787 million as shown in Note 3. The amount of the goodwill adjustment is based on the preliminary valuation analysis based on financial data as of the Company’s fiscal year ended December 31, 2021. The resulting valuation analysis is considered preliminary as it has not been audited by the Company’s independent registered public accountant at the time of this filing.

b)

Reflects the adjustment to allocate the purchase price of $481,000 to identifiable intangible assets as shown in Note 3. The Company performed a calculation to identify and value intangible assets, which they determined to be customer contracts and relationships. The fair value of the customer contracts and relationships was determined using the “income approach” requiring a forecast of all of the expected future cash flows. Cash flows were calculated by using the historical annual customer revenue renewal rate of 85% and discounting back to present value. The resulting valuation is considered preliminary as it has not been audited by the Company’s independent registered public accountant at the time of this filing.

c)	Represents the total aggregate purchase price for the acquisition of $8.5 million, which is a portion of this offering. Total aggregate purchase price assumes this offering is successful.

d)	Reflects the adjustment to eliminate the shareholder’s equity of Pratum in accordance with purchase accounting for the acquisition.

e)

Reflects non-recurring transaction costs of approximately $121,000 which are attributable to the Pratum acquisition. These costs, including one-time accounting, legal and due diligence services, were incurred during 2021, but would not have been incurred during the year had the transaction been completed before January 1, 2021

f)	Reflects a $144,000 adjustment for the annual amortization of customer list as described in Note 4(b)

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MANAGEMENT AND BOARD OF DIRECTORS

Executive Officers and Directors

The following table sets forth certain information about our executive officers and directors as of April 29, 2022:

Name	Age	Position(s)
Executive Officers:
James A. Villa	64	Chief Executive Officer and Director
Andrew T. Hoyen	51	President, Chief Operating Officer and Director
Richard W. Glickman	60	Vice President of Finance and Chief Accounting Officer
Non-Employee Directors:
Donald W. Reeve	75	Chairman of the Board
Kenneth Edwards	63	Director Nominee*
Teresa Bair	50	Director Nominee*

*This individual has indicated his or her assent to occupy such position on the effective date of the registration statement, of which this prospectus is a part.

Executive Officers

James A. Villa is our Chief Executive Officer and a director. He became a director on July 1, 2008, our President on February 25, 2010, and our Chief Executive Officer on January 21, 2014. Previously, Mr. Villa served as our Acting Chief Executive Officer from December 31, 2010 to January 21, 2014. Mr. Villa brings to the Board his experience with us since 2003 as well as professional experience gained from his services to a variety of public and privately held middle market businesses. Mr. Villa holds a bachelor’s degree in electrical engineering from Clarkson University, where he studied computer science and power transmission and distribution. Mr. Villa also has software and technology experience having acted as an IT and business consultant.

Andrew T. Hoyen is our President, Chief Operating Officer and a director. He was initially appointed Chief Administrative Officer and Senior Vice President of Business Development on October 1, 2014. In January 2016, he was appointed Chief Operating Officer. On July 18, 2017, he was elected to the Board, In September 2020, he was named President in addition to his role as Chief Operating Officer. Mr. Hoyen is responsible for developing and implementing our strategic direction through improved operations, M&A, sales and marketing, product development, and overall collaboration across the enterprise. Previously, he has served in a variety of executive roles at Toyota Material Handling North America, Eastman Kodak Company, and their spin-off, Carestream Health that have enabled him to fit the roles he has played at IGI. He holds a Bachelor of Science degree in Biotechnology from Worcester Polytechnic Institute, a Master of Public Health degree from State University of New York at Albany and a Master of Business Administration degree from Rochester Institute of Technology.

Richard W. Glickman is our Vice President of Finance and Chief Accounting Officer. He became Vice President of Finance and Chief Accounting Officer in February 2019. Mr. Glickman is responsible for accounting, financial reporting, financial analyses, and various special projects. Previously, since 2015, he was Chief Financial Officer for American Rock Salt Company. Prior to that, from 2013 to 2015, he was Chief Financial Officer for HCR Home Care. Prior to that, from 2001 to 2013, he served in various roles in accounting, financial operations, and strategic projects for Time Warner Cable. He holds a Bachelor of Science in accounting from State University of New York at Buffalo and a Master of Business Administration degree from University of Rochester.

Non-Employee Directors

Donald W. Reeve became a director on December 31, 2013. He became Chairman of the Board on August 20, 2019. Since January 2013, he has been the principal partner at ReTech Services, LLC, a management consulting practice. Since August 2013, Mr. Reeve has been providing consulting services to us on a part time basis without cash compensation. Previously, Mr. Reeve was Senior Vice President and Chief Information Officer for Wegmans Food Markets, Inc. (Wegmans) from May 1986 until his retirement in August 2012. In that position, he managed an information technology staff of approximately 300 professionals with responsibilities for development, application and support services of computer technology. Prior to May 1986 and since 1970, he held various positions of increasing responsibility for Wegmans. Mr. Reeve serves on the Board of Directors of ESL Federal Credit Union, a full-service financial institution. He also serves on the Board of Directors of Veterans Outreach Center of Rochester, a non-profit organization dedicated to advocating for and serving veterans. He attended Monroe Community College and SUNY Empire State College, earned an associate’s degree at Rochester Business Institute and is a veteran of the U.S. Army. Mr. Reeve brings to the Board the experience of managing the IT requirements for a growing company in a competitive environment. Mr. Reeve provides strategic guidance to the Board and our management as we continue to enter various commercial IT markets.

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Director Nominees

Kenneth Edwards is a nominee for director. Since 2016, he has been Chief Financial Officer of EdisonLearning, Inc., an education management company. Previously, from July 2016 until September 2017, Mr. Edwards served as Managing Director for CFO Strategies, LLC, an outsourced chief financial officer and controller services company. From 2007 to July 2016, he served as Audit Partner of Cohn Reznick, a public accounting firm, and from 2002 to 2007, he was an owner of Edwards & Company CPA, PC, a public accounting firm. From 1986 to 1993 and again from 2000 to 2002, he held various positions with BDO Seidman, a public accounting firm. From 1997 to 2000, he served as Chief Financial Officer of Menu Direct, Inc., a specialty food manufacturer, and from 1993 to 1997 he held finance-related roles with Home State Holdings, Inc., an insurance holding company that focused on property and casualty insurance. Prior to that, he served as Audit Manager for Coopers & Lybrand, a public accounting firm. Mr. Edwards serves on the Board of Directors of SilverSun Technologies, Inc. (Nasdaq: SSNT), a provider of transformational business technology solutions and services. Mr. Edwards holds a Bachelor of Arts degree in accounting and finance from Goshen College. He is a certified public accountant. Mr. Edwards brings to the board over 40 years of experience in the accounting and finance industry.

The Board believes that Mr. Edwards’s extensive experience as a CPA makes him well-qualified to help guide the Audit Committee of the Board. The Board has determined that Mr. Edwards meets the current independence and experience requirements contained in the listing standards of The Nasdaq Capital Markets and is an audit committee financial expert as defined in Securities and Exchange Commission regulations.

Teresa Bair is a nominee for director. Since October 2021, she has been Chief Legal Officer, Chief Compliance Officer and Corporate Secretary of Kura Oncology, Inc. (Nasdaq: KURA), an oncology-focused biotechnology company. Previously, from June 2015 until October 2021, Ms. Bair held various legal positions with Athenex, Inc. (Nasdaq: ATNX), an oncology-focused biotechnology company. At Athenex, she served as General Counsel and Corporate Secretary from June 2020 until October 2020, Senior Vice President, Administration and Legal Affairs and Corporate Secretary from December 2018 until June 2020, and Vice President, Corporate Development and Legal Affairs and Corporate Secretary from June 2015 until December 2018. Prior to that, she was as a Partner with Harris Beach, PLLC, a full-service law firm, advising business clients, including Fortune 500 companies, across diverse industries on commercial litigation matters. Ms. Bair serves on the Board of Directors of BirchBioMed Inc., a clinical-stage anti-scarring biomedical company. Ms. Bair holds a Bachelor of Science degree in business administration from Bowling Green State University and a Juris Doctor degree from State University of New York at Buffalo School of Law. Ms. Bair brings to the board over 25 years of in-house and law firm experience, including significant experience in public company compliance and corporate governance.

The Board believes that Ms. Bair’s extensive experience as an attorney makes her well-qualified to help guide the Nominating and Corporate Governance Committee of the Board. The Board has determined that Ms. Bair meets the current independence and experience requirements contained in the listing standards of The Nasdaq Capital Markets.

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CORPORATE GOVERNANCE

Composition of our Board of Directors; Independence

Our current Board of Directors consists of Donald W. Reeve, James Villa, and Andrew Hoyen. Mr. Villa and Mr. Hoyen are not considered independent based on the listing standards of Nasdaq. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that requires a majority of the Board be independent. We have nominated Kenneth Edwards and Teresa Bair, each of whom is considered independent under the Nasdaq listing standards, for appointment to the Board. We expect that these nominees will commence service on the Board at the time of effectiveness of the registration statement of which this prospectus forms a part. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Committees

Our Board intends to have three standing committees upon the effectiveness of this registration statement: Audit Committee; Compensation Committee; and a Nominating and Corporate Governance Committee. Each of these committees will consist solely of independent directors including Mr. Reeve and our two director nominees who will join the Board and these committees upon the effectiveness of this registration statement. We will adopt written charters for each of these committees that will be available on our website. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee will be responsible for, among other matters:

•	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm the independence of its members from its management;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;
•	coordinating the oversight by our board of directors of our code of ethics and our disclosure controls and procedures;
•	establishing procedures for the confidential and/or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and
•	reviewing and approving related-person transactions.

Nasdaq rules require us to have one independent Audit Committee member upon the listing of our common stock, a majority of independent directors within 90 days of the date of this prospectus and all independent Audit Committee members within one year of the date of this prospectus. Upon the effectiveness of this registration statement, Kenneth Edwards (Chair), Donald W. Reeve, and Teressa Bair will serve on the Audit Committee and meet the definition of “independent director” for purposes of serving on our Audit Committee under Rule 10A-3 under the Exchange Act and Nasdaq rules. Kenneth Edwards qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee will be responsible for, among other matters:

•	reviewing key employee compensation goals, policies, plans and programs;
•	reviewing and approving the compensation of our directors and executive officers;
•	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and
•	appointing and overseeing any compensation consultants or advisors.

Upon the effectiveness of this registration statement, Donald W. Reeve (Chair), Kenneth Edwards, and Teresa Bair will serve on the Compensation Committee and meet the definition of “independent director” for purposes of serving on our Compensation Committee under Nasdaq rules.

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Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will be responsible for assisting the Board in identifying qualified individuals to become directors, in determining the composition of the Board, in monitoring compliance with our Code of Ethics and in monitoring the process to assess Board effectiveness. Upon the effectiveness of this registration statement, Teresa Bair (Chair), Kenneth Edwards, and Donald W. Reeve will serve on the Nominating and Corporate Governance Committee.

Board Diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix. The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its stockholders. Although there are many other factors, the Board seeks individuals with experience on operating and growing businesses. Additionally, we plan on fully complying with Nasdaq’s Board Diversity Rules, as described in Nasdaq rules 5605(f) and 5606.

Board Leadership Structure

Donald W. Reeve serves as the Chairman of the Board and actively interfaces with management, the Board and counsel regularly. We believe that separating the roles of Chairman and Chief Executive Officer is in the best interests of the Company and its stockholders at this time because it allows the Chief Executive Officer to focus on generating sales, overseeing sales and marketing, and managing the Company while leveraging the experience and perspectives of the Chairman, and it offers an additional channel of communication for other directors, investors and employees.

Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. If an identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment and investigate it accordingly.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer and other persons performing similar functions, as well as all employees and directors. This code of business conduct and ethics is posted on our website at www.igicybersecurity.com under Business Conduct Guidelines. Upon effectiveness of this registration statement, the Board intends to adopt a revised Code of Business Conduct and Ethics consistent with Nasdaq listing requirements and that applies to our directors, officers and employees. A copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

Director and Officer Indemnification Agreements

Upon effectiveness of this registration statement, we intend to enter into new indemnification agreements with all of our directors and executive officers. In general, these agreements provide that we will indemnify the executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as an executive officer or director of our company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that an executive officer or director makes a claim for indemnification and establish certain presumptions that are favorable to the executive officer or director.

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EXECUTIVE AND DIRECTOR COMPENSATION

2021 Summary Compensation Table

The Summary Compensation Table below includes, for each of the years ended December 31, 2021 and 2020, individual compensation for services to Infinite Group, Inc. paid to: (i) our Chief Executive Officer, our Chief Financial Officer and (ii) the next most highly paid executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2021 (together, the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Option Awards (1)		All Other Compensation	Total
James Villa	2021	$240,475	$0		0	$240,475
Chief Executive Officer	2020	$237,560	$0		0	$237,560
Andrew Hoyen	2021	$227,163	$0		0	$227,163
President and Chief Operating Officer	2020	$213,765	$0		0	$213,765
Richard Glickman	2021	$110,652	$1,240	(1)	0	$111,892
VP Finance and Chief Accounting Officer	2020	$103,948	$1,783	(1)	0	$105,731

_________________

1. The amounts in this column do not reflect option awards actually received by our Named Executive Officers, but instead reflect the aggregate grant date fair value for stock option awards computed in accordance with FASB ASC 718. The fair value of the stock option awards was determined using the Black-Scholes option pricing model. See Note 3 to the financial statements in this report regarding assumptions underlying valuation of equity awards.

Outstanding Equity Awards at December 31, 2021

The following table provides information with respect to the value of all unexercised options previously awarded to our Named Executive Officers as of December 31, 2021.

Option Awards

Name	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date
James Villa	18,519	-	$3.105	1/20/2024
	9,260	-	$1.350	12/22/2024
	9,260	-	$3.240	11/16/2025

Andrew Hoyen	14,815	-	$1.080	7/31/2022
	3,704	-	$1.080	7/17/2022
	7,408	-	$1.080	12/09/2024
	9,260	-	$1.350	12/22/2024
	9,260	-	$0.540	6/1/2026

Richard Glickman	7,408	-	$0.540	7/23/2024
	1,852	-	$1.080	12/9/2024
	926	-	$3.240	7/12/2025
	926	-	$2.430	1/3/2026

Employment Agreements

We do not have any employment agreements with any of the Named Executive Officers.

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Compensation of Directors

Effective August 13, 2019, we established that in connection with rendering services as a Board of Directors, each non-management Director may receive compensation, as applicable to each Director, if approved by the Board. Directors are reimbursed for the costs relating to attending Board and committee meetings.

Effective August 20, 2019, the Board resolved to compensate Donald W. Reeve $12,000 annually as Chairman of the Board.

Director Compensation Fiscal Year Ending December 31, 2021
Name	Fees earned or paid in cash	Stock Award	Option Award	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Donald W. Reeve	$12,000	-	-	-	-	-	$12,000

At December 31, 2021, Donald W. Reeve held exercisable options for:

•	22,223 shares of our common stock at an exercise price of $1.35 per share which expires on November 30, 2024;
•	18,519 shares of common stock at an exercise price of $4.05 per share which expires on September 4, 2023; and
•	9,260 shares of common stock at an exercise price of $1.35 per share which expires on December 22, 2024.

Equity compensation plan information as of December 31, 2021

The Company’s Board and stockholders approved a stock option plan adopted in 2005. Since this plan has expired, no additional options may be granted under this plan. At December 31, 2021, there are options for 36,667 common shares outstanding under this plan.

The 2009 Stock Option Plan (“2009 Plan”) was established in February 2009 to align the interests of our employees, consultants, agents, and affiliates with those of our stockholders to incent them to increase their efforts on our behalf and to promote the success of our business. The 2009 Plan expired on February 3, 2019, and as of December 31, 2021, there were outstanding options to acquire 45,186 shares of common stock under the 2009 Plan. Generally, the 2009 Plan is administered by the compensation committee of the Board and provides (i) for the granting of non-qualified stock options, (ii) that the maximum term for options granted under the plan is 10 years and (iii) that the exercise price for the options may not be less than 100% of the fair market value of our common stock on the date of grant. Since this plan has expired, no additional options may be granted under this plan.

The 2019 Stock Option Plan (“2019 Plan”) Plan was established in August 2019 to align the interests of our employees, consultants, agents and affiliates with those of our stockholders to incent them to increase their efforts on our behalf and to promote the success of our business. Under the 2019 Plan up to 55,556 shares of common stock were authorized for option grants. Generally, the 2019 Plan is administered by the compensation committee of the Board and provides (i) for the granting of non-qualified stock options, (ii) that the maximum term for options granted under the plan is 10 years and (iii) that the exercise price for the options may not be less than 100% of the fair market value of our common stock on the date of grant. As of December 31, 2021, there were outstanding options to acquire 50,871 shares under the 2019 Plan and 4,686 shares were available under our 2019 Plan. The 2019 Plan was replaced by our 2021 Plan (defined below) upon approval by our stockholders at our Annual Meeting on January 26, 2022, as described below.

The 2020 stock option plan (“2020 Plan”) was established in April 2020 to align the interests of our employees, consultants, agents and affiliates with those of our stockholders to incent them to increase their efforts on our behalf and to promote the success of our business. Under the 2020 Plan up to 55,556 shares of common stock were authorized for option grants. Generally, the 2020 Plan is administered by the compensation committee of the Board and provides (i) for the granting of non-qualified stock options, (ii) that the maximum term for options granted under the plan is 10 years and (iii) that the exercise price for the options may not be less than 100% of the fair market value of our common stock on the date of grant. As of December 31, 2021, there were outstanding options to acquire 53,519 shares under the 2020 Plan and 2,037 shares were available under our 2020 Plan. The 2020 Plan was replaced by our 2021 Plan upon approval by our stockholders at our Annual Meeting on January 26, 2022, as described below.

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The Infinite Group, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) was approved and adopted by our Board on December 15, 2021, subject to stockholder approval. The 2021 Plan was submitted to our stockholders for their approval at our 2021 Annual Meeting on January 26, 2022, and our stockholder approved the plan at the Annual Meeting. The 2021 Plan became effective upon stockholder approval, and no awards may be granted under the 2021 Plan after the date the 2021 Plan was approved by our stockholders. The 2021 Plan replaces the 2019 Plan and the 2020 Plan (the “Prior Plans”), and no further awards may be granted under the Prior Plans. The purpose of the 2021 Plan is to promote stockholder value and our future success by providing appropriate retention and performance incentives to employees and non-employee directors of the Company or its affiliates, and any other individuals who perform services for the Company or its affiliates. Generally, the 2021 Plan is administered by the compensation committee of the Board and provides that the maximum number of shares of Common Stock available for grant and issuance under the 2021 Plan is (a) 166,667, plus (b) any shares of Common Stock that are subject to options granted under the Prior Plans that expire, are forfeited or canceled or terminate for any other reason without the issuance of shares under the Prior Plans on or after January 26, 2022, plus (c) any shares of Common Stock that are subject to options granted under the Prior Plans that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any option under the Prior Plans on or after January 26, 2022.

The following table summarizes, as of December 31, 2021, the (i) options granted under our option plans and (ii) all other securities subject to contracts, options, warrants, and rights or authorized for future issuance outside of our plans. The shares covered by outstanding options or authorized for future issuance are subject to adjustment for changes in capitalization stock splits, stock dividends and similar events.

	Equity Compensation Plan Table
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans previously approved by security holders (1)	36,667	$2.70	-
Equity compensation plans not previously approved by security holders (2)	149,575	$2.43	6,723
Individual option grants that have not been approved by security holders (3)	212,093	$2.16	-
Total	398,335	$2.16	6,723

(1)	Consists of grants under our 2005 Stock Option Plans of which all are exercisable at December 31, 2021.

(2)	Consists of grants under our 2009 Plan, 2019 Plan and 2020 Plan of which 148,649 are exercisable at December 31, 2021.

(3)	Consists of individual option grants approved by the Board of which 184,315 were exercisable at December 31, 2021.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions since January 1, 2021, to which we have been a party in which any of our executive officers, directors, director nominees or beneficial holders of more than five percent of our capital stock had or will have a direct or indirect material interest.

During 2021, the Company borrowed $249,000 on a 2019 note payable agreement for up to $500,000 with a related party. The note has an interest rate of 7.5% and is due on August 31, 2026. The balance at December 31, 2021 is $499,000.

On May 25, 2021, the Company issued a short-term note payable to a board member for $100,000. The note bears a 6% interest rate and is due on June 1, 2022. The Company also issued two demand notes on September 16, 2021, payable to two board members with $30,000 payable to Donald Reeve, and $25,000 payable to Andrew Hoyen, totaling $55,000. The demand notes bear a 6% interest rate.

On October 14, 2021, the Company entered into two demand notes of $12,000 and on October 15, 2021, a third for $12,000 each with James Villa, Andrew Hoyen and Donald Reeve, respectively. Subsequently Mr. Reeve was paid back the $12,000 on November 16, 2021.

On October 28, 2021, the Company entered into a demand note of $150,000 with its Vice President of Business Development, Richard Popper. The interest rate for this note is 6%. On November 2, 2021, the Company entered into a subscription agreement with its Vice President of Business Development, Richard Popper. Pursuant to the subscription agreement, Mr. Popper agreed to purchase an aggregate amount of 37,038 shares of the Company’s common stock, par value $0.001 per share, at $2.70 per share, in exchange for the conversion and cancellation of an aggregate of $100,000 principal amount of the demand note. The closing of the subscription agreement occurred concurrently with the execution of the subscription agreement. The closing price of the Company common stock on November 2, 2021, was $4.59 per share.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock, our only class of voting securities, as of the record date by 1) each person known to us to be the beneficial owner of more than 5% of our outstanding shares; 2) each director; 3) each Named Executive Officer named in the Summary Compensation Table above; and 4) all directors and executive officers as a group. The percentages shown in the table are based on 1,243,005 shares of common stock issued and outstanding as of April 29, 2022.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the individuals listed in the table below is c/o Infinite Group, Inc., 175 Sully’s Trail, Suite 202, Pittsford, New York 14534.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (1)		Percentage of Ownership
Richard Glickman	12,593	(1)	1.0%
Andrew Hoyen	79,139	(2)	6.1%
Donald W. Reeve	110,425	(3)	8.5%
James Villa	273,766	(4)	18.6%
All Directors and Officers (4 persons) as a group	475,923	(5)	30.1%

5% Stockholders:
Paul J. Delmore	94,265	(6)	7.6%
One America Place
600 West Broadway, 28th Floor
San Diego, CA 92101

Harry A. Hoyen	107,408	(7)	8.0%
Marblehead, OH 43440

James Leonardo	92,593		7.4%
Rochester, NY 14608

Richard Popper	66,203	(8)	5.3%

(1)	Includes 11,112 shares subject to currently exercisable options.

(2)	Includes 9,260 shares, which are issuable upon the conversion of a note in the principal amount of $25,000 through April 29, 2022; and 44,445 shares subject to currently exercisable options.

(3)	Includes 50,000 shares subject to currently exercisable options.

(4)

Includes 188,137 shares, which are issuable upon the conversion of notes to Northwest Hampton Holdings, LLC, whose sole member is James Villa, including principal in the amount of $146,300 and accrued interest in the amount of $107,408 through April 29, 2022; and 37,038 shares subject to currently exercisable options.

(5)	Assumes that all currently exercisable options, which total 142,593 shares, and convertible securities, which total 196,256 shares, owned by members of the group have been exercised.

(6)	Includes 87,408 shares owned of record by Upstate Holding Group, LLC, an entity wholly-owned by Mr. Delmore.

(7)	Consists of 107,408 shares subject to currently exercisable options.

(8)	Includes 2,778 shares subject to currently exercisable options.

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DESCRIPTION OF SECURITIES

We are offering common units in this offering at an assumed initial offering price of $7.50 per common unit. We are also offering to those purchasers, if any, whose purchase of common units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded units in lieu of common units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. The purchase price of each pre-funded unit is equal to the price per common unit being sold to the public in this offering, minus $0.001.

We are also registering the shares of common stock issuable upon exercise of the pre-funded warrants and the redeemable warrants. These securities are being issued pursuant to an underwriting agreement between us and the underwriter. You should review the underwriting agreement and the forms of pre-funded warrant and redeemable warrant, each filed as exhibits to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the pre-funded warrants and redeemable warrants.

General

Our authorized capital stock consists of 60,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share. As of April 29, 2022, there are 1,243,005 shares of common stock outstanding, and zero shares of preferred stock outstanding. In addition, as of April 29, 2022, there were outstanding options to purchase 396,852 shares of common stock, outstanding warrants to purchase 75,691 shares of common stock, and notes convertible into 384,072 shares of common stock after giving effect to our planned reverse stock split at an assumed 27-to-1 ratio.

This description is intended as a summary and is qualified in its entirety by reference to our Certificate of Incorporation, as amended, and Amended and Restated Bylaws, which are filed, or incorporated by reference, as exhibits to the registration statement of which this prospectus forms a part.

Common Units

Each common unit consists of one share of our common stock and two redeemable warrants. Our common units will not be certificated, and the shares of our common stock and the redeemable warrants part of such common units are immediately separable and will be issued separately in this offering.

Pre-funded Units

Each pre-funded unit will consist of one pre-funded warrant and two redeemable warrants. Our pre-funded units will not be certificated, and the pre-funded warrant and the redeemable warrants part of such pre-funded units are immediately separable and will be issued separately in this offering.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding, shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and nonassessable. The holders of common stock have no preferences or rights of cumulative voting, conversion, or pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Pre-funded Warrants

Overview. The following summary of certain terms and provisions of the pre-funded warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of pre-funded warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the pre-funded warrant.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding shares of common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the pre-funded warrants at such nominal price at a later date.

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Duration. The pre-funded warrants offered hereby will entitle the holders thereof to purchase our shares of common stock at a nominal exercise price of $0.001 per share, commencing immediately on the date of issuance. There is no expiration date for the pre-funded warrants.

Exercise Limitation. A holder may not exercise any portion of a pre-funded warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the pre-funded warrants is $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the pre-funded warrants. If, upon exercise of a pre-funded warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple pre-funded warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their pre-funded warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the pore-funded warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The pre-funded warrants are governed by New York law.

Redeemable Warrants

Overview. The following summary of certain terms and provisions of the redeemable warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of redeemable warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of redeemable warrant.

The redeemable warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $7.50 per share (equal to 100% of the public offering price of one common unit based on an assumed initial offering price of $7.50 per common unit, the mid-point of the anticipated price range), subject to adjustment as discussed below, immediately following the issuance of such redeemable warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering or when redeemed.

The exercise price and number of shares of common stock issuable upon exercise of the redeemable warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger, or consolidation. In addition, the redeemable warrants will be adjusted for issuances of common stock at prices below its exercise price under certain circumstances, provided however that the exercise price cannot be adjusted to a price below $2.00 per share.

Exercisability. The redeemable warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance or until redeemed. The redeemable warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the the Company or its designee, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the redeemable warrants, the holders of the warrants shall have the right to exercise the redeemable warrants solely via a cashless exercise feature provided for in the warrants, until such time as there is an effective registration statement and current prospectus.

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Exercise Limitation. A holder may not exercise any portion of a redeemable warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common stock after exercise, as such percentage ownership is determined in accordance with the terms of the redeemable warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the redeemable warrants is $7.50 per share (based on an assumed public offering price of $7.50 per common unit) or 100% of public offering price of the common units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Forced Redemption. We may call the warrants for redemption:

•	in whole and not in part;
•	at a price of $0.001 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and
•	if, and only if, the last sale price of our common stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for a 30-trading day.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. After the redemption date, a record holder of a redeemable warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such redeemable warrant. If the foregoing conditions are satisfied and we issue a notice of redemption of the redeemable warrants, each warrant holder will be entitled to exercise its redeemable warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $15.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) as well as the $7.50 warrant exercise price after the redemption notice is issued.

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the redeemable warrants. If, upon exercise of a redeemable warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple redeemable warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the redeemable warrants may be offered for sale, sold, transferred or assigned without our consent.

Absence of Trading Market. There is no established trading market for the redeemable warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the redeemable warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the redeemable warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the redeemable warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the redeemable warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the redeemable warrants immediately prior to such fundamental transaction.

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Rights as a Stockholder. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their redeemable warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the redeemable warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The redeemable warrants are governed by New York law.

Underwriter’s Warrants. The registration statement of which this prospectus is a part also registers for sale the Underwriter’s Warrants, as a portion of the underwriting compensation payable to the underwriter in connection with this offering. The Underwriter’s Warrants will be exercisable beginning on a date which is six months from the commencement of sales under the registration statement of which this prospectus is a part at an exercise price of $9.375 (125% of the assumed public offering price of the common units) and will expire five years from the date of such commencement of sales. Please see “Underwriting-Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the underwriter in this offering, subject to the completion of the offering.

Preferred Stock

Our Certificate of Incorporation, as amended, authorizes our board, without further stockholder authorization, to issue up to 1,000,000 shares of preferred stock. The stock is issuable in series that may vary as to certain rights and preferences, as determined upon issuance, and has a par value of $.01 per share. As of April 29, 2022, there were no preferred shares issued or outstanding. Although we have no present plans to issue additional shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Board of Directors Vacancies

Our Certificate of Incorporation, as amended, and Amended and Restated Bylaws authorize our board of directors to fill vacant directorships in the interim between annual and special meetings of stockholders. In addition, the number of directors constituting our board of directors may be set by resolution of the majority of the incumbent directors in the interim between annual and special meetings of stockholders.

Stockholder Action; Special Meeting of Stockholders

Our Certificate of Incorporation, as amended, and Amended and Restated Bylaws provide that our stockholders may take action by written consent. Our Certificate of Incorporation, as amended, and Amended and Restated Bylaws further provide that special meetings of our stockholders may be called by a majority of the board of directors.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval and may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. If we issue such shares without stockholder approval and in violation of limitations imposed by The Nasdaq Capital Market or any stock exchange on which our stock may then be trading, our stock could be delisted.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct.

Reverse Stock Split

On December 15, 2021, our board of directors approved a reverse stock split of our outstanding shares of common stock by a ratio within the range of 3-to-1 and 75-to-1 of our outstanding shares of common stock. At our annual meeting on January 26, 2022, our stockholders approved the reverse stock split and authorized the Board, in its discretion, for one year, to determine the final ratio, effective date, and date of filing of the certificate of amendment to our Certificate of Incorporation, as amended, in connection with the reverse stock split. The reverse stock split will not impact the number of authorized shares of common stock which will remain at 60,000,000 shares. Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding common stock and treasury stock of the Company at an assumed 27-to-1 ratio to occur immediately following the effective date but prior to the closing of the offering, representing the mid-point of the anticipated reverse stock split range of 24-to-1 to 30-to-1.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common units, common stock and redeemable warrants purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. The holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying one share of common stock and two redeemable warrants to purchase one share of common stock that underlie the unit, as the case may be. As a result, the discussion below with respect to actual holders of common stock and redeemable warrants should also apply to holders of units (as the deemed owners of the underlying common stock and redeemable warrants that comprise the units). This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;
•	tax-exempt organizations or governmental organizations;
•	regulated investment companies and real estate investment trusts;
•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;
•	brokers or dealers in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);
•	tax-qualified retirement plans;
•	certain former citizens or long-term residents of the United States;
•	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);
•	persons who hold our securities as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;
•	persons who do not hold our securities as a capital asset within the meaning of Section 1221 of the Code; or
•	persons deemed to sell our securities under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our securities, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our securities arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of common stock and two redeemable warrants to purchase one share of common stock. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between such one share of common stock and two redeemable warrants to purchase one share of common stock based on their relative fair market values at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each share of common stock and each redeemable warrant should be the stockholder’s tax basis in such share or redeemable warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the one share of common stock and two redeemable warrants to purchase one share of common stock comprising the unit, and the amount realized on the disposition should be allocated between the one share of common stock and two redeemable warrants to purchase one share of common stock based on their respective relative fair market values (as determined by each such unit holder on all the relevant facts and circumstances) at the time of disposition. The separation of the common stock and redeemable warrants comprising units should not be a taxable event for U.S. federal income tax purposes.

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The foregoing treatment of the common stock and redeemable warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of our securities. For purposes of this discussion, you are a U.S. holder if, for U.S. federal income tax purposes, you are a beneficial owner of our securities, other than a partnership, that is:

•	an individual citizen or resident of the United States;
•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income tax regardless of its source; or
•	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Market for Our Common Stock-Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the redeemable warrants allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a redeemable warrant that allows holders to receive more shares of common stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more common stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders

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Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the redeemable warrants that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as distributions on our common stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common stock or redeemable warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains or the dividends-received deduction described below under “Consequences to U.S. Holders-Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. holder will generally recognize capital gain or loss on the sale, exchange, or other taxable disposition of our common stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. holder’s tax basis in such common stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such common stock. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a redeemable Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a redeemable warrant, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the redeemable warrant. The U.S. holder’s tax basis in the redeemable warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. holder has held the redeemable warrant for more than one year. Long-term capital gains of non-corporate U.S. holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a redeemable Warrant

The exercise of a redeemable warrant for shares of common stock generally will not be a taxable event for the exercising U.S. holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. holder will have a tax basis in the shares of common stock received on exercise of a warrant equal to the sum of the U.S. holder’s tax basis in the redeemable warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. holder generally will have a holding period in shares of common stock acquired on exercise of a redeemable warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a non-U.S. holder of our securities. A “non-U.S. holder” is a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. holder.

 Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a redeemable warrant (as described above under “Consequences to U.S. Holders-Constructive Distributions”), paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a non-U.S. holder holds our securities through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

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Dividends received by a non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are generally exempt from such withholding tax if the non-U.S. holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the non-U.S. holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. holders, net of certain deductions and credits. In addition, dividends received by a corporate non-U.S. holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or redeemable Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our common stock or a redeemable warrant unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);
•	the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or
•	shares of our common stock or our redeemable warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, our common stock or redeemable warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. In addition, provided that our common stock is regularly traded on an established securities market, a redeemable warrant will not be treated as a U.S. real property interest with respect to a non-U.S. holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of 5% of all our common stock.

If the non-U.S. holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange, or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common stock or redeemable warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our securities made to you may be subject to information reporting and backup withholding at a current rate of 30% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

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Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends from the sale or other disposition of our securities paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on proceeds from the sale or other disposition of our securities paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends paid by us. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our securities.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our securities, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

Aegis Capital Corp. (“Aegis” or the “underwriter”) is acting as the sole underwriter and the investment banker of this public offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, the underwriter has agreed to purchase from us the number of common units and pre-funded units shown opposite its name below:

Underwriter	Number of Common Units	Number of Pre-funded Units
Aegis Capital Corp.

The underwriting agreement provides that the underwriter’s obligation to purchase the common units and pre-funded units depends on the satisfaction of the conditions contained in the underwriting agreement including:

•	the representations and warranties made by us to the underwriter are true;
•	there is no material change in our business or the financial markets; and
•	we deliver customary closing documents to the underwriter.

Underwriting Commissions and Discounts and Expenses

The following table shows the per share and total underwriting discounts and commissions we will pay to Aegis. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional common units and/or pre-funded units.

	Per	Per Pre-Funded	Total
	Common Unit	Units	No Exercise	Full Exercise
Public offering price	$	$	$	$
Underwriting discounts and commissions to be paid by us (7.0%)	$	$	$	$
Non-accountable expense allowance (1.0%)(1)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

(1)	We have agreed to pay a non-accountable expense allowance to Aegis equal to 1.0% of the gross proceeds received in this offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $    , including a 1.0% non-accountable expense allowance. We have also agreed to reimburse the underwriter for certain of its expenses, including “roadshow”, diligence, and reasonable legal fees and disbursements, in an amount not to exceed $100,000 in the aggregate.

As additional compensation to Aegis, upon consummation of this offering, we will issue to Aegis or its designees warrants to purchase an aggregate number of shares of our common stock equal to 4.0% of the number of shares of common stock issued in this offering, at an exercise price per share equal to 125.0% of the public offering price (the “Underwriter’s Warrants”). The Underwriter’s Warrants and the underlying shares of common stock will not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants by any person for a period of 180 days beginning on the date of commencement of sales of the offering in compliance with FINRA Rule 5110.

The Underwriter’s Warrants will be exercisable from the date that is six months from the commencement of the sales of the offering, and will expire five years after the commencement of sales of the offering in compliance with FINRA Rule 5110(g)(8)(A). Furthermore, (i) the Underwriter’s Warrants do not have more than one demand registration right at our Company’s expense in compliance with FINRA Rule 5110(g)(8)(B); (ii) the Underwriter’s Warrants do not have a demand registration right with a duration of more than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C); (iii) the Underwriter’s Warrants do not have piggyback registration rights with a duration of more than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D); and (iv) the Underwriter’s Warrants have anti-dilution terms that are consistent with FINRA Rule 5110(g)(8)(E) and (F).

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriter to purchase up to an aggregate of up to 300,000 additional shares of common stock and/or pre-funded warrants, representing 15% of the shares and pre-funded warrants sold in the offering and/or up to 600,000 additional redeemable warrants, representing 15% of the redeemable warrants sold in the offering. The purchase price to be paid per additional share will be equal to the public offering price of one common unit, less the purchase price for the two redeemable warrants included within the common unit and the underwriting discount. The purchase price to be paid per pre-funded warrant will be equal to the public offering price of one pre-funded unit, less the purchase price for the two redeemable warrants included within the pre-funded unit and the underwriting discount. The purchase price to be paid per additional redeemable warrant will be $            . If this option is exercised in full to purchase shares of common stock and/or pre-funded warrants only, the total price to the public will be $                      and the total net proceeds, before expenses, to us will be $            . If this option is exercised in full to purchase redeemable warrants only, the total price to the public will be $                    and the total net proceeds, before expenses, to us will be $                                .

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Right of First Refusal

We have agreed that, if, for the period ending twelve (12) months from the closing of the Offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature.

Stabilization

In accordance with Regulation M under the Exchange Act, the underwriter may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including short sales and purchases to cover positions created by short positions, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making.

•	Short positions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.
•	Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specific maximum price.
•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. If the underwriters sell more shares than could be covered by the underwriters’ option to purchase additional shares, thereby creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.
•	In passive market making, market makers in our common stock who are underwriters or prospective underwriters may, subject to limitations, make bids for or purchase shares of our common stock until the time, if any, at which a stabilizing bid is made.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result of these activities, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that Aegis will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

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Offering Price Determination

The public offering price was negotiated between Aegis and us. In determining the public offering price of our common stock, Aegis considered:

•	the history and prospects for the industry in which we compete;
•	our financial information;
•	the ability of our management and our business potential and earning prospects;
•	the prevailing securities markets at the time of this offering; and
•	the recent market prices of, and the demand for, publicly traded shares of generally comparable companies, as well as the recent market price of our Company’s common stock.

Indemnification

We have agreed to indemnify Aegis, its affiliates and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Discretionary Accounts

The underwriter has informed us that it does not expect to make sales to accounts over which they exercise discretionary authority in excess of 5% of the shares of our common stock being offered in this offering.

Lock-Up Agreements

We have agreed that, the Company’s directors, executive officers, employees and shareholders holding at least ten percent (10%) of the outstanding common stock will enter into customary “lock-up” agreements in favor of the underwriter for a period of one hundred eighty (180) days from the closing date of the Offering; provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further, that none of such shares shall be saleable in the public market until the expiration of the one hundred eighty (180) day period described above.

Company Standstill

We have agreed that, for a period of one hundred eighty (180) days from the closing date of the Offering, that without the prior written consent of Aegis, the Company will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of the Company or any securities convertible into or exercisable or exchangeable for equity of the Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof. So long none of such equity securities shall be saleable in the public market until the expiration of the one hundred eighty (180) day period described above, the following matters shall not be prohibited by the Standstill: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction during the Standstill period result in the sale of equity at an offering price to the public less than that of the Offering referred herein.

Tail Financing

Aegis shall be entitled to compensation with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to the Company by funds whom Aegis had contacted during the engagement period pursuant to the Letter of Engagement dated November 8, 2021 or introduced to the Company during the engagement period, if such Tail Financing is consummated at any time within the 5 month period following the expiration or termination of the Letter of Engagement dated November 8, 2021.

Other Relationships

Aegis has provided us and our affiliates with investment banking and financial advisory services, including serving as placement agent for private placements of securities, for which Aegis received customary fees. Aegis may in the future provide us and our affiliates with such services. Aegis may release, or authorize us to release, as the case may be, the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

In connection with our initial public offering, we will enter into an underwriting agreement with Aegis pursuant to which we will pay Aegis an aggregate of $                 in commissions and non-accountable expenses ($                   assuming the overallotment is exercised). In addition, we issued Aegis warrants to purchase 4% of the shares of our common stock issued in this offering at an exercise price per share equal to 125% of the public offering price.

73

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. Aegis may allocate a number of shares to the selling group members, if any, for sale to their online brokerage account holders. Any such allocations for online distributions will be made by Aegis on the same basis as other allocations.

74

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus have been passed upon for the Company by Harter Secrest & Emery LLP, Rochester, New York and for the underwriter by Kaufman & Canoles, P.C., Richmond, Virginia.

EXPERTS

Our financial statements as of December 31, 2021 and December 31, 2020 have been included in reliance on the report of Freed Maxick CPAs, P.C., an independent registered public accounting firm.

Pratum’s financial statements as of December 31, 2021 and December 31, 2020 have been included in reliance on the report of Freed Maxick CPAs, P.C., an independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. All filings we make with the SEC are available on the SEC’s web site at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 175 Sully’s Trail, Suite 202, Pittsford, New York 14534 or contacting us at (585) 385-0610.

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available on the website of the SEC referred to above. We maintain a website at www. igicybersecurity.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge or at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

75

INDEX TO FINANCIAL STATEMENTS

INFINITE GROUP, INC.

Financial Statements

For the Fiscal Years Ended December 31, 2021 and 2020

PRATUM, INC.

Financial Statements

For the Fiscal Years Ended December 31, 2021 and 2020

F-1

FINANCIAL STATEMENTS

INFINITE GROUP, INC.

DECEMBER 31, 2021

with

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Freed Maxick CPAs, P.C. - Firm ID 0317)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Infinite Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Infinite Group, Inc. (the Company) as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ deficiency and cash flows, for the years then ended, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-2

As discussed in Note 2 to the financial statements, the Company has negative working capital, which raises substantial doubt about the entity’s ability to continue as a going concern. The ability to continue to meet its obligations as they become due is dependent on the Company generating operating cash flow to satisfy these obligations, managing the date these obligations are settled, and identifying alternative equity or long-term liability financing to replace the current obligations. The Company has concluded that management’s plans have alleviated this substantial doubt about the ability to continue as a going concern. We have identified this item as a critical audit matter because certain estimates and assumptions used by the Company in their plan to alleviate substantial doubt are subjective and required a high degree of auditor judgement.

Addressing the matter involved performing subjective procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. The primary procedures we performed include: obtaining an understanding of the process and assumptions used by management to develop their plan, obtaining executed agreements and documents to support this plan where available, evaluating the reasonableness and consistency of methodology and assumptions applied by management based on historical facts, and evaluating the disclosures in the notes to the financial statements.

We have not been able to determine the specific year that we began serving as the Company’s auditor; however, we are aware that we have served as the Company’s auditor since at least 1995.

/s/ Freed Maxick CPAs, P.C.

Rochester, New York

March 15, 2022, except for Note 14 as to which the date is April 1, 2022.

F-3

INFINITE GROUP, INC.

BALANCE SHEETS

	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$99,432	$32,313
Accounts receivable, net of allowances of $9,710 and $10,089 as of December 31, 2021 and 2020, respectively	727,297	953,826
Prepaid expenses and other current assets	218,821	96,483
Total current assets	1,045,550	1,082,622

Right of Use Asset Operating Lease, net	41,490	120,777
Property and equipment, net	41,138	48,199
Software, net	417,650	354,905
Deposits	6,937	6,937
Total assets	$1,552,765	$1,613,440

LIABILITIES AND STOCKHOLDERS DEFICIENCY
Current liabilities:
Accounts payable	$536,863	$343,073
Accrued payroll	425,839	353,268
Accrued interest payable	594,241	531,409
Accrued retirement	275,422	264,675
Deferred revenue	497,734	320,042
Accrued expenses other and other current liabilities	167,310	74,579
Current maturities of long-term obligations	765,000	1,004,445
Operating lease liability - Short-term	42,347	80,258
Current maturities of long-term obligations - related parties	190,000	0
Notes payable, net	383,824	162,500
Notes payable - related parties	229,000	0
Total current liabilities	4,107,580	3,134,249

Long-term obligations:
Notes payable:
Other	458,309	457,769
Related parties	1,084,765	1,015,820
Payroll taxes due 2022	0	69,025
Operating Lease liability - Long-term	0	42,347
Total liabilities	5,650,654	4,719,210

Commitments and contingencies

Stockholders' deficiency:
Common stock, $.001 par value, 60,000,000 shares authorized; issued and outstanding: 32,700,883 and 29,061,883 shares as of December 31, 2021 and 2020, respectively.	32,700	29,061
Additional paid-in capital	31,336,772	30,763,717
Accumulated deficit	(35,467,361)	(33,898,548)
Total stockholders' deficiency	(4,097,889)	(3,105,770)
Total liabilities and stockholders' deficiency	$1,552,765	$1,613,440

See notes to audited financial statements.

F-4

INFINITE GROUP, INC.

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2021	2020
Sales	$7,224,242	$7,219,446
Cost of sales	4,489,306	4,177,268
Gross profit	2,734,936	3,042,178

Costs and expenses:
General and administrative	2,159,378	1,696,415
Selling	1,983,127	1,344,472
Total costs and expenses	4,142,505	3,040,887

Operating income (loss)	(1,407,569)	1,291

Other income - (see Note 6 & Note 7)	120,505	967,007

Interest income	37	786
Interest expense:
Related parties	(72,455)	(62,789)
Other	(209,331)	(230,299)
Total interest expense	(281,786)	(293,088)

Net income (loss)	$(1,568,813)	$675,996

Net income (loss) per share basic and diluted	$(0.05)	$0.02

Weighted average shares outstanding basic	30,122,738	29,061,883

Weighted average shares outstanding diluted	30,122,738	43,450,086

See notes to audited financial statements.

F-5

INFINITE GROUP, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY'

	Years Ended December 31, 2021 and 2020
			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance - December 31, 2019	29,061,883	$29,061	$30,638,173	$(34,574,544)	$(3,907,310)

Stock based compensation	0	0	125,544	0	125,544
Net income	0	0	0	675,996	675,996

Balance - December 31, 2020	29,061,883	$29,061	$30,763,717	$(33,898,548)	$(3,105,770)

Issuance of common stock	1,250,000	1,250	156,875	0	158,125
Exercise of stock options	2,389,000	2,389	96,541	0	98,930
Stock based compensation	0	0	117,587	0	117,587
Warrants issued	0	0	202,052	0	202,052
Net loss	0	0	0	(1,568,813)	(1,568,813)

Balance - December 31, 2021	32,700,883	$32,700	$31,336,772	$(35,467,361)	$(4,097,889)

See notes to audited financial statements.

F-6

INFINITE GROUP, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(1,568,813)	$675,996
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Stock based compensation	117,587	125,544
Depreciation and amortization	186,379	97,874
Amortization of debt discount	51,891	0
Bad debt expense	9,000	7,000
Forgiveness of note payable and interest	(120,505)	(963,516)
(Increase) decrease in assets:
Accounts receivable	217,529	(528,537)
Prepaid expenses and other current assets	(64,213)	(31,198)
Increase (decrease) in liabilities:
Accounts payable	193,790	125,296
Deferred revenue	177,692	141,218
Accrued expenses and other current liabilities	254,846	(63,432)
Net cash used in operating activities	(544,817)	(413,755)

Cash flows from investing activities:
Purchases of property and equipment	(13,506)	(48,310)
Capitalization of software development costs	(229,528)	(255,230)
Net cash used in investing activities	(243,034)	(303,540)

Cash flows from financing activities:
Proceeds from note payable	403,200	957,372
Debt issuance costs	(25,160)	0
Proceeds from notes payable - related parties	578,000	50,000
Repayments of notes payable - related parties	0	(96,635)
Repayments of note payable - short-term	0	(167,527)
Repayment of long-term obligations	(200,000)	0
Proceeds from the exercise of common stock options	98,930	0
Net cash provided by financing activities	854,970	743,210

Net increase in cash	67,119	25,915

Cash - beginning of year	32,313	6,398

Cash - end of year	$99,432	$32,313

Supplemental Disclosures of Cash Flow Information:
Cash payments for:
Interest	$84,203	$346,328
Income taxes	$0	$0

Non-cash investing and financing activities:
Warrant issued in conjunction with debts	$202,052	$0
Common stock issued to extinguish debt	$100,000	$0
Common stock issued for prepaid consulting agreement	$58,125	$0

See notes to audited financial statements.

F-7

INFINITE GROUP, INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

NOTE 1. - BASIS OF PRESENTATION & BUSINESS

The accompanying financial statements consist of the financial statements of Infinite Group, Inc. (the Company).

The Company operates in one segment, the field of information technology (IT) consulting services, with all operations based in the United States. The primary consulting services are in the cybersecurity industry. There were no significant sales from customers in foreign countries during 2021 and 2020. All assets are located in the United States.

NOTE 2. - MANAGEMENT PLANS

The Company reported operating loss of $1,407,569 in 2021 and operating income of $1,291 in 2020, net loss of $1,568,813 in 2021 and net income of $675,996 in 2020, and stockholders’ deficiencies of $4,097,889 and $3,105,770 at December 31, 2021 and 2020, respectively. The Company has a working capital deficit of approximately $ 3.1 million at December 31, 2021. Previously, this has raised substantial doubt about the entity’s ability to continue as a going concern within one year. The Company has plans to issue stock, restructure certain debt and anticipates significant growth of business. These plans, in management’s opinion, will allow the Company to meet its obligations alleviate the substantial doubt.

The Company’s mission is to drive shareholder value by developing and bringing to market automated, cost effective, and innovative cybersecurity technologies. The Company’s strategy is to build its business by designing, developing, and marketing IT security-based products and solutions that fill technology gaps in cybersecurity.

The Company's goal is to increase sales and generate cash flow from operations on a consistent basis. The Company’s business plans require improving the results of its operations in future periods. The Company has renegotiated the terms of some certain obligations, using operational cash flow to pay down balances and extending terms, and provided financing with the issuance of new loans.

During 2020, the Company paid off approximately $96,600 to related parties under the terms of demand notes and established a $328,000 note payable from a related party as part of a modification.

During 2020, the Company paid off approximately $167,500 to a third party under the terms of demand notes and extended the terms of the remaining $166,500 balance.

During 2021, the Company has renegotiated the due dates of approximately $446,000 of notes payable into 2023 and 2024.

During 2021, the Company settled the long-term debt agreement with the Pension Benefit Guaranty Corporation (“PBGC”) for $200,000 on the outstanding principal of $246,000 and accrued interest of approximately $74,500. The Company recorded a gain of approximately $120,500.

During 2021, the Company received proceeds of $229,000 from related parties. The Company issued a short-term note payable to a board member for $100,000. The note bears a 6% interest rate and is due on March 31, 2022. The Company also issued four demand notes payable to two board members for $79,000 in total. The demand notes bear a 6% interest rate. The Company also issued a demand note payable to another related party for $50,000 in total. The demand note bears a 6% interest rate.

F-8

During 2021, the Company entered into a financing arrangement with Mast Hill Fund, L.P. for $448,000. Under the terms of the Loan, amortization payments are due beginning March 3, 2022, and each month thereafter with the final payment due on November 3, 2022 (Notes 5 and 9).

During 2022, the Company entered into a financing arrangement with Mast Hill Fund, L.P. for $370,000. Under the terms of the Loan, amortization payments are due beginning June 15, 2022, and each month thereafter with the final payment due on February 15, 2023.

During the first quarter of 2022, the Company filed an S-1 for a public offering of $15 million of common stock and warrants, which is expected to be used for the acquisition discussed in Note 14 and working capital needs. The Company anticipates this offering to during the second quarter of 2022. The completion of this offering is not a certainty. Should the offering not proceed or be delayed, or should it occur in a reduced format, the Company will scale down spending to reduce costs and to increase cash flow while continuing to grow the operations at a slower pace.

The Company believes the capital resources generated by the improving results of its operations as well as cash available under its factoring line of credit and from additional related parties and third-party loans, if needed, provide sources to fund its ongoing operations and to support the internal growth of the Company. The Company may need to extend existing debt agreements in order to provide resources for other purposes. If the Company experiences significant growth in its sales, the Company believes that this may require it to increase its financing line, finance additional accounts receivable, or obtain additional working capital from other sources to support its sales growth.

The Company plans to continue to evaluate alternatives which may include continuing to renegotiate the terms of other notes, seeking conversion of the notes to shares of common stock and seeking funds to repay the notes. The Company continues to evaluate repayment of our remaining notes payable based on its cash flow. These plans, in management’s opinion, will allow the Company to meet its obligations for a reasonable period of time from the date the financial statements are available to be issued.

NOTE 3. - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounts Receivable

 Credit is granted to substantially all customers throughout the United States. The Company carries its accounts receivable at invoice amount, less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. The Company’s policy is to not accrue interest on past due receivables. Management determined that an allowance of $9,710 for doubtful accounts was reasonably stated at December 31, 2021 ($10,089 - 2020).

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in financial institutions. The cash accounts occasionally exceed the federally insured deposit amount; however, management does not anticipate nonperformance by financial institutions. Management reviews the financial viability of these institutions on a periodic basis.

Loan Origination Fees - The Company capitalizes the costs of loan origination fees and amortizes the fees as interest expense over the contractual life of each agreement and they are shown as a reduction of the debt.

Sale of Certain Accounts Receivable - The Company has available a financing line with a financial institution (the Purchaser). In connection with this line of credit, the Company adopted FASB ASC 860 “Transfers and Servicing”. FASB ASC 860 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The Company has a factoring line with the Purchaser which enables the Company to sell selected accounts receivable invoices to the Purchaser with full recourse against the Company.

F-9

These transactions qualify for a sale of assets since (1) the Company has transferred all of its right, title and interest in the selected accounts receivable invoices to the financial institution, (2) the Purchaser may pledge, sell or transfer the selected accounts receivable invoices, and (3) the Company has no effective control over the selected accounts receivable invoices since it is not entitled to or obligated to repurchase or redeem the invoices before their maturity and it does not have the ability to unilaterally cause the Purchaser to return the invoices. Under FASB ASC 860, after a transfer of financial assets, an entity recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

Pursuant to the provisions of FASB ASC 860, the Company reflects the transactions as a sale of assets and establishes an accounts receivable from the Purchaser for the retained amount less the costs of the transaction and less any anticipated future loss in the value of the retained asset. The retained amount is equal to 10% of the total accounts receivable invoice sold to the Purchaser. The fee is charged at prime plus 3.6% (effective rate of 6.85% at December 31, 2021) against the average daily outstanding balance of funds advanced.

The estimated future loss reserve for each receivable included in the estimated value of the retained asset is based on the payment history of the accounts receivable customer and is included in the allowance for doubtful accounts, if any. As collateral, the Company granted the Purchaser a first priority interest in accounts receivable and a blanket lien, which may be junior to other creditors, on all other assets.

The financing line provides the Company the ability to finance up to $2,000,000 of selected accounts receivable invoices, which includes a sublimit for one of the Company’s customers of $1,500,000. During the year ended December 31, 2021, the Company sold approximately $3,629,800 ($1,749,700 - 2020) of its accounts receivable to the Purchaser. As of December 31, 2021, $148,155 ($0 - 2020) of these receivables remained outstanding. Additionally, as of December 31, 2021, the Company had $66,000 available under the financing line with the financial institution ($362,000 - 2020). After deducting estimated fees and advances from the Purchaser, the net receivable from the Purchaser amounted to $14,816 at December 31, 2021 ($0 - 2020) and is included in accounts receivable in the accompanying balance sheets as of that date.

There were no gains or losses on the sale of the accounts receivable because all were collected. The cost associated with the financing line was approximately $34,200 for the year ended December 31, 2021 ($21,100 - 2020). These financing line fees are classified on the statements of operations as interest expense.

Property and Equipment - Property and equipment are recorded at cost and are depreciated over their estimated useful lives for financial statement purposes. The cost of improvements to leased properties is amortized over the shorter of the lease term or the life of the improvement. Maintenance and repairs are charged to expense as incurred while improvements are capitalized.

Capitalization of Software for Resale - The Company capitalizes the software development costs for software to be sold, leased, or otherwise marketed. Capitalization begins upon the establishment of technological feasibility of a new product or enhancements to an existing product, which is generally the completion of a working prototype that has been certified as having no critical bugs and is a release candidate. Costs incurred after the enhancement has reached technological feasibility and before it is released in the market are capitalized and are primarily labor costs related to coding and testing. Amortization begins once the software is ready for its intended use, generally based on the pattern in which the economic benefits will be consumed. Costs associated with major upgrade releases begin amortization in the month after release. The amortization period is three years. As of December 31, 2021, there is $678,973 of costs capitalized and $261,323 of accumulated amortization ($449,445 and $94,541, respectively, in 2020). During the year ended December 31, 2021 there was $166,783 of amortization expense recorded ($85,002 in 2020). Future amortization is expected to be $428,650 at a rate of $217,722, $144,989, $63,208 and $2,731 for the years 2022, 2023, 2024 and 2025 respectively. Costs incurred prior to reaching technological feasibility are expensed as incurred. Labor amounts expensed related to these development costs amounted to approximately $153,600 and $159,700 during the years ended December 31, 2021 and 2020, respectively.

Accounting for the Impairment or Disposal of Long-Lived Assets - The Company follows provisions of FASB ASC 360 “Property, Plant and Equipment” in accounting for the impairment of disposal of long-lived assets. This standard specifies, among other things, that long-lived assets are to be reviewed for potential impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. The Company determined that there was no impairment of long-lived assets during 2021 and 2020.

F-10

Revenue Recognition - Effective January 1, 2018, the Company adopted Topic 606 using the modified retrospective approach and applied the guidance to those contracts which were not completed as of January 1, 2018. Adoption of Topic 606 did not impact the timing of revenue recognition in the Company’s financial statements for the current or prior periods. Accordingly, no adjustments have been made to opening retained earnings or prior period amounts.

The Company’s revenues are generated under both time and material and fixed price agreements. Managed support services revenue is recognized when the associated costs are incurred, which coincides with the consulting services being provided. Time and materials service agreements are based on hours worked and are billed at agreed upon hourly rates for the respective position plus other billable direct costs. Fixed price service agreements are based on a fixed amount of periodic billings for recurring services of a similar nature performed according to the contractual arrangements with clients. These agreements are arrangements for monthly or weekly support services. Under both types of agreements, the delivery of services occurs when an employee works on a specific project or assignment as stated in the contract or purchase order. Based on historical experience, the Company believes that collection is reasonably assured.

The Company sells licenses of Nodeware and third-party software, principally Webroot. Substantially all customers are invoiced monthly at fixed rates for license fees and revenue is recognized over time.

 The Company’s total revenue recognized from contracts from customers was comprised of three major services: Managed support services, Cybersecurity projects and software and Other IT consulting services. The categories depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors. There were no material unsatisfied performance obligations at December 31, 2021 or 2020 for contracts with an expected original duration of more than one year. The following table summarizes the revenue recognized by the major services:

	Years Ended December 31,
	2021	2020
Managed support services	$4,325,067	$4,669,570
Cybersecurity projects and software	2,780,175	2,285,876
Other IT consulting services	119,000	264,000
Total sales	$7,224,242	$7,219,446

Managed support services

Managed support services consist of revenue primarily from our subcontracts for services to its end clients, principally a major establishment of the U.S. Government for which we manage one of the nation’s largest physical and virtual Microsoft Windows environments.

• We generate revenue primarily from these subcontracts through fixed price service and support agreements. Revenues are earned and billed weekly and are generally paid within 45 days. The revenues are recognized at time of service.

Cyber security projects and software

Cyber security projects and software revenue includes the selling of licenses of Nodeware® and third-party software, principally Webroot™ as well as performing cybersecurity assessments, testing and consulting as a CISO (Chief Information Security Officer).

•

Nodeware® and Webroot™ software offerings consist of fees generated from the use of the respective software by our customers. Revenue is recognized on a ratable basis over the contract term beginning on the date that our service is made available to the customer. Substantially all customers are billed in the month of the service and is cancellable upon notice per the respective agreements.  Substantially all payments are electronically billed, and the billed amounts are paid to the Company instantaneously via an online payment platform.   If payments are made in advance, revenues related to the term associated with our software licenses is recognized ratably over the contractual period.

F-11

•	Some of our customers have the option to purchase additional subscription and support services at a stated price. These options generally do not provide a material right as they are priced at our standalone selling price.

•	Cybersecurity assessments, testing and CISO services are considered distinct performance obligations when sold stand alone or with other products. These contracts generally have terms of one year or less. For substantially all these contracts, revenue is recognized when the specific performance obligation is satisfied. If the contract has multiple performance obligations, the revenue is recognized when the performance obligations are satisfied. Depending on the nature of the service, the amounts recognized are either based on an allocation of the transaction price to each performance obligation based on a relative standalone selling price of the products sold.

•	In substantially all agreements, a 50% to 75% down payment is required before work is initiated. Down payments received are deferred until revenue is recognized. For the year ended December 31, 2021, we recognized revenue of approximately $320,000 that was included in the deferred revenue liability balance at the beginning of the period presented. Deferred revenue that will be realized during the succeeding 12-month period is approximately $500,000.

Other IT consulting services

Other IT consulting services consists of services such as project management and general IT consulting services.

•

 We generate revenue via fixed price service agreements. These are based on periodic billings of a fixed dollar amount for recurring services of a similar nature performed according to the contractual arrangements with clients. The revenues are recognized at time of service.

Based on historical experience, the Company believes that collection is reasonably assured.

During 2021, sales to one client, including sales under subcontracts for services to several entities, accounted for 59.6% of total sales (61.2% - 2020) and 15.6% of accounts receivable at December 31, 2021 (38.8% - 2020).

Stock Options - The Company recognizes compensation expense related to stock-based payments at the grant date fair value of the awards. The Company uses the Black-Scholes option pricing model to determine the estimated fair value of the awards.

                 Income Taxes - The Company accounts for income tax expense in accordance with FASB ASC 740 “Income Taxes.” Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company periodically reviews tax positions taken to determine if it is more likely than not that the position would be sustained upon examination. The Company did not have any material unrecognized tax benefit at December 31, 2021 or 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2021 and 2020, the Company recognized no interest and penalties.

F-12

The Company files U.S. federal tax returns and tax returns in various states. The tax years 2018 through 2021 remain open to examination by the taxing jurisdictions to which the Company is subject.

Fair Value of Financial Instruments - The Company has determined the fair value of debt and other financial instruments using a valuation hierarchy. The hierarchy, which prioritizes the inputs used in measuring fair value, consists of three levels.

Level 1 uses observable inputs such as quoted prices in active markets;

Level 2 uses inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3 is defined as unobservable inputs in which little or no market data exist and requires the Company to develop its own assumptions.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

The carrying amounts of cash, accounts receivable and accounts payable and accrued expenses are reasonable estimates of their fair value due to their short maturity. The carrying amount of the Company’s term debt and notes payable approximates fair value because the effective yields on these obligations, which include contractual interest rates, taken together with other features such as concurrent issuance of warrants, are comparable to rates of returns for instruments of similar credit risk.

Earnings Per Share - Basic earnings per share is based on the weighted average number of common shares outstanding during the periods presented. Diluted earnings per share is based on the weighted average number of common shares outstanding, as well as dilutive potential common shares which, in the Company’s case, comprise shares issuable under convertible notes payable, warrants and stock options. The treasury stock method is used to calculate dilutive shares, which reduces the gross number of dilutive shares by the number of shares purchasable from the proceeds of options and notes assumed to be exercised. In a loss year, the calculation for basic and diluted earnings per share is the same, as the impact of potential common shares is anti-dilutive.

            The following table sets forth the computation of basic and diluted loss per share as of December 31, 2021 and 2020:

	Years ended December 31,
	2021	2020
Numerator for basic and diluted net income per share:
Net income (loss)	$(1,568,813)	$675,996
Basic and diluted net income (loss) per share	$(0.05)	$0.02

Weighted average common shares outstanding
Basic shares	30,122,738	29,061,883
Diluted shares	30,122,738	43,450,086

Anti-dilutive shares excluded from net income per share	22,623,804	3,965,000

Certain common shares issuable under stock options and convertible notes payable have been omitted from the diluted net income (loss) per share calculation because their inclusion is considered anti-dilutive because the exercise or conversion prices were greater than the average market price of the common shares or their inclusion would have been anti-dilutive.

Reclassifications - The Company reclassifies amounts in its prior year financial statements to conform to the current year’s presentation.

F-13

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Leases

 The Company recognizes a liability for their lease obligations and a corresponding right-of-use asset, initially measured at the present value of the lease payments. Subsequent accounting depends on whether the agreement is deemed to be a financing or operating lease. For operating leases, a lessee recognizes its total lease expense as an operating expense over the lease term. Assets and liabilities are presented and disclosed separately, and the liabilities must be classified appropriately as current and noncurrent.

NOTE 4. - PROPERTY AND EQUIPMENT

Property and equipment consists of:

		December 31,
	Depreciable Lives	2021	2020
Software	3 years	$72,834	$72,834
Equipment	3 to 10 years	155,635	142,129
Furniture and fixtures	5 to 7 years	17,735	17,735
		246,204	232,698
Accumulated depreciation		(205,066)	(184,499)
		$41,138	$48,199

Depreciation expense was $20,567 and $6,025 for the years ended December 31, 2021 and 2020, respectively.

NOTE 5. - NOTES PAYABLE - CURRENT

Notes payable consist of:

	December 31,
	2021	2020
Demand note payable, 10%, secured by software (A)	$12,500	$12,500
Convertible promissory note, 8%, due November 3, 2022 (B)	448,000	0
Convertible notes payable, 6%	150,000	150,000
	610,500	162,500
Less: Deferred financing costs (B)	58,300	0
Debt discounts - warrants (B)	168,377	0
	$383,823	$162,500

(A)	Demand Note payable, 10%, secured by Software - During 2015, the Company issued a note in connection with the purchase of Software.

F-14

(B)	Convertible promissory note, 8%, due November 3, 2022 - During 2021, the Company entered into a convertible promissory note. In exchange for the convertible promissory note, the lender agreed to lend the Company $448,000, which bears interest at a rate of eight percent (8%) per annum. The convertible promissory note is recorded net of a $44,800 original issue discount. Under the terms of the convertible promissory note, monthly payments of principal and interest of $53,760 are due beginning March 3, 2022, and each month thereafter with the final payment due on November 3, 2022. Additionally, in the event of a default as defined in the promissory note agreement, or if the Company elects to pre-pay the convertible promissory note, the lender and the agent has the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.10 per share. The promissory note contains customary anti-dilution provisions. The Company evaluated the terms of the conversion feature under ASC 480 and ASC 815 and determined that separate bifurcation of the conversion feature was not required. In addition to the issuance of the convertible promissory note, the Company also granted the lender warrants (Note 9). In exchange for the Promissory Note, the Company accepted an original discount on the Promissory note of $44,800 as noted above, paid a finder’s fee of $20,160, and the lender’s legal fees of $5,000. These deferred financing fees are being amortized ratably through October 2022.

(C)	Convertible notes payable, 6%, maturity date of December 31, 2016 - At December 31, 2021, the Company was obligated to unrelated third parties for $150,000 ($150,000 - 2020) (“The Notes”). The principal is unsecured and convertible at the option of the holders into shares of common stock at $0.05 per share. The Notes bear interest at 6.0% and is past due. The Notes are convertible into shares of common stock subject to the following limitations. The Notes are not convertible to the extent that shares of common stock issuable upon the proposed conversion would result in a change in control of the Company which would limit the use of its net operating loss carryforwards; provided, however if the Company closes a transaction with another third party or parties that results in a change of control which will limit the use of its net operating loss carryforwards, then the foregoing limitation shall lapse. Prior to any conversion by a requesting note holder, each note holder holding a note which is then convertible into 5% or more of the Company’s common stock shall be entitled to participate on a pari passu basis with the requesting note holder and upon any such participation the requesting note holder shall proportionately adjust his conversion request such that, in the aggregate, a change of control, which will limit the use of the Company’s net operating loss carryforwards, does not occur.

Notes payable - related parties consist of:

	December 31,
	2021	2020
Demand notes payable to director, 6%, unsecured	$130,000	$0
Demand note payable to employee, 6% unsecured	50,000	0
Demand notes payable to officer and director, 6%, unsecured	37,000	0
Demand note payable to officer and director, 6%, unsecured	12,000	0
	$229,000	$0

F-15

NOTE 6. - LONG-TERM OBLIGATIONS

Notes Payable - Other - Term notes payable - other consist of:

	December 31,
	2021	2020
2016 note payable, 6%, unsecured, due December 31, 2021 (A)	$500,000	$500,000
Note payable, 10%, secured, due January 1, 2018 (B)	265,000	265,000
Convertible term note payable,12%, secured, due January 1, 2024 (C)	175,000	175,000
Term note payable - PBGC, 6%, secured (D)	0	246,000
2020 note payable, 6%, unsecured, due August 24, 2024 (E)	166,473	166,473
Convertible term note payable,7%, secured (F)	100,000	100,000
Convertible notes payable, 6%, due January 1, 2024 (G)	9,000	9,000
Accrued interest due after 2021(H)	7,836	7,296
	1,223,309	1,468,769
Less: deferred financing costs	0	6,555
	1,223,309	1,462,214
Less: current maturities	765,000	1,004,445
	$458,309	$457,769

(A)	2016 note payable, 6%, unsecured, due December 31, 2021 - On March 14, 2016, the Company entered into an unsecured financing agreement with a third-party lender. At December 31, 2016, the Company was obligated for $500,000. Borrowings bear interest at 6% with interest payments due quarterly. Principal was due on December 31, 2021 and is now past due. Principal and interest may become immediately due and payable upon the occurrence of customary events of default. In consideration for providing the financing, the Company paid the lender a fee of 2,500,000 shares of its common stock valued at $37,500 on the date of the agreement based upon the closing bid quotation of its common stock on the OTC Bulletin Board on that date. These deferred financing costs are recorded as a reduction of the principal owed and are amortized over the life of the debt. The balance of the note payable was $467,225 at December 31, 2016 consisting of principal due of 500,000 offset by deferred financing costs of $32,775. As of December 31, 2021, the balance was $500,000 (2020 - $493,445). The lender has piggy back registration rights for these shares. The Company’s Chief Executive Officer and President agreed to guarantee the loan obligations if he is no longer an “affiliate” of the Company as defined by Securities and Exchange Commission rules.

(B)	Note payable, 10%, secured, due January 1, 2018 - During the years ended December 31, 2004 and 2003, the Company issued secured notes payable aggregating $265,000. These borrowings bear interest at 10% and were due, as modified on January 1, 2018. This note has not been further extended and is past due. The notes are secured by a first lien on accounts receivable that are not otherwise used by the Company as collateral for other borrowings and by a second lien on accounts receivable.

(C)	Convertible term note payable, 12%, secured, due January 1, 2024 - The Company entered into a secured loan agreement during 2008 for working capital. The loan bears interest at 12%, which is payable monthly and was due, as modified on August 31, 2018 for an aggregate of $175,000. During 2009, the note was modified for its conversion into common shares at $0.25 per share, which was the closing price of the Company’s common stock on the date of the modification. The note is secured by a subordinate lien on all assets of the Company.

F-16

(D)	Term note payable - PBGC, 6%, secured - On October 17, 2011, in accordance with the settlement agreement dated September 6, 2011 the Company issued a secured promissory note in favor of the PBGC for $300,000 bearing interest at 6% per annum due in scheduled quarterly payments over a seven-year period with a balloon payment of $219,000 due on September 15, 2018. During 2021, the Company settled the long-term debt agreement with the PBGC for $200,000 and accrued interest of approximately $74,500. The PBGC released the remaining principal and accrued interest owed. The Company recorded a gain of approximately $120,500.

(E)	2020 note payable, 6%, unsecured, due August 24, 2024 - The Company entered into a promissory note agreement dated August 24, 2020 with a third-party lender. The note represents the negotiated amount owed due to the lender after a payment in the amount of $550,000 was made to settle previous notes and interest held by the Lender See Note 6 and item (B) of this note. The principal amount of the new note is $166,473. This note becomes due on August 24, 2024.

(F)	Convertible term note payable, 7%, secured, due January 1, 2024 - The note bears interest at the rate of 7% per annum, payable monthly, and is secured by a subordinate lien on all the Company’s assets. The note's principal is convertible at the option of the holder into shares of the Company’s common stock at $0.10 per share, which was the price of the Company's common stock on the closing date of the agreement.

(G)	Convertible notes payable, 6%, due January 1, 2024 - The Company has a note payable to a former related party in the amount of $9,000. The note’s maturity was extended to January 1, 2024 from January 1, 2021. In consideration for this extension, the Company agreed to issue the borrower 25,000 options with a 3-year term to purchase common stock of Infinite Group Inc. exercisable at $0.10 per share. Principal and accrued interest are convertible at the option of the holder into shares of common stock at $0.05 per share. The note beared interest at 6% at December 31, 2021 and December 31, 2020. The rate is adjusted annually, on January 1st of each year, to the prime rate in effect on December 31st of the immediately preceding year, plus one and one quarter percent, and in no event, shall the interest rate be less than 6% per annum. The rate effective as of January 1, 2021 and 2022 was 6%.

(H)	Accrued interest due after 2021 - The accrued interest for items (G) above is not due until the due date of the respective loan.

F-17

Notes Payable - Related Parties

Notes payable - related parties consist of:

	December 31,
	2021	2020
Note payable, up to $500,000, 7.5%, due August 31, 2026 (A)	$499,000	$250,000
2020 Note payable, 6%, due January 1, 2024 (B)	328,000	328,000
Convertible notes payable, 6% (C)	146,300	146,300
Convertible note payable, 7%, due June 30, 2023 (D)	25,000	25,000
Note payable, $100,000 line of credit, 6%, unsecured (E)	90,000	90,000
Note payable, $75,000 line of credit, 6%, unsecured (F)	70,000	70,000
Accrued interest due after 2022 (G)	116,465	106,520
	1,274,765	1,015,820
Less current maturities	190,000	-
	$1,084,765	$1,015,820
(A)	Note payable of up to $500,000, 7.5%, due August 31, 2026 - On May 7, 2019, the Company entered into a note payable agreement for up to $500,000 with a related party. The note has an interest rate of 7.5% and is due on August 31, 2026. The Company borrowed $200,000 during the year ended December 31, 2019, $50,000 during the year ended December 31, 2020, and $249,000 during the year ended December 31, 2021 which remains outstanding.

(B)	2020 Note payable, 6%, due January 1, 2024 - On December 30, 2020, the Company entered into a promissory note agreement with a member of its Board. The interest payments are due quarterly. First payment to be made on April 1, 2021 and every three (3) months thereafter until the note is retired. Principal payments of one hundred thousand dollars ($100,000.00) are to be made on March 31, 2022 and January 1, 2023 and a balloon payment of $128,000 on January 1, 2024.

(C)	Convertible notes payable, 6% - The Company has a note payable to a related party of $146,300 maturing on January 1, 2024. This note’s maturity date was extended from January 1, 2020. Principal and accrued interest are convertible at the option of the holder into shares of common stock at $0.05 per share, subject to certain limitations. The notes bear interest at 6% at December 31, 2021. The rate is adjusted annually, on January 1st of each year, to the prime rate in effect on December 31st of the immediately preceding year, plus one and one quarter percent, and in no event, shall the interest rate be less than 6% per annum. The rate effective as of January 1, 2021 and 2022 was 6%.

The Company executed collateral security agreements with the note holders providing for a subordinate security interest in all the Company’s assets. Generally, upon notice, prior to the note maturity date, the Company can prepay all or a portion of the outstanding notes.

(D)	Convertible note payable, 7%, due June 30, 2023 - On February 12, 2015, the Company borrowed $25,000 from a Company officer. The note is unsecured and matured on March 31, 2018 with principal convertible at the option of the holder into shares of common stock at $0.10 per share. In 2019, the Company officer extended the due date to June 30, 2023.

(E)	Note payable, $100,000 line of credit, 6%, unsecured - On July 18, 2017, the Company entered into an unsecured line of credit financing agreement with an officer and member of its Board. The LOC Agreement provides for working capital of up to $100,000 with interest at 6% due quarterly through July 1, 2022. In consideration for providing the financing, the lender was granted an option to purchase 400,000 shares of common stock at $0.04 per share. The option expires on July 17, 2022.

F-18

(F)	Note payable, $75,000 line of credit, 6%, unsecured - On September 21, 2017, the Company entered into an unsecured line of credit financing agreement with a related party. The LOC Agreement provides for working capital of up to $75,000 with interest at 6% due quarterly through January 2, 2023. In consideration for providing the financing, the lender was granted an option to purchase 400,000 shares of common stock at $0.04 per share. The option expires on January 2, 2023.

(G)	Accrued interest due after 2022 - The accrued interest for item (C) above is not due until the due date of the loan.

      Long-Term Obligations

As of December 31, 2021, minimum future annual payments of long-term obligations and amortization of deferred financing costs are as follows:

	Annual	Annual
	Payments	Amortization	Net
Due Prior to 2022	$1,156,500	$0	$1,156,500
2022	638,000	226,677	411,323
2023	206,667	0	206,667
2024	837,408	0	837,408
2025	0	0	0
2026	499,000	0	499,000
Total long-term obligations	$3,337,575	$226,677	$3,110,898

NOTE 7. - STOCK AND STOCK OPTION PLANS

Preferred Stock - The Company’s certificate of incorporation authorizes its Board to issue up to 1,000,000 shares of preferred stock. The stock is issuable in series that may vary as to certain rights and preferences, as determined upon issuance, and has a par value of $0.01 per share. As of December 31, 2021, and 2020, there were no preferred shares issued or outstanding.

2005 Plan - The Company’s Board and stockholders approved a stock option plan adopted in 2005, which has authority to grant options to purchase up to an aggregate of 990,000 common shares at December 31, 2021 and 2020.

2009 Plan - During 2009, the Company’s Board approved the 2009 stock option plan, which grants options to purchase up to an aggregate of 3,667,000 common shares at December 31, 2021 and 2020. Options issued to date are nonqualified since the Company has decided not to seek stockholder approval of the 2009 Plan. There are 0 shares available for grant at December 31, 2021.

2019 Plan - During 2019, the Company’s Board approved the 2019 stock option plan, which grants options to purchase up to an aggregate of 1,500,000 common shares of which 126,500 common shares are available for grant at December 31, 2021. Options issued to date are nonqualified since the Company has decided not to seek stockholder approval of the 2019 Plan.

2020 Plan - During 2020, the Company’s Board approved the 2020 stock option plan, which grants options to purchase up to an aggregate of 1,500,000 common shares of which 55,000 common shares are available for grant at December 31, 2021. Options issued to date are nonqualified since the Company has decided not to seek stockholder approval of the 2020 Plan.

F-19

NOTE 8. - STOCK OPTION AGREEMENTS AND TRANSACTIONS

The Company grants stock options to its key employees and independent service providers as it deems appropriate. Most options expire from five to ten years after the grant date.

Option Agreements - The Company's Board approved stock option agreements with consultants, an employee for a performance-based award and a member of the Board of which options for an aggregate of 1,451,500 common shares are outstanding at December 31, 2021 with an average exercise price of $0.21 per share. At December 31, 2021, options for 701,500 shares are vested as the performance based award has not been reached.

On April 6, 2021, the Company granted a stock option to purchase a total of 200,000 common shares at an exercise price of $0.1925 per share to a former executive of the Company who consults with the Company. The individual forfeited an option grant of 473,000 common shares from the 2009 Plan.

On April 19, 2021, the Company issued 750,000 performance-based stock options at $0.245 per share to an executive of the Company. Certain revenue targets must be made to grant the options in three tranches of 250,000 shares each. The unrecognized compensation expense for these options is approximately $135,800 at December 31, 2021.

The remaining stock options issued during the year ended December 31, 2021 included in the table below relate to options issued to employees as compensation expense.

Loan Fees - On May 7, 2019, the Company entered into a note payable agreement for up to $500,000 with a related party. The note has an interest rate of 7.5% and is due on August 31, 2026. The Company borrowed $200,000 in 2019, $50,000 in 2020, and $249,000 in 2021. The $499,000 remains outstanding as of December 31, 2021. As consideration for providing this financing, the Company granted a stock option to purchase a total of 2,500,000 common shares at an exercise price of $0.02 and recorded interest expense of $14,250 using the Black-Scholes option pricing model to determine the estimated fair value of the option in 2019.

On August 24, 2020, the Company entered into a note payable agreement for $166,473 with a third party. The note has an interest rate of 6% and is due on August 24, 2024. As consideration for providing this financing, the Company granted a stock option to purchase a total of 500,000 common shares at an exercise price of $0.05 and recorded interest expense of $52,900 using the Black-Scholes option pricing model to determine the estimated fair value of the option.

On November 17, 2020, the Company extended a note payable agreement of $146,300 with a related party. The note has an interest rate of 6% and is due on January 1, 2022. As consideration for providing this extension of the financing, the Company granted a stock option to purchase a total of 250,000 common shares at an exercise price of $0.12 and recorded interest expense of $15,450 using the Black-Scholes option pricing model to determine the estimated fair value of the option in 2020. On February 14, 2021, the Company extended this note payable agreement’s due date to January 1, 2024.

On December 31. 2020, the Company extended a note payable agreement of $9,000 with a third party. The note has an interest rate of 6% and is due on January 1, 2024. As consideration for providing this extension of the financing, the Company granted a stock option to purchase a total of 25,000 common shares at an exercise price of $0.10 and recorded interest expense of $958 using the Black-Scholes option pricing model to determine the estimated fair value of the option.

F-20

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model based on the following assumptions. Volatility is based on the Company’s historical volatility. The expected life of the options was determined using the simplified method for plain vanilla options as stated in FASB ASC 718 to improve the accuracy of this assumption while simplifying record keeping requirements until more detailed information about the Company’s exercise behavior is available. The risk-free rate for the life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The following assumptions were used for the years ended December 31, 2021 and 2020.

	2021	2020
Risk free interest rate	0.16% to 0.64%	0.17% to 1.40%
Expected dividend yield	0%	0%
Expected stock price volatility	100% to 140%	100%
Expected life of options	1.25 to 5.25 years	1.75 to 3.01 years

The following is a summary of stock option activity, including qualified and non-qualified options for the years ended December 31, 2021 and 2020:

	Number of Options Outstanding	Weighted Average Exercise Price	Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2019	10,910,500	$0.05
Granted	1,880,000	$0.07
Expired	(335,000)	$0.15
Forfeited	(25,000)	$0.05
Outstanding at December 31, 2020	12,430,500	$0.05
Granted	1,756,500	$0.21
Exercised	(2,389,000)	$0.04
Expired	(45,000)	$0.10
Forfeited	(998,000)	$0.10
Outstanding at December 31, 2021	10,755,000	$0.08	3.4 years	$544,100

Vested or expected to vest at December 31, 2021	10,005,000	$0.07	3.3 years	$544,100

Exercisable at December 31, 2021	9,980,000	$0.07	3.3 years	$544,100

At December 31, 2021, there was approximately $135,800 of total unrecognized compensation cost related to outstanding non-vested options.

The weighted average fair value of options granted was $0.21 and $0.07 per share for the years ended December 31, 2021 and 2020, respectively. The exercise price for all options granted equaled or exceeded the market value of the Company’s common stock on the date of grant with the exception of the 500,000 options granted in consideration for providing the financing on August 24, 2020.

NOTE 9. - WARRANTS

            On November 3, 2021, as additional consideration for the convertible promissory note financing (Note 6), the Company issued the Mast Hill Fund, L.P. (the “Lender”) a 5-year warrant to purchase 1,400,000 shares of Company common stock at a fixed price of $0.16 per share, subject to price adjustments for certain actions, including dilutive issuances. The Company has granted the Lender customary “piggy-back” registration rights with respect to the shares issuable upon conversion of the promissory note and exercise of the warrant. No material relationship exists between the Company or its affiliates and Lender, other than in respect of the Loan. The Company evaluated the terms of the warrant under ASC 480 and ASC 815 and determined that they were to be treated as equity instruments. The value of the warrant (calculated using the Black-Scholes option pricing model to determine the estimated fair value of the warrant) of approximately $181,900 will be amortized to interest expense over the life of the Promissory Note and is recorded as a discount to the promissory note (Note 6).

F-21

            On November 3, 2021, J.H. Darbie & Co., Inc., a registered broker-dealer, acted as a finder in connection with the same convertible promissory note and was paid a cash fee of $20,160 and issued a 5-year warrant to purchase 160,125 shares of Company common stock at a fixed price of $0.192 per share, subject to price adjustments for certain actions, including dilutive issuances. The Company has granted the Finder customary “piggy-back” registration rights with respect to the shares issuable upon exercise of the warrant. The Company evaluated the terms of the warrant under ASC 480 and ASC 815 and determined that they were to be treated as equity instruments. The value of the warrant (calculated using the Black-Scholes option pricing model to determine the estimated fair value of the warrant) of approximately $20,200 will be amortized to interest expense over the life of the Promissory Note and is recorded as a discount to the promissory note (Note 6).

NOTE 10. - INCOME TAXES

The components of income tax expense (benefit) consists of the following:

	December 31,
	2021	2020
Deferred:
Federal	$(277,000)	$39,000
State	(47,000)	(10,000)
	(324,000)	29,000
Change in valuation allowance	324,000	(29,000)
	$0	$0

At December 31, 2021, the Company had federal net operating loss carryforwards of approximately $8,500,000 ($6,900,000 - 2020) and various state net operating loss carryforwards of approximately $4,900,000 ($3,200,000 - 2020).  Approximately $2,100,000 of these carryforwards can be carried forward indefinitely, while the remaining carryforwards expire from 2022 through 2041.  These carryforwards exclude federal net operating loss carryforwards from inactive subsidiaries and net operating loss carryforwards from states that the Company does not presently operate in.  Utilization of the net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions.  The annual limitation may result in the expiration of the net operating loss carryforwards before utilization.

At December 31, 2021, a net deferred tax asset, representing the future benefit attributed primarily to the available net operating loss carryforwards in the amount of approximately $2,238,000 ($1,914,000 - 2020), had been fully offset by a valuation allowance because management believes that the statutory limitations on utilization of the operating losses and concerns over achieving profitable operations diminish the Company’s ability to demonstrate that it is more likely than not that these future benefits will be realized before they expire.

The following is a summary of the Company's temporary differences and carryforwards which give rise to deferred tax assets and liabilities.

	December 31,
	2021	2020
Deferred tax assets (liabilities):
Net operating loss carryforwards	$1,956,000	$1,550,000
Defined benefit pension liability	0	60,000
Operating Lease ROU	(10,000)	(30,000)
Operating Lease Liability	10,000	30,000
Deferred Revenue	0	11,000
Property and Equipment	(14,000)	0
Reserves and accrued expenses payable	296,000	293,000
Gross deferred tax asset	2,238,000	1,914,000
Deferred tax asset valuation allowance	(2,238,000)	(1,914,000)
Net deferred tax asset	$0	$0

F-22

The differences between the U.S. statutory federal income tax rate and the effective income tax rate in the accompanying statements of operations are as follows:

	December 31,
	2021	2020
Statutory U.S. federal tax rate	21.0%	21.0%

Change in valuation allowance	(20.7)	(4.2)
Net operating loss carryforward expiration	(5.9)	13.4
State taxes	3.0	(1.5)

Expired stock-based compensation	1.1	1.0
Forgiveness of PPP Loan	1.6	(29.9)
Other permanent non-deductible items	(0.1)	0.2
Effective income tax rate	0.0%	0.0%

NOTE 11. - EMPLOYEE RETIREMENT PLANS

Simple IRA Plan - Through December 31, 2012, the Company offered a simple IRA plan as a retirement plan for eligible employees who earned at least $5,000 of annual compensation. Eligible employees could elect to contribute a percentage of their compensation up to a maximum of $11,500. The accrued liability for the simple IRA plan, including interest, was $275,422 and $264,675, as of December 31, 2021 and 2020, respectively.

401(k) Plan - Effective January 1, 2013, the Company began offering a defined contribution 401(k) plan in place of the simple IRA plan. For 2021, 401(k) employee contribution limits are $19,500 plus a catch-up contribution for those over age 50 of $6,500. The Company can elect to make a discretionary contribution to the Plan. No discretionary contribution was approved for 2021 or 2020.

NOTE 12. - LEASE

Beginning on August 1, 2016, the Company leases its headquarters facility under an operating lease agreement that expires on June 30, 2022. The Company has the right to terminate the lease upon six months prior notice after three years of occupancy. Rent expense is $80,000 annually during the first year of the lease term and increases by 1.5% annually thereafter.

Upon adoption of the ASU on January 1, 2019, the Company recognized a right-of-use asset of $265,825 and a lease liability of $265,825 related to the existing office lease that is classified as an operating lease.

F-23

Supplemental balance sheet information related to the operating lease was as follows:

December 31, 2021
Right of use asset - lease, net	$41,490
Operating lease liability - short-term	$42,437
Operating lease liability - long-term	0
Total operating lease liability	$42,437

Discount rate - operating lease	6.0%

NOTE 13. - RELATED PARTY ACCRUED INTEREST PAYABLE

Accrued Interest Payable - Included in accrued interest payable is accrued interest payable to related parties of approximately $107,000 at December 31, 2021 ($62,000 - 2020). An additional $116,465 of accrued interest to related parties is due to paid after 2022.

NOTE 14. - SUBSEQUENT EVENTS

On January 31, 2022, the Company entered into a Stock Purchase Agreement (the “Agreement”), by and among the Company; the David A. Nelson, Jr. Living Trust (“Seller”); David A. Nelson, Jr. (the “Beneficiary” and, together with Seller, the “Seller Parties”); and Pratum, Inc., an Iowa corporation (the “Pratum”) and security services firm that helps clients solve challenges and find the right balance between information security, IT support, and compliance. Pratum is based in Ankeny, Iowa.

Pursuant to the Agreement, Company agreed to acquire all of the issued and outstanding equity securities of the Company from the Seller Parties (the “Acquisition”) for an aggregate purchase price of $8,500,000 (the “Acquisition Consideration”), subject to customary purchase price adjustments for, among other things, indebtedness of Pratum as of the closing. $8,000,000 of the Acquisition Consideration will be paid to the Seller Parties at closing and $500,000 of the Acquisition Consideration will be deposited at closing with an escrow agent to be held in escrow for a period of six months. The escrow amount may be used to account for indemnification claims and any post-closing adjustment of the Acquisition Consideration.

The Agreement contains customary representations, warranties and covenants by each of the parties, and contains indemnification provisions under which the parties have agreed, subject to certain limitations, to indemnify each other against losses resulting from certain liabilities.

The closing of the Acquisition is subject to customary conditions, including, among others, (i) receipt of any necessary regulatory approvals and licenses, (ii) the absence of any litigation or governmental order that restrains, prevents or materially alters the transactions contemplated by the Agreement, (iii) the accuracy of the parties’ representations and warranties contained in the Agreement remaining true as of closing (subject to certain qualifications), (iv) Pratum’s and the Seller Parties’ material compliance with the covenants and agreements in the Agreement, and (v) the Buyer obtaining sufficient debt or equity financing to fund the Acquisition Consideration. The Company expects the transaction to close in the first half of 2022.

The Agreement also contains customary pre-closing covenants, including the obligation of Pratum and the Seller Parties to cause Pratum to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without the written consent of the Company.

On March 28, 2022 the parties to the Pratum Agreement amended the agreement to extend the outside date for closing from March 31, 2022 to May 15, 2022.  Accordingly, the Pratum Agreement may be terminated under certain circumstances, including, among others if the Acquisition does not close by May 15, 2022. Additionally, either party may terminate the Agreement upon a breach by the other party of any representation, warranty, covenant or agreement made by such breaching party in the Agreement, such that the conditions related to the representations, warranties, covenants and agreements made by such breaching party would not be satisfied and such breach or condition is not curable or, if curable, is not cured 30 days after written notice of such breach.

F-24

On February 15, 2022, the Company, as borrower, entered into a financing arrangement (the “Loan”) with Mast Hill Fund, L.P. (the “Lender”), a Delaware limited partnership. In exchange for a promissory note, Lender agreed to lend the Company $370,000, which bears interest at a rate of eight percent (8%) per annum, less $37,000 original issue discount. Under the terms of the Loan, amortization payments are due beginning June 15, 2022, and each month thereafter with the final payment due on February 15, 2023. Additionally, in the event of a default under the Loan or if the Company elects to pre-pay the Loan, the Lender has the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $0.10 per share. The conversion price is subject to adjustment under certain circumstances, including issuances of Company common stock below the conversion price. The Company is not required to issue additional shares to Mast Hill in the event an adjustment to the conversion price occurs. Except for the option to convert the note in the event of a pre-payment, there is no pre-payment penalty associated with the promissory note. The Loan is subject to customary events of default, including cross-defaults on the Loan agreements and on other indebtedness of the Company, violations of securities laws (including Regulation FD), and failure to issue shares upon a conversion of the note. Amounts due under the Loan are subject to a 15% penalty in the event of a default. As additional consideration for the financing, the Company issued Lender a 5-year warrant to purchase 925,000 shares of Company common stock at a fixed price of $0.16 per share, subject to price adjustments for certain actions, including dilutive issuances, representing 40% warrant coverage on the principal amount of the Loan. The closing price of the Company common stock on February 15, 2022 was $0.17 per share. The Company has granted the Mast Hill customary “piggy-back” registration rights with respect to the shares issuable upon conversion of the promissory note and exercise of the warrant. No material relationship exists between the Company or its affiliates and Mast Hill, other than in respect of the Loan and a similar loan between the Company and Lender entered into on November 2, 2021.

J.H. Darbie & Co., Inc. ( “Finder”), a registered broker-dealer, acted as a finder in connection with the Loan, and was paid a cash fee of $14,650 (4.39% of the gross proceeds of the Loan) and issued a 5-year warrant to purchase 121,407 shares of Company common stock at a fixed price of $0.192 per share (120% of the exercise price of the warrant issued in connection with the Loan), subject to price adjustments for certain actions, including dilutive issuances, representing 7% warrant coverage on the gross proceeds of the Loan. The Company has granted the Finder customary “piggy-back” registration rights with respect to the shares issuable upon exercise of the warrant.

F-25

AUDITED

FINANCIAL STATEMENTS

PRATUM, INC.

DECEMBER 31, 2021

F-26

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Shareholder of

Pratum, Inc.

Ankeny, Iowa

Opinion

We have audited the financial statements of Pratum, Inc. (the Company), which comprise the balance sheets as of December 31, 2021 and 2020, the related statements of operations and changes in retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-27

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Rochester, New York

March 15, 2022

F-28

Pratum, Inc.
BALANCE SHEETS

	12/31/2021	12/31/2020

ASSETS
Current assets:
Cash	$893,165	$915,866
Accounts receivable	211,868	421,804
Accounts receivable unbilled	304,821	0
Prepaid expenses and other current assets	52,705	255,351
Total current assets	1,462,559	1,593,021
Right of use asset - lease, net	1,671,536	1,756,479
Property and equipment, net	56,773	94,908
Other asset	50,000	0
Total assets	$3,240,868	$3,444,408

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$57,530	$41,415
Accrued expenses	102,109	115,874
Deferred revenue	140,351	77,766
Operating lease liability - short-term	71,226	67,088
Total current liabilities	371,216	302,143

Long-term obligations:
Operating lease liability - long-term	1,637,508	1,708,734
Total liabilities	2,008,724	2,010,877

Stockholder’s equity
Common stock, no par value, 10,000 shares authorized, 91 shares issued and outstanding	0	0
Retained earnings	1,232,144	1,433,531
Total stockholder’s equity	1,232,144	1,433,531
Total liabilities and stockholder’s equity	$3,240,868	$3,444,408

See notes to financial statements

F-29

Pratum, Inc.
STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
Years Ended December 31,

	2021	2020

Revenue	$4,430,235	$4,053,165

Operating Expenses	4,274,963	3,785,518

Operating Income	155,272	267,647

Other Income (expense):
Interest income	589	560
Interest expense	(99)	(2,309)
Total interest income (expense)	490	(1,749)
Loss on sale of asset	(729)	0
PPP loan forgiveness	0	396,209
Total other (expense) income	(239)	394,460

Net Income	155,033	662,107
Retained earnings, beginning of year	1,433,531	779,424
Distributions	(356,420)	(8,000)
Retained earnings, end of year	$1,232,144	$1,433,531

See notes to financial statements

F-30

Pratum, Inc.
STATEMENTS OF CASH FLOWS
Years Ended December 31,

	2021	2020
Cash flows from operating activities:
Net income	$155,033	$662,107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,085	36,982
Loss on Sale of property and equipment	729	0
Forgiveness of Indebtedness	0	(393,900)
(Increase) decrease in assets:
Accounts receivable	(94,885)	(13,744)
Prepaid expenses and other assets	202,646	(52,826)
Increase (decrease) in liabilities:
Accounts payable	16,115	(5,677)
Deferred revenue	62,585	49,023
Accrued expenses/Lease	4,091	9,953
Accrued retirement	0	9,000
Net cash provided by operating activities	372,399	300,918

Cash flows from investing activities:
Purchase of property and equipment	(11,180)	0
Proceeds from sale of property and equipment	22,500	0
Purchase of other asset	(50,000)	0
Net cash used by investing activities	(38,680)	0

Cash flows from financing activities:
Distributions	(356,420)	(8,000)
PPP Loan proceeds	0	393,900
Net cash provided (used) by financing activities	(356,420)	385,900

Net increase (decrease) in cash	(22,701)	686,818

Cash, beginning of year	915,866	229,048

Cash, end of year	$893,165	$915,866

See notes to financial statements

F-31

Pratum, Inc.

Notes to Audited Financial Statements

Note 1. Nature of Operations and Basis of Presentation

Pratum, Inc. (“Pratum, Inc.” or the “Company”) is an information security services firm headquartered in Des Moines, Iowa. Services provided include consulting & advisory, assessments & testing, compliance and security operations to the Healthcare, Banking, Technology and SAAS Providers, Retail and Manufacturing industries in the United States.

The accompanying audited financial statements of Pratum, Inc. included herein have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S.) (“GAAP”).

Note 2. Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable - Credit is granted to substantially all customers throughout the United States. The Company carries its accounts receivable at invoice amount; it does not have a reserve for doubtful accounts as substantially all accounts are received in full. The Company’s policy is to not accrue interest on past due receivables.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in financial institutions. The cash accounts occasionally exceed the federally insured deposit amount; however, management does not anticipate nonperformance by financial institutions. Management reviews the financial viability of these institutions on a periodic basis.

Property and Equipment - Property and equipment are recorded at cost and are depreciated over their estimated useful lives for financial statement purposes. The cost of improvements to leased properties is amortized over the shorter of the lease term or the life of the improvement. Maintenance and repairs are charged to expense as incurred while improvements are capitalized.

Accounting for the Impairment or Disposal of Long-Lived Assets - The Company follows provisions of FASB ASC 360 “Property, Plant and Equipment” in accounting for the impairment of disposal of long-lived assets. This standard specifies, among other things, that long-lived assets are to be reviewed for potential impairment whenever events or circumstances indicate that the carrying amounts may not be recoverable. The Company determined that there was no impairment of long-lived assets during 2021 and 2020.

Fair Value of Financial Instruments - The carrying amounts reported in the balance sheets for cash, accounts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate short-term maturity of these financial instruments.

Revenue Recognition - The Company’s total revenue recognized from contracts from customers was comprised of two major categories: Cybersecurity Projects and Cybersecurity Managed Security Service Provider (MSSP). The categories depict how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors. There were no material unsatisfied performance obligations on December 31, 2021 or December 31, 2020, for contracts with an expected original duration of more than one year. The following table summarizes the revenue recognized by the major services:

	Years Ended December 31,
	2021	2020
Cybersecurity Projects	$1,503,557	$1,151,966
Cybersecurity MSSP	2,808,178	2,901,199
Other	118,500	0
Total Revenue	$4,430,235	$4,053,165

F-32

Note 2. Summary of Significant Accounting Policies, continued

Cybersecurity projects

Cybersecurity projects revenue includes performing cybersecurity assessments, testing, training, and analysis.

•	Cybersecurity assessments, testing, and training services are considered distinct performance obligations when sold stand alone or with other products. These contracts generally have terms of one year or less. For substantially all these contracts, revenue is recognized when the specific performance obligation is satisfied. If the contract has multiple performance obligations, the revenue is recognized when the performance obligations are satisfied. Depending on the nature of the service, the amounts recognized are based on an allocation of the transaction price to each performance obligation based on a relative standalone selling price of the products sold.

•	In substantially all agreements, a 40% to 60% down payment is required before work is initiated. Down payments received are deferred until revenue is earned. Upon completion of performance obligation of service, payment terms are 30 days.

Cybersecurity MSSP

Cybersecurity MSSP revenue includes ongoing virtual Chief Information Security Officer (vCISO) and Virtual Security Operations Center (vSOC).

•	The Company generates revenue via fixed price service agreements. These are based on periodic billings of a fixed dollar amount for recurring services of a similar nature performed according to the contractual arrangements with clients. The revenues are recognized at time of service.

•	Based on historical experience, the Company believes that collection is reasonably assured.

•	During the years ended December 31, 2021 and 2020, respectively, the company’s top three customers represented 13% and 21% of revenue. One customer was in the top three in both 2021 and 2020.

Leases - At contract inception, the Company determines whether the arrangement is or contains a lease and determines the lease classification. The lease term is determined based on the non-cancellable term of the lease adjusted to the extent optional renewal terms and termination rights are reasonably certain. Lease expense is recognized evenly over the lease term. Variable lease payments are recognized as period costs. The present value of remaining lease payments is recognized as a liability on the balance sheet with a corresponding right-of-use asset adjusted for prepaid or accrued lease payments. The Company uses its incremental borrowing rate for the discount rate unless the interest rate implicit in the lease contract is readily determinable. The Company has adopted the practical expedients to not separate non-lease components from lease components and to not present short-term leases on the balance sheet. See Note 7 for further disclosure regarding lease accounting.

Income Taxes - The Company has elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, the Company is generally not subject to corporate income taxes and the Company’s net income or loss is reported on the individual tax return of the stockholder of the Company. Therefore, no provision or liability for income taxes is reflected in the financial statements. Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the financial statements to comply with provisions set forth in Accounting Standards Codification (ASC) section 740, Income Taxes. The following years are open and remain subject to examination by the Internal Revenue Service 2018, 2019, and 2020.

Note 3. Property and Equipment

Property and equipment consists of:

Category	Depreciable Lives	December 31, 2021	December 31, 2020

Software	3 Years	$8,028	$8,028
Equipment	3 - 5 Years	74,166	109,011
Furniture and Fixtures	5 Years	112,937	105,467
		195,131	222,506

Accumulated Depreciation		(138,358)	(127,598)
Net Property and Equipment		$56,773	$94,908

Depreciation expense was $26,085 and $36,982 for the years ended December 31, 2021 and 2020, respectively.

F-33

Note 4. Deferred Revenue and Performance Obligations

Deferred Revenue

Deferred revenue, which is a contract liability, consists primarily of payments received and accounts receivable recorded in advance of revenue recognition under the Company’s contracts with customers and is recognized as the revenue recognition criteria are met.

Revenue recognized during the years ended December 31, 2021 and 2020, that was included in the deferred revenue balances at the beginning of the respective periods, was approximately $78,000 and $29,000, respectively.

As of December 31, 2021, the Company has approximately $140,000 of deferred revenue, all of which is expected to be recognized in the next twelve months.

Transaction Price Allocated to the Remaining Performance Obligations

Transaction price allocated to the remaining performance obligations represents all future, non-cancelable contracted revenue that has not yet been recognized, inclusive of deferred revenue that has been invoiced and non-cancelable amounts that will be invoiced and recognized as revenue in future periods.

As of December 31, 2021, total remaining non-cancelable performance obligations under the Company’s contracts with customers was approximately $2,800,000. The Company expects to recognize approximately $1,700,000 of this revenue over the next 12 months.

Note 5. CARES Act

Paycheck Protection Program (“PPP”) Loan - On April 8, 2020, the Company entered into a U. S. Small Business Administration (“SBA”) Note Payable agreement (the “Note”) with Veridian Credit Union (“Lender”) under the Paycheck Protection Program (15 U.S.C. § 636(a)(36)) enacted by Congress under the Coronavirus Aid, Relief and Economic Security Act (the “Act”). The Note provided funding for working capital to the Company in the amount of $393,900 and was restricted to certain uses and could not have been used to repay debt. The interest rate on the Note was fixed at 1.00% and was accrued until forgiveness. The Act (including the guidance issued by SBA and U.S. Department of the Treasury related thereto) provided that all or a portion of this Note could be forgiven upon request from Borrower to Lender, subject to requirements in the Note and Act. The Company received 100% forgiveness of the loan on November 16, 2020. Total amount forgiven was $396,209 including interest.

Note 6. Employee Retirement Plans

Simple IRA Plan - The Company offers a Simple IRA plan as a retirement plan for eligible employees who earn at least $5,000 of annual compensation. Eligible employees may elect to contribute a percentage of their compensation up to a maximum of $13,500, with a Catch-Up Limit of $3,000 for those 50 and older. The Company matches employee contributions to the plan up to 3% of eligible employee’s salaries. For the twelve months ended December 31, 2021 and 2020, the Company contributed $71,545 and $62,502, respectively.

Note 7. Lease

Beginning on October 15, 2019, the Company leases its headquarters facility under an operating lease agreement that expires on December 31, 2034. The Company has the option to extend the lease for two successive five-year periods. The extension periods are not considered reasonably certain and are not included in the calculation of the right of use asset or liability. Rent expense is $171,813 annually during the first five years of the lease. Thereafter, on each fifth-year anniversary, it increases by the lower of 10%, or the percentage increase in the Consumer Price Index over the beginning and end of the previous five years term.

F-34

Note 7. Lease, continued

Supplemental balance sheet information related to the lease on December 31, is as follows:

Description	Classification	2021	2020

Right of Use Asset - Lease, net	Other assets (non-current)	$1,671,536	$1,756,479

Operating Lease liability - Short-term	Accrued liabilities	71,226	67,088
Operating Lease liability - Long-term	Other long-term liabilities	1,637,508	1,708,734
Total operating lease liability		$1,708,734	$1,775,822

Discount rate - operating lease			6.0%

Note 8. Contingencies

In the normal course of business, there may be various matters in litigation and other contingencies. These include employment related claims and claims from clients. While it is not possible to predict the outcome of these suits, legal proceedings, or claims with certainty, management is of the opinion that provisions for potential losses associated with these matters are not currently necessary, and that the ultimate resolution of these matters will not have a material adverse effect on our financial position and results of operations.

Note 9. Subsequent Events

Stock Purchase Agreement - On January 31, 2022, the David A. Nelson, Jr. Living Trust (“Seller”); David A. Nelson, Jr. (the “Beneficiary” and, together with Seller, the “Seller Parties”); and Pratum, Inc., entered into a Stock Purchase Agreement (the “Agreement”), with Infinite Group, Inc., a Delaware corporation (the “Buyer”).

Pursuant to the Agreement, Buyer agreed to acquire all of the issued and outstanding equity securities of the Company (the “Acquisition”) for an aggregate purchase price of $8,500,000 (the “Acquisition Consideration”), subject to customary purchase price adjustments for, among other things, indebtedness of the Company as of the closing. $8,000,000 of the Acquisition Consideration will be paid to the Seller Parties at closing and $500,000 of the Acquisition Consideration will be deposited at closing with an escrow agent to be held in escrow for a period of six months. The escrow amount may be used to account for indemnification claims and any post-closing adjustment of the Acquisition Consideration.

The closing of the Acquisition is subject to customary conditions, including, among others, (i) receipt of any necessary regulatory approvals and licenses, (ii) the absence of any litigation or governmental order that restrains, prevents or materially alters the transactions contemplated by the Agreement, (iii) the accuracy of the parties’ representations and warranties contained in the Agreement remaining true as of closing (subject to certain qualifications), (iv) the Company’s and the Seller Parties’ material compliance with the covenants and agreements in the Agreement, and (v) the Buyer obtaining sufficient debt or equity financing to fund the Acquisition Consideration. The Buyer expects the transaction to close in the first half of 2022.

The Agreement also contains customary pre-closing covenants, including the obligation of the Company and the Seller Parties to cause the Company to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without the written consent of the Buyer.

Subsequent events have been evaluated through March 15, 2022, which is the date the financial statements were available to be issued.

************

F-35

Up to 2,000,000 Units

,

Each Consisting of

One Share of Common Stock and

Two Redeemable Warrants to Purchase Shares of Common Stock

Up to 2,000,000 Pre-funded Units, Each Consisting of One Pre-funded Warrant to Purchase One Share of Common Stock and Two Redeemable Warrants to Purchase Shares of Common Stock

______________________

PROSPECTUS

______________________

Lead Book-Running Manager

Aegis Capital Corporation

      , 2022

Through and including     , 2022 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

F-36

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the registration of the securities hereunder. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$3,268
Nasdaq listing fees	75,000
FINRA filing fees	5,788
Accounting fees and expenses	20,000
Legal fees and expenses	300,000
Miscellaneous fees and expenses*	25,000
Total	$429,056

* To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our Certificate of Incorporation, as amended, provides for this limitation of liability.

Section 145 of the DGCL, or Section 145, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), because such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the corporation’s best interests and, concerning any criminal action or proceeding, had no reasonable cause to believe that their conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending, or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Our Certificate of Incorporation, as amended, provides that we will indemnify a director of the Company against actions brought by the Company or by its stockholders alleging breach of fiduciary duty, except for liability: (1) for any breach of the director’s duty of loyalty to the Company or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under §174 of the DGCL; or (4) for any transaction from which the director derived an improper benefit.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

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In addition, we intend to enter into new indemnification agreements with all of our directors and executive officers prior to the completion of this offering. In general, these agreements provide that we will indemnify the executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as an executive officer or director of our company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that an executive officer or director makes a claim for indemnification and establish certain presumptions that are favorable to the executive officer or director.

In addition, upon consummation of this offering, we intend to obtain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

The underwriting agreement we will enter into in connection with the offering of securities being registered hereby provides that the underwriter will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act.

(a) Exchanges Exempt Under Section 3(a)(9) of the Securities Act

On November 2, 2021, the Company entered into a subscription agreement with its Vice President of Business Development, Richard Popper whereby Mr. Popper agreed to purchase an aggregate amount of 37,037 shares of the Company’s common stock, par value $0.001 per share, at $2.70 per share, in exchange for the conversion and cancellation of an aggregate of $100,000 principal amount of an existing promissory note held by Mr. Popper.

On April 29, 2022, Mast Hill exercised the warrant issued to them on November 3, 2021 in full on a cashless basis and acquired 31,861 shares of Common Stock.

(b) Sales Exempt Under Section 4(a)(2) of the Securities Act

On April 30, 2021, the Company issued 1,852 shares with a value of $6.2775 per share, or $11,625, to a consultant for services to be rendered from April 1, 2021 to September 30, 2021.

On May 7, 2021, the Company issued 7,408 shares with a value of $6.2775 per share, or $46,500, for consulting services to be rendered from March 1, 2021 to February 28, 2023.

On June 22, 2021, two non-executive employees exercised stock options of the Company. The issuances were for 741 and 2,371 shares at prices of $0.81 and $2.565, respectively.

On June 25, 2021, a non-executive employee exercised stock options of the Company. The issuances were for 7,408 shares at a price of $1.11375.

On July 6, 2021, a non-executive employee exercised stock options of the Company. The issuances were for 1,852 shares at a price of $1.35.

On September 10, 2021, two non-executive employees exercised stock options of the Company. The issuances were for 2,963 and 3,889 shares at prices of $1.08 and $1.08, respectively.

On September 16, 2021, three executives exercised stock options of the Company. The issuances were for 18,519, 18,519 and 29,630 shares at prices of $1.08, $1.08 and $1.08, respectively.

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On November 3, 2021, the Company issued a 5-year warrant to Mast Hill to purchase 51,852 shares of Company common stock at a fixed price of $4.32 per share in connection with a financing arrangement. Additionally, in the event of a default under the loan or if the Company elects to pre-pay the Loan, the lender has the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $2.70 per share.

On November 3, 2021, the Company issued a 5-year warrant to J.H. Darbie & Co., Inc. to purchase 5,931 shares of Company common stock at a fixed price of $5.184 per share in connection with services provided for a financing arrangement.

On November 29, 2021, two non-executive employees exercised stock options of the Company. The issuances were for 741 and 1,852[50,000] shares at prices of $0.81 and $0.81, respectively.

On February 15, 2022, the Company issued a 5-year warrant to Mast Hill to purchase 34,260 shares of Company common stock at a fixed price of $4.32 per share in connection with a financing arrangement. Additionally, in the event of a default under the loan or if the Company elects to pre-pay the Loan, the lender has the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $2.70 per share.

On February 15, 2022, the Company issued a 5-year warrant to J.H. Darbie & Co., Inc. to purchase 4,497 shares of Company common stock at a fixed price of $5.184 per share in connection with services provided for a financing arrangement.

On April 12, 2022, the Company issued a 5-year warrant to Talos Victory Fund, LLC to purchase 27,408 shares of Company common stock at a fixed price of $4.32 per share in connection with a financing arrangement. Additionally, in the event of a default under the loan or if the Company elects to pre-pay the Loan, the lender has the right to convert any portion or all of the outstanding and unpaid principal and interest into fully paid and non-assessable shares of the Company’s common stock at a conversion price of $2.70 per share.

On April 12, 2022, the Company issued a 5-year warrant to J.H. Darbie & Co., Inc. to purchase 3,598 shares of Company common stock at a fixed price of $5.184 per share in connection with services provided for a financing arrangement.

The securities described above were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The recipients of the securities in the transactions described above acquired the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. Appropriate legends were affixed to the instruments representing such securities issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits to this registration statement included in the Index to Exhibits are incorporated by reference.

INDEX TO EXHIBITS

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
3.1	Certificate of Incorporation of the Company dated April 29, 1993 (incorporated herein by reference from the Company’s Registration Statement on Form S-1 (File# 33-61856).
3.2

Certificate of Amendment of Certificate of Incorporation dated December 31, 1997 (incorporated herein by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997).

3.3

Certificate of Amendment of Certificate of Incorporation dated February 3, 1999 (incorporated herein by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998).

3.4

Certificate of Amendment of Certificate of Incorporation dated February 28, 2006 (incorporated herein by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005).

3.5	By-Laws of the Registrant (incorporated herein by reference from the Company’s Registration Statement on Form S-1 (File# 33-61856).
3.7

Form of Certificate of Amendment of Certificate Incorporation of the Registrant (Proposed Reverse Stock Split) (incorporated herein by reference to Company’s Registration Statement on Form S-1 filed on January 14, 2022).

4.1	Specimen Stock Certificate (incorporated herein by reference from the Company’s Registration Statement on Form S-1 (File# 33-61856).
4.2*	Form of Redeemable Warrant
4.3*	Form of Pre-funded Warrant
4.4*	Form of Underwriter’s Warrant
5.1*	Opinion of Harter Secrest & Emery, LLP
10.1†	2009 Stock Option Plan (incorporated herein by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008).

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10.2	Form of Stock Option Agreement (incorporated herein by reference from the Company’s Registration Statement on Form S-1 (File# 33-61856).
10.3	Promissory Note dated August 13, 2003 in favor of Carle C. Conway (incorporated herein by reference to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002).
10.4

Modification Agreement No. 3 to Promissory Notes between Allan Robbins and the Company dated October 1, 2005 (incorporated herein by reference to Exhibit 10.20 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005).

10.5

Collateral Security Agreement between the Company and Northwest Hampton Holdings, LLC dated February 15, 2006 (incorporated herein by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10- KSB for the fiscal year ended December 31, 2005).

10.6

Collateral Security Agreement between the Company and Allan Robbins dated February 15, 2006 (incorporated herein by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005).

10.7

Purchase and Sale Agreement between the Company and Amerisource Funding, Inc. dated May 21, 2004 (incorporated herein by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006).

10.8

Account Modification Agreement between the Company and Amerisource Funding, Inc. dated August 5, 2005 (incorporated herein by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006).

10.9

Promissory Note between Northwest Hampton Holdings, LLC and the Company dated September 30, 2009 (incorporated herein by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009).

10.10

Demand Promissory Note between Allan M. Robbins and the Company dated August 13, 2010 (incorporated herein by reference to Exhibit 10.31 to the Company’s Quarter Report on Form 10-Q for the quarterly period ended September 30, 2010).

10.11

Stock Option Agreement between the Company and Donald W. Reeve dated September 5, 2013 (incorporated herein by reference to Exhibit 10.33 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

10.12

Stock Option Agreement between the Company and Donald W. Reeve dated December 1, 2014 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 4, 2014).

10.13

Software Assets Purchase Agreement between the Company and UberScan, LLC and Christopher B. Karr and Duane Pfeiffer (incorporated herein by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014).

10.14

Amendment to Promissory Note between the Company and Northwest Hampton Holdings, LLC dated December 31, 2015 (incorporated herein by reference to Exhibit 10.41 to the Company’s Current report on Form 10-K for the fiscal year ended December 31, 2017).

10.15

Promissory Note between the Company and James Leonardo Managing Member of a Limited Liability Corporation to be formed dated March 14, 2016 (incorporated herein by reference to Exhibit 10.38 to the Company’s Current report on Form 10-K for the fiscal year ended December 31, 2017).

10.16

Stock Option Agreement between the Company and Donald W. Reeve dated September 30, 2016 (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarter Report on Form 10-Q for the quarterly period ended September 30, 2016).

10.17

Line of Credit and Note Agreement between the Company and Andrew Hoyen dated July 18, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarter Report on Form 10-Q for the quarterly period ended June 30, 2017).

10.18

Stock option agreement between the Company and Andrew Hoyen dated July 18, 2017 for 400,000 common shares (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarter Report on Form 10-Q for the quarterly period ended June 30, 2017).

10.19

Stock option agreement between the Company and Andrew Hoyen dated July 18, 2017 for 100,000 common shares (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarter Report on Form 10-Q for the quarterly period ended June 30, 2017).

10.20

Line of Credit and Note Agreement between the Company and Harry Hoyen dated September 21, 2017 (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarter Report on Form 10-Q for the quarterly period ended September 30, 2017).

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10.21

Amendment to Promissory Note between the Company and Northwest Hampton Holdings, LLC dated December 8, 2016 (incorporated herein by reference to Exhibit 10.43 to the Company’s Current report on Form 10-K for the fiscal year ended December 31, 2017).

10.22

Modification #1 to Line of Credit Note and Agreement between Harry Hoyen and the Company dated December 28, 2017 (incorporated herein by reference to Exhibit 10.44 to the Company’s Current report on Form 10-K for the fiscal year ended December 31, 2017).

10.23

Stock option agreement between the Company and Harry Hoyen dated December 28, 2017 for 400,000 common shares (incorporated herein by reference to Exhibit 10.45 to the Company’s Current report on Form 10-K for the fiscal year ended December 31, 2017).

10.24

Stock option agreement between the Company and Harry A. Hoyen III dated May 14, 2019 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 16, 2019).

10.25†	2019 Stock Option Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 22, 2019).
10.26

Stock option agreement between the Company and Andrew Hoyen dated December 10, 2019 (incorporated herein by reference to Exhibit 10.49 to the Company’s Current report on Form 10-K for the fiscal year ended December 31, 2019).

10.27

Stock Option Agreement between the Company and Donald W. Reeve dated December 23, 2019 (incorporated herein by reference to Exhibit 10.50 to the Company’s Current report on Form 10-K for the fiscal year ended December 31, 2019).

10.28

Stock Option Agreement between the Company and James Villa dated December 23, 2019 (incorporated herein by reference to Exhibit 10.51 to the Company’s Current report on Form 10-K for the fiscal year ended December 31, 2019).

10.29

Stock option agreement between the Company and Andrew Hoyen dated December 23, 2019 (incorporated herein by reference to Exhibit 10.52 to the Company’s Current report on Form 10-K for the fiscal year ended December 31, 2019).

10.30

Small Business Administration Note Payable Agreement with Upstate Bank (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarter Report on Form 10-Q for the quarterly period ended March 31, 2020).

10.31†	2020 Stock Option Plan (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarter Report on Form 10-Q for the quarterly period ended March 31, 2020).
10.32

Amendment to Promissory Note between the Company and Northwest Hampton Holdings, LLC dated November 17, 2020 (incorporated herein by reference to Exhibit 10.55 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020).

10.33

Promissory Note between Donald Reeve and the Company dated December 30, 2020 (incorporated herein by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020).

10.34

Second Amended Settlement Agreement between the Company and the Pension Benefit Guaranty Corporation dated April 12, 2021 (incorporate herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 17, 2021).

10.35

Stock Purchase Agreement, dated November 3, 2021, by and between the Company and Mast Hill Fund, L.P. (incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).

10.36	Promissory Note, issued November 3, 2021, by the Company to Mast Hill Fund, L.P. (incorporated herein by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q on November 15, 2021).
10.37	Warrant, issued November 3, 2021, by the Company to Mast Hill Fund, L.P. (incorporated herein by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).
10.38

Warrant, issued November 3, 2021, by the Company to J.H. Darbie & Co., Inc. (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).

10.39

Subscription Agreement, dated November 2, 2021, by and between the Company and Richard Popper (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on November 15, 2021).

10.40*	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.
10.41†	2021 Equity Incentive Plan (incorporated herein by reference to Company’s Registration Statement on Form S-1 filed on January 14, 2022).
10.42

Stock Purchase Agreement, dated January 31, 2022, between the Company, David A. Nelson, Jr. Living Trust, David A. Nelson, Jr., and Pratum, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 2, 2022).

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10.43

Stock Purchase Agreement, dated February 11, 2022, by and between the Company and Mast Hill Fund, L.P. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 18, 2022).

10.44

Promissory Note, issued February 11, 2022, by the Company to Mast Hill Fund, L.P. (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 18, 2022).

10.45	Warrant, issued February 11, 2022, by the Company to Mast Hill Fund, L.P. (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 18, 2022).
10.46	Warrant, issued February 11, 2022, by the Company to J.H. Darbie & Co., Inc. (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on February 18, 2022).
10.47

Amendment No. 1, dated February 18, 2022, by and between the Company and Mast Hill Fund, L.P. (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on February 18, 2022).

10.48

First Amendment to Stock Purchas Agreement, dated March 28, 2022, by and between Infinite Group, Inc., David A. Nelson, Jr. Living Trust, David A. Nelson, Jr. and Pratum, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 30, 2022).

10.49

Modification Agreement to Promissory Note originally dated December 30, 2020 between the Company and Donald Reeve dated March 31, 2022 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 1, 2022)

10.50

Modification Agreement to Promissory Note originally dated May 25, 2021 between the Company and Donald Reeve dated March 31, 2022 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 1, 2022)

10.51

Stock Purchase Agreement, dated April 12, 2022, by and between the Company and Talos Victory Fund, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 15, 2022).

10.52

Promissory Note, issued April 12, 2022, by the Company to Talos Victory Fund, LLC (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 15, 2022).

10.53	Warrant, issued April 12, 2022, by the Company to Talos Victory Fund, LLC (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 15, 2022).
10.54	Warrant, issued April 12, 2022, by the Company to J.H. Darbie & Co., Inc. (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 15, 2022).
14	Form of Code of Business Conduct and Ethics (incorporated herein by reference to Company’s Registration Statement on Form S-1 filed on January 14, 2022).
21.1	Subsidiary of the Registrant (incorporated herein by reference to Company’s Registration Statement on Form S-1 filed on January 14, 2022).
23.1*	Consent of Freed Maxick, LLP, independent registered public accounting firm
23.2*	Consent of Harter Secrest & Emery, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated herein by reference to the signature page of the Company’s Registration Statement on Form S-1 filed on January 14, 2022)
99.1	Form of Audit Committee Charter (incorporated herein by reference to Company’s Registration Statement on Form S-1 filed on January 14, 2022).
99.2	Form of Compensation Committee Charter (incorporated herein by reference to Company’s Registration Statement on Form S-1 filed on January 14, 2022).
99.3	Form of Nominating and Corporate Governance Committee Charter (incorporated herein by reference to Company’s Registration Statement on Form S-1 filed on January 14, 2022).
99.4	Consent of Kenneth Edwards (incorporated herein by reference to Company’s Registration Statement on Form S-1 filed on January 14, 2022).
99.5	Consent of Teresa Bair (incorporated herein by reference to Company’s Registration Statement on Form S-1 filed on January 14, 2022).
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document
107*	Filing Fee Table

*	Filed herewith.

**	To be filed by Amendment

†	Management contract or compensatory plan or arrangement

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Pittsford, State of New York, on May 4, 2022.

INFINITE GROUP, INC.

/s/ James Villa
James Villa
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Villa	Chief Executive Officer and Director	May 4, 2022
James Villa	(Principal Executive Officer)

/s/ Richard Glickman	Vice President of Finance and Chief Accounting Officer	May 4, 2022
Richard Glickman	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board	May 4, 2022
Donald W. Reeve

/s/ Andrew Hoyen	President, Chief Operating Officer and Director	May 4, 2022
Andrew Hoyen

*By: /s/ Richard Glickman
Richard Glickman, As Attorney-in-fact

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